As filed with the Securities and Exchange Commission on February 12, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	7373	90-0471969
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

125 Park Avenue, 25th Floor
New York, NY 10017
(212) 921-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Fox
Chief Executive Officer
125 Park Avenue, 25th Floor
New York, NY 10017
(212) 921-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Richard A. Friedman
Stephen A. Cohen
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	42,357,784	$2.76	$116,907,483.84	$12,754.61

(1)
 Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock as may be issued to the Selling Stockholders because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

(2)
 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Registrant’s common stock on February 9, 2021, as quoted on the OTC Pink Marketplace.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2021

PROSPECTUS

Charge Enterprises, Inc.

42,357,784 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 42,357,784 shares of our common stock, par value $0.0001 per share (the “Shares”), which includes 27,555,556 shares of our common stock issuable upon the conversion of convertible promissory notes (the “Notes”), 7,600,000 shares of our common stock issuable upon the exercise of warrants (the “Warrants”) and 7,202,228 shares of common stock which are held by the selling stockholders (the “Selling Stockholders”) identified in the prospectus, including their transferees, pledgees or donees or their respective successors. The Shares issued or issuable by us to the Selling Stockholders were sold in two separate private placement transactions that were completed on May 8, 2020 and November 3, 2020. The Notes and Warrants are subject to a blocker provision (the "Blocker"), which restricts the conversion of the Notes and exercise of a Warrant if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would beneficially own in excess of 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such conversion and/or exercise).

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash. For a description of the transaction pursuant to which this resale registration statement relates, please see “Prospectus Summary – The Offering.”

The Selling Stockholders will sell their shares of common stock at $2.75 per share until our shares are quoted on the OTCQX, OTCQB or listed on a national securities exchange, and thereafter, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, including, without limitation, in one or more transactions that may take place by ordinary brokerage transactions, privately-negotiated transactions or through sales to one or more underwriters or broker-dealers for resale. We provide more information about how a Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 48.

We will bear all costs relating to the registration of the Shares, other than any legal or accounting costs or commissions of the Selling Stockholders.

Our common stock is presently quoted on the OTC Pink tier of the OTC Markets Group, Inc. under the symbol “CRGE.” The closing price for our common stock on February 9, 2021, as reported by the OTC Pink, was $2.88 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Prior to the acquisition of PTGi International Carrier Services Inc. and GetCharged, Inc. in October 2020, we were a “shell company” as defined in Rule 405 of the Securities Act.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is , 2021

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	5
RISK FACTORS	10
USE OF PROCEEDS	25
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	26
SELECTED HISTORICAL FINANCIAL DATA	27
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
BUSINESS	38
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	44
EXECUTIVE COMPENSATION	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
SELLING STOCKHOLDERS	51
PLAN OF DISTRIBUTION	52
DESCRIPTION OF SECURITIES	54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
LEGAL MATTERS	56
EXPERTS	56
WHERE YOU CAN FIND MORE INFORMATION	57
INDEX TO FINANCIAL STATEMENTS	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Charge,” “we,” “us,” and “our” refer to Charge Enterprises, Inc. and its subsidiaries.

Overview

Charge Enterprises, Inc. is a portfolio of global businesses with the vision of connecting people everywhere with communications, infrastructure and transportation.

We’re a company that shares our success with all stakeholders with three distinct divisions.

●
Charge Communications, with a strategy offering Unified Communication as a Service (UCaaS) and Communication as a Platform Service (CPaaS), providing termination of both voice and data to Carriers and Mobile Network Operators (MNO’s) globally for over 2 decades.

●
Charge Infrastructure, addresses last mile micro-mobility by offering patented, unique and problem-solving infrastructure solutions to cities globally.

●
Charge Transport, with a strategy of building out new delivery routes globally, adding electrification and autonomous capability to deliver 10’s of millions of parcels a day whilst constantly innovating and utilizing our shared resources.

Charge Enterprises, where communications and transportation are changing faster than ever before. Our strategy is to do the unglamorous part of connecting your phone calls, delivering your packages, and powering micro-mobility.

COVID-19’s impact has been unprecedented with many people either working from home or furloughed, the demand on physical and digital networks has been enormous with traffic up in some countries by 40% in a matter of weeks. Last mile delivery, infrastructure and telecoms perceived as one of the least impacted sectors by the global pandemic.

The crisis has caused companies and individuals to think about what exactly this new normal will look like with increased communications, infrastructure / micro-mobility and transport options.

We see a huge opportunity to capitalize on this sector, when you work with us expect to be treated like a PEER: Prompt Ethical Empathetic Reliable.

We operate our current business through a number of subsidiaries which we have recently acquired and/or formed.

Communications Division

Our Communications Division is based upon the services offered by our wholly-owned subsidiary, PTGi International Carrier Services Inc. (“PTGi”), which was acquired in October 2020. Specifically, on October 2, 2020, we entered into a stock purchase agreement with the shareholders of PTGi pursuant to which we agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000 (the “PTGi Acquisition”). The closing of the PTGi Acquisition occurred on October 31, 2020.

Infrastructure Division

Our Infrastructure Division is based upon the services offered by our wholly-owned subsidiary, GetCharged Inc. (“GetCharged”), which was acquired in September 2020. Specifically, on September 25, 2020, we entered into a stock acquisition agreement with the shareholders of GetCharged, pursuant to which we agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of our common stock. The closing of the GetCharged acquisition occurred on October 12, 2020.

Transportation Division

Our Transportation Division is intended to be based upon the services offered by companies that we are seeking to acquire.

On August 10, 2020, Transworld Enterprises, Inc, our wholly owned subsidiary (“Transworld Enterprises”) entered into an asset purchase agreement with Romolos Corp (“Romolos”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of Romolos for an aggregate purchase price of $900,000 (the “Romolos Acquisition”). Romolos is a privately-held transportation company that operates Federal Express (“FedEx”) home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the Romolos Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the Romolos Acquisition did not close by the date set forth in the agreement and Transworld Enterprises has decided to no longer pursue this transaction.

On August 27, 2020, the Company entered into an asset purchase agreement with APS Transportation, Inc. (“APS”) pursuant to which the Company agreed to acquire substantially all of the assets of APS for an aggregate purchase price of $525,000 (the “APS Acquisition”). APS is a privately-held transportation company that operates FedEx home and ground routes in the NYC area. The obligation of the Company to consummate the APS Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the APS Acquisition did not close by the date set forth in the agreement and Transworld Enterprises has decided to no longer pursue this transaction.

We will continue to seek out other opportunities that provide instant delivery or last mile services in the transportation sector.

Recent Developments

On May 8, 2020, the Company acquired 100% of the outstanding equity interests in Transworld Enterprises, Inc. (“Transworld”) in exchange for 1,000,000 shares of its Series D convertible preferred stock and 1,000,000 shares of its Series F convertible preferred stock. The Series D convertible preferred stock converts into 80% of the Company’s issued and outstanding shares of common stock upon the consummation of the Reverse Stock Split. The Series F convertible preferred stock converts at any time into 80% of the Company’s issued and outstanding shares of common stock and shall vote on an as converted basis. In connection with the transaction all prior officers and directors of the Company resigned and new officers and directors from Transworld were appointed as officers and directors of the Company.

On May 8, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (collectively, the “May 2020 Notes”). In connection with the issuance of the May 2020 Notes, we issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”). The Series G Preferred Stock automatically converted into shares of our common stock upon consummation of a reverse stock split that was effected on October 6, 2020.

In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC.

Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes.

On August 12, 2020, Transworld Enterprises entered into an asset purchase agreement with Romolos Corp (“Romolos”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of Romolos for an aggregate purchase price of $900,000 (the “Romolos Acquisition”). Romolos is a privately-held transportation company that operates Federal Express (“FedEx”) home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the Romolos Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the Romolos Acquisition did not close by the date set forth in the agreement and Transworld Enterprises has decided to no longer pursue this transaction.

On August 12, 2020, the Company entered into an asset purchase agreement with APS Transportation, Inc. (“APS”) pursuant to which the Company agreed to acquire substantially all of the assets of APS for an aggregate purchase price of $525,000 (the “APS Acquisition”). APS is a privately-held transportation company that operates FedEx home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the APS Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the APS Acquisition did not close by the date set forth in the agreement and the Company has decided to no longer pursue this transaction.

On September 25, 2020, the Company entered into a stock acquisition agreement with the shareholders of GetCharged, Inc. (“GetCharged”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of the Company’s common stock (the “GetCharged Acquisition”). The closing of the GetCharged Acquisition occurred on October 12, 2020.

On October 2, 2020, the Company entered into a stock purchase agreement with the shareholders of PTGi International Carrier Services Inc. (“PTGi”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000 (the “PTGi Acquisition”). The closing of the PTGi Acquisition occurred on October 31, 2020.

On October 1, 2020, the Company filed a Certificate of Amendment with the Colorado Secretary of State reflecting the 500:1 reverse stock split which was previously announced as well as the conversion of the Company from a Colorado corporation to a Delaware corporation. In connection with the corporate conversion, (i) the Company changed its name from “GoIP Global, Inc.” to “Transworld Holdings, Inc.” (ii) all issued and outstanding preferred stock in the Colorado corporation other than the Series F Preferred Stock was converted into shares of the Company’s common stock and (iii) the Company’s Series F Preferred Stock became the Series A Preferred Stock of the Delaware corporation. The transactions described above were approved by FINRA on October 2, 2020 and became effective on the OTC Pink trading market at the open of trading on October 6, 2020.

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock.

On December 8, 2020, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company sold an aggregate of 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

On January 26, 2021, following its acquisitions of PTGi and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●
being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a "smaller reporting company," as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017 and our telephone number is (212) 921-2100. We maintain a website at www.charge.enterprises. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

The Offering

This prospectus relates to the disposition from time to time of up to 42,357,784 shares of our common stock, par value $0.0001 per share (the “Shares”), which includes 27,555,556 shares of our common stock issuable upon the conversion of senior secured convertible promissory notes (the “Notes”), 7,600,000 shares of our common stock issuable upon the exercise of warrants (the “Warrants”) and 7,202,228 shares of common stock which are held by the Selling Shareholders. The Shares issued or issuable by us to the Selling Stockholders were sold in two separate private placement transactions that were completed on May 8, 2020 and November 3, 2020.

Common stock offered by the Selling Stockholders
Up to 42,357,784 shares of our common stock that may be issued to certain of the Selling Stockholders, which includes 27,555,556 shares of our common stock issuable upon the conversion of Notes, 7,600,000 shares of our common stock issuable upon the exercise of Warrants and 7,202,228 shares of common stock.

Common stock outstanding before Offering:	148,718,385 (1)
Common stock outstanding after Offering (assuming all shares of Common Stock are issued upon conversion and exercise):	191,076,169
Use of Proceeds

All of the Shares sold pursuant to this prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sales. We would, however, receive proceeds upon the exercise of the Warrants held by the Selling Stockholders which, if such warrants are exercised in full, would be approximately $3,800,000. Proceeds, if any, received from the exercise of such Warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such Warrants will be exercised. See “Use of Proceeds.”

Offering Price
The Selling Stockholders may sell the Shares at a fixed price of $2.75 per share until our Common Stock is listed or quoted on an established public trading market (including the OTCQB), and thereafter, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, including, without limitation, in one or more transactions that may take place by ordinary brokerage transactions, privately-negotiated transactions or through sales to one or more underwriters or broker-dealers for resale. See “Plan of Distribution.”

Risk Factors
An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 10.

Trading Symbol	“CRGE.”

(1) The number of shares of common stock outstanding is based on 148,718,385 shares of common stock issued and outstanding as of February 8, 2021 and excludes the following:

●	2,500,000 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $0.29 per share;

●	9,959,555 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $0.50 per share; and

●	30,685,332 shares of the Company’s common stock issuable upon conversion of outstanding convertible notes.

May 2020 Financing

On May 8, 2020, we entered into a securities purchase agreement with the May 2020 Investors pursuant to which we issued the May 2020 Notes.  In connection with the issuance of the Notes, we issued to the Selling Stockholders warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”).

The May 2020 Notes each have a term of twenty-four months and mature on May 8, 2022, unless earlier converted. The May 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on June 30, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Selling Shareholders exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock issued to the May 2020 Investors had no voting rights and converted into shares of our common stock upon consummation of the reverse stock split that was consummated on October 6, 2020.

The May 2020 Notes rank pari passu with the November 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the May 2020 Notes, the Warrants and the Series G Preferred Stock and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied.

November 2020 Financing

On November 3, 2020, we entered into a securities purchase agreement with the November 2020 Investor pursuant to which we issued the November 2020 Notes. In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock.

The November 2020 Notes each have a term of thirty-six months and mature on November 23, 2023, unless earlier converted. The November 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on December 31, 2020. The November 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

The November 2020 Notes rank pari passu with the May 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. In addition, some of the Company’s subsidiaries entered into a subsidiary guaranty agreement and guaranteed the obligations owned to the November 2020 Investor under the November 2020 Notes.

A Registration Rights Agreement was executed in connection with the issuance of the November 2020 Notes and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the November 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $60,000, provided such amount shall increase by $30,000 on every thirty (30) day anniversary, until such events are satisfied.

The Selling Stockholders have no voting rights other than for the shares of common stock which they may hold in the Company.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic in countries where we operate or our customers are located, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures or decreased operations of the facilities of our customers, distributors or suppliers. These impacts include, but are not limited to:

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Significant reductions in demand or significant volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other restrictions, store or restaurant closures, or financial hardship, shifts in demand away from one or more of our higher priced products to lower priced products, or stockpiling or similar activity, reduced options for marketing and promotion of products or other restrictions in connection with the COVID-19 pandemic; if prolonged, such impacts can further increase the difficulty of operating our business, including accurately planning and forecasting;

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Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

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Failure of third parties on which we rely, including our suppliers, distributors, contract manufacturers, contractors, commercial banks and external business partners, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties; or

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Significant changes in the conditions in markets in which we manufacture, sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees' ability to perform necessary business functions, restrict or prevent consumers from having access to our products, or otherwise prevent our distributors, partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products.

All of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations.

We are a holding company and our only material assets are its cash in hand, equity interests in its operating subsidiaries and our other investments. As a result, our principal source of revenue and cash flow is distributions from its subsidiaries.

As a holding company, our assets are its cash and cash equivalents, the equity interests in its subsidiaries and other investments. As of September 30, 2020, we had approximately $2.4 million in cash and cash equivalents. Our principal source of revenue and cash flow is distributions from our subsidiaries. Thus, our ability to manage our operations and finance future acquisitions, is dependent on the ability of its subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they may be wholly-owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends, distributions or otherwise. The ability of our subsidiaries to distribute cash to it are and will remain subject to, among other things, availability of sufficient funds and applicable state laws and regulatory restrictions. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent the ability of our subsidiaries to distribute dividends or other payments to us could be limited in any way, our ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses, or otherwise fund and conduct our business could be materially limited.

To service our indebtedness and other obligations, we will require a significant amount of cash.

Our ability to generate cash depends on many factors beyond our control and any failure to service our outstanding indebtedness could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us and our subsidiaries to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on us.

In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments or preferred stock may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness or dividend payments on our outstanding shares of preferred stock would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness or otherwise raise capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service and other obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations.

We have experienced significant historical, and may experience significant future, operating losses and net losses, which may hinder our ability to meet working capital requirements or service our indebtedness, and we cannot assure you that we will generate sufficient cash flow from operations to meet such requirements or service our indebtedness.

We cannot assure you that we will recognize net income in future periods. If we cannot generate net income or sufficient operating profitability, we may not be able to meet our working capital requirements or service our indebtedness. Our ability to generate sufficient cash for our operations will depend upon, among other things, the future financial and operating performance of our operating business, which will be affected by prevailing economic and related industry conditions and financial, business, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient, we may be forced to reduce or delay capital expenditures, sell assets and/or seek additional capital or financings. Our ability to obtain future financings will depend on the condition of the capital markets and our financial condition at such time. Any financings could be at high interest rates and may require us to comply with covenants in addition to, or more restrictive than, covenants in our current financing documents, which could further restrict our business operations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such disposition may not be adequate to meet our obligations.

If we are not able to deploy capital effectively and on acceptable terms, we may not be able to execute our business strategy.

Our strategy includes effectively deploying capital by acquiring interests in new companies. We may not be able to identify attractive acquisition candidates that fit our strategy. Even if we are able to identify acquisition candidates, we may not be able to acquire interests in those companies due to an inability to reach mutually acceptable financial or other terms with those companies or due to competition from other potential acquirers that may have greater resources, brand name recognition, industry contacts or flexibility of structure than we do. The recent turmoil in the global economy has caused significant declines and fluctuations in the valuations of publicly-traded companies and privately-held companies. Uncertainty regarding the extent to which valuations of companies that fit our acquisition criteria will continue to fluctuate may affect our ability to accurately value potential acquisition candidates. Additionally, ongoing weak economic conditions may make it more difficult for us to obtain capital needed to deploy to new and existing partner companies. If we are unable to effectively deploy capital to partner companies on acceptable terms, we may not be able to execute on our strategy, and our business may be adversely impacted.

We will need additional funding in the near future to continue our current level of operations and growth.

As of December 31, 2019, we had an accumulated deficit of $17,502,305. In addition, for the year ended December 31, 2019, we had a loss of $292,416. Revenues generated from our current operations are not sufficient to pay our on-going operating expenses. Prior to the acquisition of PTGi and GetCharged, our working capital needs since our acquisition of Transworld Enterprises, Inc., our wholly owned subsidiary, have been primarily funded by securities sold to the Selling Shareholders. We may continue to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations. Aside from continuing these loan transactions, we have not identified the sources for additional financing that we may require, and we do not have commitments from third parties to continue to provide this financing. Being a micro-cap stock, certain investors may be unwilling to invest in our securities. There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Historically, we have raised capital through the issuance of convertible debt securities or straight equity securities. However, given the risks associated with our business, the risks associated with our common stock, the worldwide financial uncertainty that has affected the capital markets, and our status as a small, unknown public company, we expect in the near future, we will have a great deal of difficulty raising capital through traditional financing sources. Therefore, we cannot guarantee that we will be able to raise capital, or if we are able to raise capital, that such capital will be in the amounts needed. Our failure to raise capital, when needed, and in sufficient amounts, will severely impact our ability to continue to develop our business as planned. In addition, if we are unable to obtain funding as, and when needed, we may have to further reduce and/or cease our future operations. Any additional funding that we obtain in an equity or convertible debt financing is likely to reduce the percentage ownership of the company held by our existing security holders.

There is substantial doubt about the entity’s ability to continue as a going concern.

The consolidated financial statements of the Company as of December 31, 2019 were prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred net losses of $292,416 and $646,190 for the years ended December 31, 2019 and 2018, respectively, and has incurred losses since inception resulting in an accumulated deficit of $17,502,305 as of December 31, 2019.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. The Company believes that the acquisition of PTGi and GetCharged may alleviate the going concern when the audit for the fiscal year ended December 31, 2020 is completed however there can be no assurance that any such determination will be made.

We have had operating losses since formation and expect to continue to incur net losses for the near term.

Prior to the acquisition of PTGi and GetCharged, we had a working capital deficit and our revenues were not sufficient to fund our anticipated operating needs. We have reported net losses of $292,416 and $646,190 for the years ended December 31, 2019 and 2018, respectively. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our stockholders will realize any return on their investment or that they will not lose their entire investment.

Our current sources of funding are limited, and any additional funding that we may obtain may be on unfavorable terms and may significantly dilute our existing shareholders.

Prior to the acquisition of PTGi and GetCharged, the amount of revenues that we generated was not sufficient to fund our operating expenses. We believe that has changed since these acquisitions were consummated in the fourth quarter of 2020. As a result, if operations are not sufficient to fund our operations going forward, we will have to obtain additional public or private equity financings or debt financings in order to continue our operations. Any additional funding that we obtain in a financing is likely to reduce the percentage ownership of the Company held by our existing security-holders. The amount of this dilution may be substantial based on our current stock price, and could increase if the trading price of our common stock declines at the time of any financing from its current levels. To the extent we raise additional capital by issuing equity securities, our stockholders will experience further dilution. If we raise funds through debt financings, we may become subject to restrictive covenants. We may also attempt to raise funds through corporate collaboration andlicensing arrangements. To the extent that we raise additional funds through such means, we may be required to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain the needed additional funding, we will have to reduce or even totally discontinue our operations, which would have a significant negative impact on our stockholders and could result in a total loss of their investment in our stock.

Funding, especially on terms acceptable to us, may not be available to meet our future capital needs because of the state of the credit and capital markets. Global market and economic conditions have been, and continue to be, disruptive and volatile. The cost of raising money in the debt and equity capital markets for smaller companies like ours has increased substantially while the availability of funds from those markets has diminished significantly. Also, low valuations and decreased appetite for equity investments, among other factors, may make the equity markets difficult to access on acceptable terms or unavailable altogether.

If adequate funds are not available, we may be required to delay, scale-back or eliminate our product enhancement and new product development programs. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

We and our subsidiaries may not be able to attract and/or retain additional skilled personnel.

We may not be able to attract new personnel, including management and technical and sales personnel, necessary for future growth, or replace lost personnel. In particular, the activities of some of our operating subsidiaries require personnel with highly specialized skills. Competition for the best personnel in our businesses can be intense. Our financial condition and results of operations could be materially adversely affected if we are unable to attract and/or retain qualified personnel.

The nature of our business is speculative and dependent on a number of variables beyond our control that cannot be reliably ascertained in advance.

The revenues and profits of an enterprise like ours are generally dependent upon many variables. Our customer appeal depends upon factors which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable customer and media reviews, industry analyst commentaries, and comparisons to competitive products. As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing difficulties, excessive research and development expenses, unforeseen negative publicity, competition, product liability issues, manufacturing and logistical difficulties, and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, that we will be able to generate sufficient interest in our products, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our markets are highly competitive, and our failure to compete successfully would limit our ability to sell our products, attract and retain customers and grow our business.

Our markets are highly competitive, and we expect that both direct and indirect competition will increase in the future. Within each of our markets, we encounter direct competition from various larger U.S. and non-U.S. competitors. The adoption of new technology likely will intensify the competition for our products. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition, adversely affecting our sales, and adversely affecting our business and prospects.

We may not be successful in developing our new products and services.

The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. There can be no assurance that any of our new or proposed products or services will maintain the limited market acceptance that we have to date established. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards.

In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our products, which in turn, could have a material adverse effect upon our business, results of operations or financial condition.

We cannot accurately predict our future revenues and expenses.

We are currently developing various sources of revenues based on market conditions and the type of products that we are marketing. As such, the amount of revenues we receive from the sale and use of our products will fluctuate and depend upon our customer’s willingness to buy our products. As with any developing enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely manner, or generate sufficient interest in our products or services, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our expense levels in the future will be based, in large part, on our expectations regarding future revenue, and as a result net income/loss for any quarterly period in which material orders are delayed could vary significantly. In addition, our costs and expenses may vary from period to period because of a variety of factors, including our research and development costs, our introduction of new products and services, cost increases from third-party service providers or product manufacturers, production interruptions, changes in marketing and sales expenditures, and competitive pricing pressures.

There are risks of international sales and operations.

We anticipate that a growing, and potentially substantial portion of our future revenue from the sale of our products and services may be derived from customers located outside the United States. As such, a portion of our sales and operations could be subject to tariffs and other import-export barriers, currency exchange risks and exchange controls, foreign product standards, potentially adverse tax consequences, longer payment cycles, problems in collecting accounts receivable, political instability, and difficulties in staffing and managing foreign operations. Although we intend to monitor our exposure to currency fluctuations and currently the U.S. dollar is very strong giving us a significant buying advantage, there can be no assurance that exchange rate fluctuations will not have an adverse effect on our results of operations or financial condition. In the future, we could be required to sell our products and services in other currencies, which would make the management of currency fluctuations more difficult and expose our business to greater risks in this regard.

Our products may be subject to numerous foreign government standards and regulations that are continually being amended. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that we will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations. Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition.

Because we face significant competition for acquisition and business opportunities, including from numerous companies with a business plan similar to ours, it may be difficult for us to fully execute our business strategy. Additionally, our subsidiaries also operate in highly competitive industries, limiting their ability to gain or maintain their positions in their respective industries.

We expect to encounter intense competition for acquisition and business opportunities from both strategic investors and other entities having a business objective similar to ours, such as private investors (which may be individuals or investment partnerships), blank check companies, and other entities, domestic and international, competing for the type of businesses that we may acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do, and our financial resources may be relatively limited when contrasted with those of many of these competitors. These factors may place us at a competitive disadvantage in successfully completing future acquisitions and investments.

In addition, while we believe that there are numerous target businesses that we could potentially acquire or invest in, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. We may need to obtain additional financing in order to consummate future acquisitions and investment opportunities and cannot assure you that any additional financing will be available to us on acceptable terms, or at all, or that the terms of our existing financing arrangements will not limit our ability to do so. This inherent competitive limitation gives others an advantage in pursuing acquisition and investment opportunities.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We are a diversified holding company that owns interests in a number of different businesses. We have in the past, and intend in the future, to acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. There can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us or the entities that we may acquire. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry, which can lead to significant losses on material investments. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt may be adversely impacted depending on the specific risks applicable to any business we invest in or acquire and our ability to address those risks.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

Our ability to compete could be jeopardized and our business seriously compromised if we are unable to protect ourselves from third-party challenges or infringement of the proprietary aspects of the wireless location products and technology we develop.

Our products utilize a variety of proprietary rights that are critical to our competitive position. Because the technology and intellectual property associated with our products are evolving and rapidly changing, our current intellectual property rights may not adequately protect us in the future. We rely on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to protect the intellectual property utilized in our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In addition, monitoring unauthorized use of our products is difficult and we cannot be certain the steps we have taken will prevent unauthorized use of our technology. Also, it is possible that no additional patents or trademarks will be issued from our currently pending or future patent or trademark applications. Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Moreover, effective patent, trademark, copyright and trade secret protection may not be available in some countries in which we distribute or anticipate distributing our products. Furthermore, our competitors may independently develop similar technologies that limit the value of our intellectual property, design or patents. In addition, third parties may at some point claim certain aspects of our business infringe their intellectual property rights. While we are not currently subject to nor aware of any such claim, any future claim (with or without merit) could result in one or more of the following:

●	Significant litigation costs;

●	Diversion of resources, including the attention of management;

●	Our agreement to pay certain royalty and/or licensing fees;

●	Cause us to redesign those products that use such technology; or

●	Cessation of our rights to use, market, or distribute such technology.

Any of these developments could materially and adversely affect our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Whether successful or unsuccessful, such litigation could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect our business, results of operations and financial condition.

We depend on our key personnel to manage our business effectively in a rapidly changing market. If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel. If we were to lose the services of one or more of our key executive officers or other key engineering, manufacturing, operations, sales, marketing and support personnel, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Rapid technological change in our market and/or changes in customer requirements could cause our products to become obsolete or require us to redesign our products, which would have a material adverse effect on our business, operating results and financial condition.

The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost-effective basis. As a result of the complexities inherent in our products, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or future customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse effect on our business, operating results and financial condition.

We may suffer adverse consequences if we are deemed an investment company and we may incur significant costs to avoid investment company status.

We believe we are not an investment company as defined by the Investment Company Act of 1940, and have operated our business in accordance with such view. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would subject us to disclosure and accounting rules geared toward investment, rather than operating, companies; limit our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and require us to undertake significant costs and expenses to meet the disclosure and other regulatory requirements to which we would be subject as a registered investment company.

Future acquisitions or strategic investments may not be successful and may harm our operating results.

Future acquisitions or strategic investments could have a material adverse effect on our business and operating results because of:

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The assumption of unknown liabilities, including employee obligations. Although we normally conduct extensive legal and accounting due diligence in connection with our acquisitions, there are many liabilities that cannot be discovered, and which liabilities could be material.

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We may become subject to significant expenses related to bringing the financial, accounting and internal control procedures of the acquired business into compliance with U.S. GAAP financial accounting standards and the Sarbanes Oxley Act of 2002.

●	Our operating results could be impaired as a result of restructuring or impairment charges related to amortization expenses associated with intangible assets.

●	We could experience significant difficulties in successfully integrating any acquired operations, technologies, customers’ products and businesses with our existing operations.

●	Future acquisitions could divert substantial capital and our management’s attention.

●	We may not be able to hire the key employees necessary to manage or staff the acquired enterprise operations.

Our executive officers and directors have the ability to significantly influence matters submitted to our stockholders for approval.

As of February 9, 2021, our executive officers and directors, in the aggregate, beneficially own shares representing approximately 50% of our common stock. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. On matters submitted toour stockholders for approval, holders of our common stock are entitled to one vote per share. If our executive officers and directors choose to act together, they would have significant influence over all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these individuals, if they chose to act together, would have significant influence on the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

Subsequent to consummation of any acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we acquire, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

Risks Related to our Communications Division

Our Communications business is substantially smaller than some of our major competitors, whose marketing and pricing decisions, and relative size advantage could adversely affect our ability to attract and to retain customers. These major competitors are likely to continue to cause significant pricing pressures that could adversely affect PTGi’s net revenues, results of operations and financial condition.

The carrier services telecommunications industry is significantly influenced by the marketing and pricing decisions of the larger business participants. The rapid development of new technologies, services and products has eliminated many of the traditional distinctions among wireless, cable, Internet, local and long distance communication services. We face many competitors in this market, including telephone companies, cable companies, wireless service providers, satellite providers, application and device providers. PTGi faces competition for its voice trading services from telecommunication services providers’ traditional processes and new companies. Once telecommunication services providers have established business relationships with competitors to PTGi, it could be extremely difficult to convince them to utilize our services. These competitors may be able to develop services or processes that are superior to PTGi’s services or processes, or that achieve greater industry acceptance.

Many of our competitors are significantly larger than us and have substantially greater financial, technical and marketing resources, larger networks, a broader portfolio of service offerings, greater control over network and transmission lines, stronger name recognition and customer loyalty and long-standing relationships with our target customers. As a result, our ability to attract and retain customers may be adversely affected. Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry.

Our ability to compete effectively will depend on, among other things, our network quality, capacity and coverage, the pricing of our products and services, the quality of our customer service, our development of new and enhanced products and services, the reach and quality of our sales and distribution channels and our capital resources. It will also depend on how successfully we anticipate and respond to various factors affecting our industry, including new technologies and business models, changes in consumer preferences and demand for existing services, demographic trends and economic conditions. While growth through acquisitions is a possible strategy for PTGi, there are no guarantees that any acquisitions will occur, nor are there any assurances that any acquisitions by PTGi would improve the financial results of its business. If we are not able to respond successfully to these competitive challenges, we could experience reduced revenues.

PTGi suppliers may not be able to obtain credit insurance on PTGi, which could have a material adverse effect on PTGi’s business.

PTGi makes purchases from its suppliers, who may rely on the ability to obtain credit insurance on PTGi in determining whether or not to extend short-term credit to PTGi in the form of accounts receivables. To the extent that these suppliers are unable to obtain such insurance they may be unwilling to extend credit.

Any failure of PTGi’s physical infrastructure, including undetected defects in technology, could lead to significant costs and disruptions that could reduce its revenue and harm its business reputation and financial results.

PTGi depends on providing customers with highly reliable service. PTGi must protect its infrastructure and any collocated equipment from numerous factors, including:

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human error;
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physical or electronic security breaches;
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fire, earthquake, flood and other natural disasters;
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water damage;
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power loss; and
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terrorism, sabotage and vandalism.

Problems at one or more of PTGi’s exchange delivery points, whether or not within PTGi’s control, could result in service interruptions or significant equipment damage. Any loss of services, equipment damage or inability to terminate voice calls or supply Internet capacity could reduce the confidence of the members and customers and could consequently impair ICS’s ability to obtain and retain customers, which would adversely affect both PTGi’s ability to generate revenues and its operating results.

PTGi’s positioning in the marketplace and intense domestic and international competition in these services places a significant strain on our resources, which if not managed effectively could result in operational inefficiencies and other difficulties.

To manage PTGi’s market positioning effectively, we must continue to implement and improve its operational and financial systems and controls, invest in critical network infrastructure to expand its coverage and capacity, maintain or improve its service quality levels, purchase and utilize other transmission facilities, evolve its support and billing systems and train and manage its employee base. If we inaccurately forecast the movement of traffic onto PTGi’s network, we could have insufficient or excessive transmission facilities and disproportionate fixed expenses. As we proceed with the development of our PTGi business, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, support, sales and marketing, administrative resources, network infrastructure, maintenance and upgrading. For instance, we may encounter delays or cost-overruns or suffer other adverse consequences in implementing new systems when required.

If PTGi is not able to operate a cost-effective network, we may not be able to operate our PTGi business successfully.

Our business’s success depends on our ability to design, implement, operate, manage, maintain and upgrade a reliable and cost-effective network infrastructure. In addition, we rely on third-party equipment and service vendors manage PTGi’s global network through which it provides its services. If we fail to generate traffic on PTGi’s network, if we experience technical or logistical impediments to the development of necessary aspects of PTGi’s network or the migration of traffic and customers onto PTGi’s network, or if we experience difficulties with third-party providers, we may not achieve desired economies of scale or otherwise be successful in our business.

Our telecommunications network infrastructure has several vulnerabilities and limitations.

Our telecommunications network is the source of most of PTGi’s revenues and any damages to or loss of our equipment or any problem with or limitation of PTGi’s network whether accidental or otherwise, including network, hardware and software failures may result in a reduction in the number of our customers or usage level by our customers, our inability to attract new customers or increased maintenance costs, all of which would have a negative impact on our results of operations. The development and operation of our network is subject to problems and technological risks, including:

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physical damage;
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power surges or outages;
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capacity limitations;
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software defects as well as hardware and software obsolescence;
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breaches of security, whether by computer virus, break-in or otherwise;
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denial of access to our sites for failure to obtain required municipal or other regulatory approvals; and
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other factors which may cause interruptions in service or reduced capacity for our customers.

Our operations also rely on a stable supply of utilities service. We cannot assure you that future supply instability will not impair our ability to procure required utility services in the future, which could adversely impact our business, financial condition and results of operations.

Changes in the regulatory framework under which PTGi operates could adversely affect our business prospects or results of operations.

PTGi’s domestic operations are subject to regulation by federal and state agencies, and our international operations are regulated by various foreign governments and international bodies. These regulatory regimes may restrict or impose conditions on our ability to operate in designated areas and to provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are from time to time involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Moreover, new laws or regulations or changes to the existing regulatory framework could affect how we manage our wireline and wireless networks, impose additional costs, impair revenue opportunities, and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

Service interruptions due to natural disasters or unanticipated problems with our network infrastructure could result in customer loss.

Natural disasters or unanticipated problems with our network infrastructure could cause interruptions in the services we provide. The failure of a switch and our back-up system would result in the interruption of service to the customers served by that switch until necessary repairs are completed or replacement equipment is installed. The successful operation of our network and its components is highly dependent upon our ability to maintain the network and its components in reliable enough working order to provide sufficient quality of service to attract and maintain customers. Any damage or failure that causes interruptions in our operations or lack of adequate maintenance of our network could result in the loss of customers and increased maintenance costs that would adversely impact our results of operations and financial condition.

We have backup data for our key information and data processing systems that could be used in the event of a catastrophe or a failure of our primary systems,and have established alternative communication networks where available. However, we cannot assure you that our business activities would not be materially disrupted if there were a partial or complete failure of any of these primary information technology systems or communication networks. Such failures could be caused by, among other things, software bugs, computer virus attacks or conversion errors due to system upgrading. In addition, any security breach caused by unauthorized access to information or systems, or intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, could have a material adverse effect on our business, results of operations and financial condition.

Our insurance coverage may not adequately cover losses resulting from the risks for which we are insured.

We maintain insurance policies for our network facilities and all of our corporate assets. This insurance coverage protects us in the event we suffer losses resulting from theft, fraud, natural disasters or other similar events or from business interruptions caused by such events. In addition, we maintain insurance policies for our directors and officers. We cannot assure you however, that such insurance will be sufficient or will adequately cover potential losses.

We could be adversely affected if major suppliers fail to provide needed equipment and services on a timely or cost-efficient basis or are unwilling to provide us credit on favorable terms or at all.

We rely on a few strategic suppliers and vendors to provide us with equipment, materials and services that we need in order to expand and to operate our business. There are a limited number of suppliers with the capability of providing the network equipment and platforms that our operations and expansion plans require or the services that we require to maintain our extensive and geographically widespread networks. In addition, because the supply of network equipment and platforms requires detailed supply planning and this equipment is technologically complex, it would be difficult for us to replace the suppliers of this equipment. Suppliers of cables that we need to extend and maintain our networks may suffer capacity constraints or difficulties in obtaining the raw materials required to manufacture these cables.

We also depend on network installation and maintenance services providers, equipment suppliers, call centers, collection agencies and sales agents, for network infrastructure, and services to satisfy our operating needs. Many suppliers rely heavily on labor; therefore, any work stoppage or labor relations problems affecting our suppliers could adversely affect our operations. Suppliers may, among other things, extend delivery times, raise prices and limit supply due to their own shortages and business requirements. Similarly, interruptions in the supply of telecommunications equipment for networks could impede network development and expansion. If these suppliers fail to deliver products and services on a timely and cost-efficient basis that satisfies our demands or are unwilling to sell to us on favorable credit terms or at all, we could experience disruptions, which could have an adverse effect on our business, financial condition and results of operations.

Risks related to Our Infrastructure Division

Our success depends upon the continued strength of our brand. If we are not able to maintain and enhance our brand, our business and operating results may be adversely affected.

We believe that our brand has significantly contributed to the success of our business and that maintaining and enhancing the brand is critical to retaining and expanding our customer base. Our marketing, design, research and products are aimed at reinforcing consumer perceptions of our “Charge” brand as a premium EV solution for the micro-mobility market. Therefore, failure to protect our brand or to grow the value of the “Charge” brand may have a material adverse effect on our business and results of operations, including losing our customers.

We focus on promoting awareness of our “Charge” brand generally and in particular as a premium EV solution for the micro-mobility market globally. We seek to maintain and strengthen our brand image through marketing initiatives, including advertising, consumer promotions and trade promotions. Maintaining and strengthening our brand image depends on our ability to adapt to a rapidly changing media environment and preferences of customers to receiving information, including our increasing reliance on social media and online dissemination of advertising campaigns. If we do not continue to improve, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Additionally, promoting and positioning our brand will likely depend significantly on our ability to provide high-quality products and services and engage with our customers as intended. If we are unsuccessful in doing so, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our success is dependent on the continued popularity of our existing products and services and our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers.

The success of our operations depends on our ability to introduce new or enhanced electric vehicles (“EV”) charging, storage, and service stations for electric mopeds and e-scooters, and other new products. Consumer preferences differ across and within each of the regions in which we operate or plan to operate and may shift over time in response to changes in demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our existing EV charging, storage, and service stations will continue to be favored by consumers or that we will be able to anticipate or respond to changes in consumer preferences in a timely manner. Our failure to anticipate, identify or react to these particular preferences could adversely affect our sales performance and our profitability.

We rely substantially on external suppliers for the manufacture of our EV charging, storage, and service stations.

We purchase our EV charging, storage, and service stations from external suppliers for use in our operations, and a continuous and stable supply of these EV charging, storage, and service stations that meet our standards is crucial to our operations and production. We have entered into an exclusive manufacturing agreement with Quebec-based Poitras Industries to produce and manufacture its micro-mobility charging and docking stations. We expect to continue to rely on external suppliers for a substantial percentage of our requirements in the future. We had one supplier accounting for greater than 10% of our total purchases in both 2018 and 2019. We cannot assure you that we will be able to maintain our existing relationships with this supplier and continue to be able to source EV charging, storage, and service stations we use in our operations on a stable basis and at a reasonable price or at all. For example, our supplier may increase the prices for the EV charging, storage, and service stations we purchase and/or experience disruptions in their production of the components or materials.

Our Revenue Growth Depends on Consumers’ Willingness to Adopt Electric Mopeds and E-Scooters.

Our growth is highly dependent upon the adoption and use by consumers of electric vehicles (“EV”) charging, storage, and service stations for electric mopeds and e-scooters, and we are subject to a risk of any reduced demand for our docks and charging stations. If the market for our docks and charging stations does not gain broad market acceptance or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for charging, storage, and service stations is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of charging, storage, and service stations, and specifically charging, storage, and service stations for electric mopeds and e-scooters, include:

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perceptions about quality and safety of charging, storage, and service stations;
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the limited range over which electric mopeds and e-scooters may be driven on a single battery charge and concerns about running out of power while in use;
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the environmental consciousness of consumers;
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access to docking and charging stations, standardization of docking and charging systems and consumers’ perceptions about convenience and cost to dock and charge an electric mopeds and e-scooter; and
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the availability of tax and other governmental incentives to purchase and operate electric mopeds and e-scooters or future regulation requiring increased use of nonpolluting modes of transportation.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of electric mopeds and e-scooters, which would materially adversely affect our business, operating results, financial condition and prospects.

Our ability to deploy our EV docking and charging stations is dependent on outside government regulation which can be subject to change at any time

Our ability to deploy our EV docking and charging stations is dependent on the outside government regulation such as transportation ordinances by municipalities, FTC (Federal Trade Commission) and other relevant government laws and regulations. The laws and regulations concerning the deployment of our EV docking and charging stations may be subject to change and if they do then the deployment of our EV docking and charging stations may no longer be in the best interest of the Company. At such point the Company may no longer want to sell product and therefore your investment in the Company may be affected.

Computer Malware, Viruses, Hacking, Phishing Attacks and Spamming Could Harm Our Business and Results of Operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand. Our network security business disruption insurance may not be sufficient to cover significant expenses and losses related to direct attacks on our website or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of our products and services and technical infrastructure may harm our reputation, brand and our ability to attract customers. Any significant disruption to our website or internal computer systems could result in a loss of customers and could adversely affect our business and results of operations.

We have previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If our mobile application is unavailable when customers attempt to access it or it does not load as quickly as they expect, customers may seek other services.

Our platform functions on software that is highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been deployed. Any errors, bugs, or vulnerabilities discovered in our code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time or difficultly maintaining and improving the performance of our platform, particularly during peak usage times, could result in damage to our reputation or brand, loss of revenues, or liability for damages, any of which could adversely affect our business and financial results.

We expect to continue to make significant investments to maintain and improve the availability of our platform and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We have a disaster recovery program to transition our operating platform and data to a failover location in the event of a catastrophe and have tested this capability under controlled circumstances, however, there are several factors ranging from human error to data corruption that could materially lengthen the time our platform is partially or fully unavailable to our user base as a result of the transition. If our platform is unavailable for a significant period of time as a result of such a transition, especially during peak periods, we could suffer damage to our reputation or brand, or loss of revenues any of which could adversely affect our business and financial results.

Growing Our Customer Base Depends Upon the Effective Operation of Our Mobile Applications with Mobile Operating Systems, Networks and Standards That We Do Not Control.

We are dependent on the interoperability of our mobile applications with popular mobile operating systems that we do not control, such as Google’s Android and iOS, and any changes in such systems that degrade our products’ functionality or give preferential treatment to competitive products could adversely affect the usage of our applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

If We Are Unable to Keep Up With Advances in EV Technology, We May Suffer a Decline in Our Competitive Position.

The EV industry is characterized by rapid technological change. If we are unable to keep up with changes in EV technology, our competitive position may deteriorate which would materially and adversely affect our business, prospects, operating results and financial condition. As technologies change, we plan to upgrade or adapt our EV docking and charging stations and software in order to continue to provide EV docking and charging services with the latest technology. However, due to our limited cash resources, our efforts to do so may be limited. As a result, we may be unable to grow, maintain and enhance the network of docking and charging stations. Any failure of our docking and charging stations to compete effectively with other manufacturers’ charging stations will harm our business, operating results and prospects.

We Are in an Intensely Competitive Industry and There Can Be No Assurance That We Will Be Able to Compete with Our Competitors Who May Have Greater Resources.

We face strong competition from competitors in the EV charging services industry, including competitors who could duplicate our model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than us. In addition, there are very few barriers to entry into the market for our services. There can be no assurance, therefore, that any of our current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to our services. Therefore, an investment in our Company is very risky and speculative due to the competitive environment in which we may operate.

Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence and price. Furthermore, many of our competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In the event that the market for EV docking and charging stations expands, we expect that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

Changes to Federal, State or International Laws or Regulations Applicable To Our Company Could Adversely Affect Our Business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect government incentives promoting fuel efficiency and alternate forms of energy, electric vehicles and others. These laws and regulations, and the interpretation or application of these laws and regulations, could change. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business, including measures to regulate charging systems, electric vehicles, and others. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

Our common stock is quoted on the OTC Pink under the trading symbol “CRGE”; historically, however, there has been a limited public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

●	the number of stockholders;

●	our operating performance and financial condition;

●	the market for similar securities;

●	the extent of coverage of us by securities or industry analysts; and

●	the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

Our outstanding warrants and preferred stock may affect the market price and liquidity of the common stock.

As of the date of this prospectus, we had approximately 148,718,385 shares of common stock outstanding and had outstanding warrants for the purchase of up to approximately 10.0 million additional shares of common stock at an exercise price of $0.50 per share, all of which are exercisable as of the date of this prospectus (subject to certain beneficial ownership limitations). We also had outstanding 1,000,000 shares of Series A preferred stock (the “Series A Preferred Stock”). The Series A Preferred Stock is convertible into 80% of our fully-diluted shares of common stock. In addition, as described more fully below, holders of our Notes and Warrants may elect to receive a substantial number of shares of common stock upon conversion of the notes and/or exercise of the Warrants. The amount of common stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current stockholders’ ownership.

The conversion of outstanding convertible notes into shares of common stock could materially dilute our current stockholders.

As of the date of this prospectus, we had approximately $8.0 million aggregate principal amount of convertible notes outstanding. The convertible notes are convertible into shares of our common stock at a fixed price of $0.25 per share, which may be less than the market price of our common stock at the time of conversion, and which may be subject to future adjustment due to certain events, including the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. If the entire principal amount of all the outstanding convertible notes is converted into shares of common stock, we would be required to issue an aggregate of no less than 32 million shares of common stock. If we issue all of these shares, the ownership of our current stockholders will be diluted.

Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

●	deliver to the customer, and obtain a written receipt for, a disclosure document;

●	disclose certain price information about the stock;

●	disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	send monthly statements to customers with market and price information about the penny stock; and

●	in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock may be negatively affected. In the event that we receive securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Certain provisions of our certificate of incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Our certificate of incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes and our certificate of incorporation have the effect of making it more difficult to effect a change in control of our Company.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

Upon effectiveness of the registration statement of which this prospectus forms a part, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the listing requirements of the stock exchange on which our securities are listed or quoted, if any. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage that we had through Synergy. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We are an "emerging growth company" and as a result of our reduced disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an "emerging growth company" until the earliest to occur of earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of this prospectus; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The Company is not subject to any reporting requirements with the Securities and Exchange Commission. Until such time as the Company is subject to such reporting requirements, there may not be liquidity in the Company’s common stock.

The Company is not subject to any reporting obligations with the SEC and the Company was previously a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, Rule 144 is not currently available to the Company.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Stockholders covered by this prospectus. We would, however, receive proceeds upon the exercise of the Warrants held by the selling stockholders which, if such Warrants are exercised in full, would be approximately $3,800,000. Proceeds, if any, received from the exercise of such Warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such Warrants will be exercised.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink of the marketplace maintained by OTC Markets Group, Inc. under the symbol “CRGE.” Our common stock trades on a limited or sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.

Stockholders

As of February 10, 2021, there were 1,052 stockholders of record, which total does not include stockholders who hold their shares in “street name.” The transfer agent for our common stock is Manhattan Transfer Registrar Company, whose address is 38B Sheep Pasture Road, Port Jefferson, New York 11777.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock during such time.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2019 and 2018 were derived from our audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. We have derived the selected historical consolidated financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 from the unaudited consolidated financial statements included elsewhere in this prospectus. In the opinion of our management, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial information set forth in those statements. Results for the interim period are not necessarily indicative of the results to be expected for the full year or any other period. Our historical results are not necessarily indicative of the results that should be expected for any future period. You should read the following selected historical consolidated financial data together with the consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(Unaudited)
Consolidated statements of operations data:
Revenue	$-	$-	$-	$-

Operating Expenses
Professional expenses	592,146	146,469	131,970	159,500
General and administrative	39,990	30,442	50,028	41,057
Total operating expenses	632,136	176,911	181,998	200,557

Net Operating loss	(632,136)	(176,911)	(181,998)	(200,557)

Other income (expenses):
Interest expense	(118,831)	(22,422)	(28,124)	(5,489)
Interest expense, related party	(15,086)	-	-	-
Interest income	20,061	-	-	-
Amortization of debt discount	(157,028)	(52,450)	(138,922)	(27,578)
Amortization of debt discount, related party	(4,385)	-	-	-
Amortization of debt issue costs	(11,999)	-	-	-
Change in fair value of derivative liabilities	(537)	(294,690)	56,628	(412,566)
Loss on modification of debt	(98,825)	-	-	-
Gain on settlement of accounts payable	10,590	-	-	-
Total other expenses	(376,040)	(369,562)	(110,418)	(445,633)

Net Income (loss)	$(1,008,176)	$(546,473)	$(292,416)	$(646,190)
Basic and Diluted loss per share	$(0.08)	$(0.06)	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	12,491,278	9,169,808	8,879,041	8,277,945

	At September 30,	At December 31,
	2020	2019	2018
	(Unaudited)

Consolidated statements of financial position data:
Cash and cash equivalents	$2,415,102	$31	$-
Working capital (2)	(845,956)	(335,952)	(943,761)
Total assets	6,371,945	31	-
Total liabilities	4,403,297	335,983	943,761
Total stockholders' equity (deficit)	1,968,648	(335,952)	(943,761)

(2)	Working capital is defined as total current assets minus total current liabilities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Charge Enterprises, Inc. (“Charge Enterprises”), PTGI International Carrier Services Inc. (“PTGI”), and GetCharged, Inc. (“GetCharged”) as of September 30, 2020 and accounts for the merger of Charge Enterprises, PTGI and GetCharged with Charge Enterprises, Inc. as the accounting acquirer giving effect to the transaction as if it had occurred as of September 30, 2020. On October 12, 2020, Charge Enterprises purchased 100% of the outstanding shares of GetCharged in exchange for $17,500,000 in common stock consideration. As a result of the Exchange Agreement, GetCharged became a wholly owned subsidiary of the Charge Enterprises. On October 31, 2020, Charge Enterprises acquired 100% of the outstanding voting securities of PTGI in consideration for $892,000 cash consideration.

The Charge Enterprises, PTGI and GetCharged balance sheet information was derived from its unaudited balance sheets as of September 30, 2020. The unaudited pro forma condensed combined statements of operations are based on the historical statements of Charge Enterprises, GetCharged, and PTGI and combine the results of operations giving effect to the transaction as if it occurred on January 1, 2020, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on September 30, 2020, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

CHARGE ENTERPRISES, INC. (F/NA/ TRANSWORLD HOLDINGS, INC.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2020

	Charge Enterprises, Inc.	PTGI International Carrier Services	Get Charged, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2,415,102	$11,288,565	$32,374	$(892,000)	(h)	$12,844,041
Accounts receivable, net	-	50,741,380	-	-		50,741,380
Deposits and prepaids	143,875	-	-	-		143,875
Notes receivable and accrued interest	755,061	-	-	-		755,061
Other current assets net	-	12,981,526	-	-		12,981,526
Derivative assets	-	-	-	-		-
Total current assets	3,314,038	75,011,471	32,374	(892,000)		77,465,883

Investment in subsidiary	-	-	-	-	(a)	-
Property, plant and equipment, net	-	508,372	1,098,362	-		1,606,734
Non-current assets	-	3,452	224,826	-		228,278
Goodwill	3,057,907	-	-	20,345,805	(d)	23,403,712
Total assets	$6,371,945	$75,523,295	$1,355,562	$19,453,805		$102,704,607

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$331,592	$19,231,745	$-	$-		$19,563,337
Accrued liabilities	75,397	54,433,965	312,867	-		54,822,229
Accrued liabilities, related party	1,946	-	-	-		1,946
Convertible notes payable, net of discount	3,673,529	-	-	-		3,673,529
Notes payable	-	109,164	-	-		109,164
Related party payable	75,000	-	13,500	-		88,500
Derivative liabilities	2,530	-	-	-		2,530
Lease liability, current	-	-	-	-		-
Total current liabilities	4,159,994	73,774,874	326,367	-		78,261,235

Long-term notes payable			3,875,000			3,875,000
Convertible notes payable, related party, net of discount	243,303	-	-	-		243,303
Total liabilities	4,403,297	73,774,874	4,201,367	-		82,379,538
Commitments and contingencies

Stockholder's Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series A: 100,000 authorized; 0 shares issued and outstanding at September 30, 2020	-	-	-	-		-
Series B: 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2020	-	-	-	-		-
Series C: 5,000,000 authorized; 0 shares issued and outstanding at September 30, 2020	-	-	-	-		-
Series D: 1,000,000 authorized; 1,000,000 shares issued and outstanding at September 30, 2020	1,000	-	-	-		1,000
Series E: 1,000,000 authorized; 543,251 shares issued and outstanding at September 30, 2020	543	-	-	-		543
Series F: 1,000,000 authorized; 1,000,000 shares issued and outstanding at September 30, 2020	1,000	-	-	-		1,000
Series G: 100,000 authorized; 8 shares issued and outstanding at September 30, 2020	-	-	-	-		-
Common stock, $0.001 par value; 6,800,000,000 shares authorized 72,741,278 issued and outstanding at September 30, 2020	12,741	100	100	59,800	(b)	72,741
Additional paid in capital	20,463,845	191,227,944	-	(173,787,944)	(c)	37,903,845
Common stock to be issued	-	-	-	-		-
Accumulated other comprehensive income (loss) - currency translation adjustments	-	(8,013,161)	-	8,013,161	(e)	-
Accumulated deficit	(18,510,481)	(181,466,462)	(2,845,905)	185,168,788	(f)	(17,654,060)
Total stockholders' equity	1,968,648	1,748,421	(2,845,805)	19,453,805		20,325,069
Total liabilities and stockholders' equity	6,371,945	75,523,295	1,355,562	19,453,805		102,704,607

See notes to the unaudited pro forma condensed combined financial statements

CHARGE ENTERPRISES, INC. (F/NA/ TRANSWORLD HOLDINGS, INC.) AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Charge Enterprises, Inc.	PTGI International Carrier Services	Get Charged, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$430,101,704	$60,483	$-	$430,162,187
Cost of Goods Sold	-	424,434,212	-	-	424,434,212
Gross Margin	$-	$5,667,492	$60,483	$-	$5,727,975

Operating expenses
General and administrative	$39,990	$4,527,315	$-	$-	$4,567,305
Salaries and related benefits	-	-	51,058	-	51,058
Selling, office and administration	-	-	685,901	-	685,901
Professional fees	592,146	327,552	-	-	919,698
Depreciation expense	-	251,212	-	-	251,212
Total operating expenses	632,136	5,106,079	736,959	-	6,475,174

Net operating income (loss)	(632,136)	561,413	(676,476)	-	(747,199)

Other income (expenses)
Amortization of debt discount	(157,028)	-	-	-	(157,028)
Amortization of debt discount, related party	(4,385)	-	-	-	(4,385)
Amortization of debt issue costs	(11,999)	-	-	-	(11,999)
Change in fair value of derivative liabilities	(537)	331,271	-	-	330,734
Contingent consideration (gain) loss	-	(30,514)	-	-	(30,514)
Gain on settlement of accounts payable	10,590	-	-	-	10,590
Interest expense	(118,831)	-	(192,054)	-	(310,885)
Interest expense, related party	(15,086)	-	-	-	(15,086)
Interest income	20,061	69	-	-	20,130
Loss on modification of debt	(98,825)	-	-	-	(98,825)
Other expense	-	2,072,220	-	-	2,072,220
Gain on bargain purchase	-	-	-	856,421(g)	856,421
Total other income (expense)	(376,040)	2,373,046	(192,054)	856,421	2,661,373

Income(loss) before provision for income taxes	(1,008,176)	2,934,459	(868,530)	856,421	1,914,174

Income tax expense (benefit)	-	-	-	-	-

Net income (loss)	$(1,008,176)	$2,934,459	$(868,530)	$856,421	$1,914,174

	$(0.08)				$0.16

	12,491,278				12,491,278

See notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 12, 2020, Charge Enterprises purchased 100% of the outstanding shares of GetCharged in exchange for $17,500,000 in common stock consideration. As a result of the Exchange Agreement, GetCharged became a wholly owned subsidiary of the Charge Enterprises.

On October 31, 2020, Charge Enterprises acquired 100% of the outstanding voting securities of PTGI in consideration for $892,000 cash consideration.

The pro forma adjustments to the September 30, 2020 combined unaudited financial statements include the following:

a)
To record the Investment in PTGI (See Entry #1) and Investment in GetCharged (See Entry #2) accounts and to then eliminate the Investment in PTGI (See Entry #3) and Investment in GetCharged (See Entry #4) accounts.

b)
To record Investment in GetCharged (See Entry #2) and then to eliminate the common stock of PTGI (See Entry #3) and common stock of GetCharged (See Entry #4).

c)
To record Investment in GetCharged (See Entry #2) and then to eliminate the additional paid-in capital account of PTGI (See Entry #3)

d)
To record the goodwill associated with the GetCharged acquisition (See Entry #4)

e)
To eliminate the accumulated other comprehensive income (loss) - currency translation adjustments account of PTGI (See Entry #3)

f)
To eliminate the accumulated deficit of PTGI (See Entry #3) and accumulated deficit of GetCharged (See Entry #4).

g)
To record the gain on bargain purchase associated with the PTGI acquisition (See Entry #3)

h)
To record cash consideration for Investment in PTGI (See Entry #1)

The fair value of the assets and liabilities of PTGI and GetCharged were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill (gain on bargain purchase)

	PTGI	Get Charged
Purchase price	$892,000	$17,500,000
Less: net book value of assets	1,748,421	(2,845,805)
Excess purchase price	(856,421)	20,345,805
Fair value adjustments	-	-
Excess purchase price after adjustments	(856,421)	20,345,805
Goodwill (gain on bargain purchase)	(856,421)	20,345,805

Entry #1 as follows:

	Debit	Credit
Investment in PTGI	892,000	(a)
Cash		892,000(h)

Entry #2 as follows:

	Debit	Credit
Investment in Get Charged	17,500,000	(a)
Additional paid in capital		17,440,000(c)
Common stock		60,000(b)

Entry #3 as follows:

	Debit	Credit
Accumulated other comprehensive income (loss) - currency translation adjustments		8,013,161(e)
Accumulated deficit		181,466,462(f)
Investment in PTGI		892,000(a)
Additional paid in capital	191,227,944	(c)
Common stock	100	(b)
Gain on bargain purchase		856,421(g)

Entry #4 as follows:

	Debit	Credit
Investment in Get Charged		17,500,000(a)
Accumulated deficit		2,845,905(f)
Common stock	100	(b)
Goodwill	20,345,805	(d)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Charge Enterprises, Inc. is a portfolio of global businesses with the vision of connecting people everywhere with communications, infrastructure and transportation.

We’re a company that shares our success with all stakeholders with three distinct divisions.

●
Charge Communications, with a strategy offering Unified Communication as a Service (UCaaS) and Communication as a Platform Service (CPaaS), providing termination of both voice and data to Carriers and Mobile Network Operators (MNO’s) globally for over 2 decades.

●
Charge Infrastructure, addresses last mile micro-mobility by offering patented, unique and problem-solving infrastructure solutions to cities globally.

●
Charge Transport, with a strategy of building out new delivery routes globally, adding electrification and autonomous capability to deliver 10’s of millions of parcels a day whilst constantly innovating and utilizing our shared resources.

Charge Enterprises, where communications and transportation are changing faster than ever before. Our strategy is to do the unglamorous part of connecting your phone calls, delivering your packages, and powering micro-mobility.

COVID-19’s impact has been unprecedented with many people either working from home or furloughed, the demand on physical and digital networks has been enormous with traffic up in some countries by 40% in a matter of weeks. Last mile delivery, infrastructure and telecoms perceived as one of the least impacted sectors by the global pandemic.

The crisis has caused companies and individuals to think about what exactly this new normal will look like with increased communications, infrastructure / micro-mobility and transport options.

We see a huge opportunity to capitalize on this sector, when you work with us expect to be treated like a PEER: Prompt Ethical Empathetic Reliable.

We operate our current business through a number of subsidiaries which we have recently acquired and/or formed.

Communications Division

Our Communications Division is based upon the services offered by our wholly-owned subsidiary, PTGi International Carrier Services Inc. (“PTGi”), which was acquired in October 2020. Specifically, on October 2, 2020, we entered into a stock purchase agreement with the shareholders of PTGi pursuant to which we agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000 (the “PTGi Acquisition”). The closing of the PTGi Acquisition occurred on October 31, 2020.

Infrastructure Division

Our Infrastructure Division is based upon the services offered by our wholly-owned subsidiary, GetCharged Inc. (“GetCharged”), which was acquired in September 2020. Specifically, on September 25, 2020, we entered into a stock acquisition agreement with the shareholders of GetCharged, pursuant to which we agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of our common stock. The closing of the GetCharged acquisition occurred on October 12, 2020.

Transportation Division

Our Transportation Division is intended to be based upon the services offered by companies that we are seeking to acquire.

On August 10, 2020,Transworld Enterprises entered into an asset purchase agreement with Romolos Corp (“Romolos”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of Romolos for an aggregate purchase price of $900,000 (the “Romolos Acquisition”). Romolos is a privately-held transportation company that operates Federal Express (“FedEx”) home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the Romolos Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. On August 27, 2020, Transworld Enterprises entered into an asset purchase agreement with APS Transportation, Inc. (“APS”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of APS for an aggregate purchase price of $525,000 (the “APS Acquisition”). APS is a privately-held transportation company that operates FedEx home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the APS Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the Romolos and APS Acquisition did not close by the date set forth in the respective agreement and the Company has decided to no longer pursue these transactions.

Recent Developments

On May 8, 2020, the Company acquired 100% of the outstanding equity interests in Transworld Enterprises, Inc. (“Transworld”) in exchange for 1,000,000 shares of its Series D convertible preferred stock and 1,000,000 shares of its Series F convertible preferred stock. The Series D convertible preferred stock converts into 80% of the Company’s issued and outstanding shares of common stock upon the consummation of the Reverse Stock Split. The Series F convertible preferred stock converts at any time into 80% of the Company’s issued and outstanding shares of common stock and shall vote on an as converted basis. In connection with the transaction all prior officers and directors of the Company resigned and new officers and directors from Transworld were appointed as officers and directors of the Company.

On May 8, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (collectively, the “May 2020 Notes”). In connection with the issuance of the May 2020 Notes, we issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”). The Series G Preferred Stock automatically converted into shares of our common stock upon consummation of a reverse stock split that was effected on October 6, 2020.

In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC.

Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes.

On August 12, 2020, the Company entered into an asset purchase agreement with Romolos Corp (“Romolos”) pursuant to which the Company agreed to acquire substantially all of the assets of Romolos for an aggregate purchase price of $900,000 (the “Romolos Acquisition”). Romolos is a privately-held transportation company that operates Federal Express (“FedEx”) home and ground routes in the NYC area. The obligation of the Company to consummate the Romolos Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the Romolos Acquisition did not close by the date set forth in the agreement and the Company has decided to no longer pursue this transaction.

On August 27, 2020, the Company entered into an asset purchase agreement with APS Transportation, Inc. (“APS”) pursuant to which the Company agreed to acquire substantially all of the assets of APS for an aggregate purchase price of $525,000 (the “APS Acquisition”). APS is a privately-held transportation company that operates FedEx home and ground routes in the NYC area. The obligation of the Company to consummate the APS Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx. As of the date of this prospectus, the APS Acquisition did not close by the date set forth in the agreement and the Company has decided to no longer pursue this transaction.

On September 25, 2020, the Company entered into a stock acquisition agreement with the shareholders of GetCharged, Inc. (“GetCharged”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of the Company’s common stock (the “Charge Acquisition”). The closing of the GetCharged Acquisition occurred on October 12, 2020.

On October 2, 2020, the Company entered into a stock purchase agreement with the shareholders of PTGi International Carrier Services Inc. (“PTGi”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000 (the “PTGi Acquisition”). PTGi is a global wholesale telecommunications provider offering both international and U.S. domestic voice termination. The obligation of the Company to consummate the PTGi Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, FCC approval. The closing of the PTGi Acquisition occurred on October 31, 2020.

On October 1, 2020, the Company filed a Certificate of Amendment with the Colorado Secretary of State reflecting the 500:1 reverse stock split which was previously announced as well as the conversion of the Company from a Colorado corporation to a Delaware corporation. In connection with the corporate conversion, (i) the Company changed its name from “GoIP Global, Inc.” to “Transworld Holdings, Inc.” (ii) all issued and outstanding preferred stock other than the Series F Preferred Stock was converted into shares of the Company’s common stock and (iii) the Company’s Series F Preferred Stock became the Series A Preferred Stock of the Delaware corporation. The transactions described above were approved by FINRA on October 2, 2020 and became effective on the OTC Pink trading market at the open of trading on October 6, 2020.

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of Common Stock. The Notes are secured by all the assets of the Company and its subsidiaries (other than PTGi) and the Company’s subsidiaries, other than PTGi, have guaranteed the Notes.

On December 8, 2020, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company sold 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

On January 26, 2021, following its acquisitions of of PTGi and GetCharged,, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

Impact of COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this prospectus. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation and its impact on our financial condition, liquidity, operations, suppliers, industry, and workforce.

The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change and we do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. Although we cannot estimate the length or gravity of the impact of the COVID-19 outbreak nor estimate the potential impact to our fiscal year 2020 financial statements at this time, if the pandemic continues, it could have a material adverse effect on our results of future operations, financial position, liquidity, and capital resources, and those of the third parties on which we rely in fiscal year 2020.

Results of Operations for Charge Enterprises, Inc.

Comparison of the nine months ended September 30, 2020 and 2019

Revenues

We had no revenue during the nine months ended September 30, 2020 and 2019.

Professional Fees

Professional Fees were $592,146 for nine months ended September 30, 2020 and $146,469 for nine months ended September 30, 2019, an increase of $445,677. Professional Fees consist primarily of fees paid to Legal, accounting and other professional firms. The increase was primarily due to structural set up, M&A and financing fees as we grew the company.

General and Administrative Expenses

General and administrative expenses were $39,990 for nine months ended September 30, 2020 and $30,442 for nine months ended September 30, 2019, an increase of $9,548. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of expenses related the move forward business initiatives.

Total Operating Expenses

Total operating expenses were $632,136 for nine months ended September 30, 2020 and $176,911 for nine months ended September 30, 2019, an increase of $455,255. Total operating expenses consists of personnel expenses and general and administrative expenses. The increase of $455,255 was primarily due to expenses related the move forward business initiatives.

Net Operating Loss

The Company had a net operating loss of $(632,136) for nine months ended September 30, 2020 and $(176,911) for nine months ended September 30, 2019, an increase of $(96,409). The increase of $(96,409) was primarily due to expenses related the move forward business initiatives.

Interest Expense

Interest expense was $(118,831) for nine months ended September 30, 2020 and $(22,422) for nine months ended September 30, 2019, an increase of $(96,409). Interest expense consists primarily of interest related to convertible debt. The increase was a result of additional debt being issued during nine months ended September 30, 2020.

Interest Expense, related party

Interest expense, related party was $(15,086) for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $(15,086). Interest expense consists primarily of interest related to convertible debt. The increase was a result of additional debt being issued during nine months ended September 30, 2020 to funds affiliated with Kenneth Orr, or Executive Chairman.

Interest Income

Interest income was $20,061 for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $20,061. Interest income consists of interest earned on a note receivable in the amount of $405,000.

Amortization of Debt Discount

Amortization of debt discount was $(157,028) for nine months ended September 30, 2020 and $(52,450) for nine months ended September 30, 2019, an increase of $(104,578). The increase was a result of additional debt being issued during nine months ended September 30, 2020.

Amortization of Debt Discount, related party

Amortization of debt discount, related party, was $(4,385) for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $(4,385). The increase was a result of additional debt being issued during nine months ended September 30, 2020 to funds affiliated with Kenneth Orr, or Executive Chairman.

Amortization of Debt Issue Costs

Amortization of debt issue costs was $(11,999) for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $(11,999). The increase was a result of debt financing to support the move forward initiatives.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities resulted in income of $(537) for nine months ended September 30, 2020 and expense of $(294,690) for nine months ended September 30, 2019, a decrease of $294,153. The decrease was a result of a decline in fair value of the derivative instruments from the nine months ended September 30, 2020 to the nine months ended September 30, 2019.

Loss on modification of debt

Loss on modification of debt was $(98,825) for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $(98,825). The increase was a result of a notes payable in the amount of $300,000 being amended to add a conversion option which resulted in the recording of a loss on debt modification in the amount of $98,825.

Gain on settlement of accounts payable

Gain on settlement of accounts payable was $10,590 for nine months ended September 30, 2020 and $0 for nine months ended September 30, 2019, an increase of $10,590. The increase was a result of the Company settling an accounts payabel balance with its transfer agent.

Total Other Expenses

Total other expenses were $(376,040) for nine months ended September 30, 2020 and $(369,562) for nine months ended September 30, 2019, an increase of $(6,478). The increase was primarily a result of expenses related the move forward business initiatives

Net Loss
Net loss $(1,008,176) for nine months ended September 30, 2020 and $(546,473) for nine months ended September 30, 2019, an increase of $(461,703). The increase was primarily a result of expenses related the move forward business initiatives, including cost of financing, legal, accounting, etc.

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

Revenues

We had no revenue during the fiscal years ended December 31, 2019 and 2018.

Personnel Expenses

Personnel expenses were $131,970 for the fiscal year ended December 31, 2019 and $159,500 for the fiscal year ended December 31, 2018, a decrease of $27,530. Personnel expenses consist primarily of fees paid to consultants. The decrease of $27,530 was primarily due $24,000 paid in stock issued for services during fiscal year December 31, 2018 versus $0 in fiscal year December 31, 2019.

General and Administrative Expenses

General and administrative expenses were $50,028 for the fiscal year ended December 31, 2019 and $41,057 for the fiscal year ended December 31, 2018, an increase of $8,971. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of increased office expenses and legal fees.

Total Operating Expenses

Total operating expenses were $181,998 for the fiscal year ended December 31, 2019 and $200,557 for the fiscal year ended December 31, 2018, a decrease of $18,559. Total operating expenses consists of personnel expenses and general and administrative expenses. The decrease of $18,559 was primarily due $24,000 paid in stock issued for services in fiscal year December 31, 2018 versus $0 in fiscal year December 31, 2019.

Net Operating Loss

The Company had a net operating loss of $(181,998) for the fiscal year ended December 31, 2019 and $(200,557) for the fiscal year ended December 31, 2018, a decrease of $(18,559). The decrease of $18,559 was primarily due $24,000 paid in stock issued for services in fiscal year December 31, 2018 versus $0 in fiscal year December 31, 2019.

Interest Expense

Interest expense was $(28,124) for the fiscal year ended December 31, 2019 and $(5,489) for the fiscal year ended December 31, 2018, an increase of $(22,635). Interest expense consists primarily of interest related to convertible debt. The increase was a result of additional debt being issued during the fiscal year ended December 31, 2019.

Amortization of Debt Discount

Amortization of debt discount was $(138,922) for the fiscal year ended December 31, 2019 and $(27,578) for the fiscal year ended December 31, 2018, an increase of $(111,344). The increase was a result of additional debt being issued during the fiscal year ended December 31, 2019.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities resulted in income of $56,628 for the fiscal year ended December 31, 2019 and expense of $(412,566) for the fiscal year ended December 31, 2018, a decrease of $469,914. The decrease was a result of a decline in fair value of the derivative instruments from December 31, 2018 to December 31, 2019.

Total Other Expenses

Total other expenses were $(110,418) for the fiscal year ended December 31, 2019 and $(445,633) for the fiscal year ended December 31, 2018, a decrease of $(335,215). Total other expenses consist of interest expense, amortization of debt discount and change in fair value of derivative liabilities. The decrease was primarily a result of a decline in fair value of the derivative instruments from December 31, 2018 to December 31, 2019.

Net Loss

Net loss was $(292,416) for the fiscal year ended December 31, 2019 and $(646,190) for the fiscal year ended December 31, 2018, a decrease of $(353,774). The decrease was primarily a result of a decline in fair value of the derivative instruments from December 31, 2018 to December 31, 2019.

Liquidity and Capital Resources

The Company’s current operations have focused on business planning and raising capital. The Company sustained operating losses since inception through the acquisition of PTGi and GetCharged. In the second and third quarter of 2020, the Company issued an approximately $8.0 million aggregate principal amount of the convertible promissory notes. Management believes that as a result of the acquisitions of PTGi and GetCharged, it has sufficient capital to fund its operations however is currently evaluating different strategies to obtain the funding for future acquisitions. These strategies may include but are not limited to: public offerings of equity and/or debt securities, payments from potential strategic research and development, licensing and/or marketing arrangements.

The financial statements of the Company for the fiscal year ended December 31, 2019 were been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial losses and negative cash flows from operations since its inception and has an accumulated deficit of approximately $17.5 million. The Company believes its financial position is more secure as a result of the acquisitions of PTGi and GetCharged which occurred in the fourth quarter of 2020.

Critical Accounting Policies

We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors’ understanding of our operating results and financial condition. For more information see Note 2 to our audited financial statements beginning on page F-1 of this prospectus.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Stock Based Compensation Expense

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of December 31, 2019 and 2018, there were no options outstanding, respectively. For the year ended December 31, 2018, the Company issued 60,000 shares to non-employees for services and recorded $24,000 in expense related to the shares.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has no leases.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606. The new revenue recognition standard supersedes all existing revenue recognition guidance. Under this ASU, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14, issued in August 2015, deferred the effective date of ASU 2014-09 to the first quarter of 2018, with early adoption permitted in the first quarter of 2017. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update addresses a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Inflation

We believe that inflation has not had a material adverse impact on our business or operating results during the periods presented.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements as of the date of this prospectus.

BUSINESS

Overview

Charge Enterprises, Inc. is a portfolio of global businesses with the vision of connecting people everywhere with communications, infrastructure and transportation.

We’re a public company that shares our success with all stakeholders with three distinct divisions.

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Charge Communications, with a strategy offering Unified Communication as a Service (UCaaS) and Communication as a Platform Service (CPaaS), providing termination of both voice and data to Carriers and Mobile Network Operators (MNO’s) globally for over 2 decades.

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Charge Infrastructure, addresses last mile micro-mobility by offering patented, unique and problem-solving infrastructure solutions to cities globally.

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Charge Transport, with a strategy of building out new delivery routes globally, adding electrification and autonomous capability to deliver 10’s of millions of parcels a day whilst constantly innovating and utilizing our shared resources.

Charge Enterprises, where communications and transportation are changing faster than ever before. Our strategy is to do the unglamorous part of connecting your phone calls, delivering your packages, and powering micro-mobility.

COVID-19’s impact has been unprecedented with many people either working from home or furloughed, the demand on physical and digital networks has been enormous with traffic up in some countries by 40% in a matter of weeks. Last mile delivery, infrastructure and telecoms perceived as one of the least impacted sectors by the global pandemic.

The crisis has caused companies and individuals to think about what exactly this new normal will look like with increased communications, infrastructure / micro-mobility and transport options.

We see a huge opportunity to capitalize on this sector, when you work with us expect to be treated like a PEER: Prompt Ethical Empathetic Reliable.

We operate our current business through a number of subsidiaries which we have recently acquired and/or formed.

Communications Division

Our Communications Division is based upon the services offered by our wholly-owned subsidiary, PTGi International Carrier Services, Inc. (“PTGi”), which was acquired in October 2020. Specifically, on October 2, 2020, we entered into an stock purchase agreement with the shareholders of PTGi pursuant to which we agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000 (the “PTGi Acquisition”). The closing of the PTGi Acquisition occurred on October 31, 2020.

Business of PTGi

PTGi is a global wholesale telecommunications provider offering both international and U.S. domestic voice termination. PTGi provides customers with internet-protocol-based and time-division multiplexing ("TDM") access for the transport of long-distance voice and data minutes.

Network

PTGi operates a global telecommunications network consisting of domestic switching and related peripheral equipment, and carrier-grade routers and switches for Internet and circuit-based services. To ensure high-quality communications services, our network employs digital switching and fiber optic technologies, incorporates the use of Voice-over-Internet Protocol protocols and SS7/C7 signaling, and is supported by comprehensive network monitoring and technical support services.

Foreign Carrier Agreements

In selected countries where competition with the traditional Post Telegraph and Telecommunications companies ("PTTs") is limited, we have entered into foreign carrier agreements with PTTs or other service providers that permit PTGi to provide traffic into, and receive return traffic from, these countries.

Network Management and Control

PTGi owns and operates network management systems in Ashburn, Virginia which are used to monitor and control our switching systems, global data network, and other digital transmission equipment used in PTGi’s network. Additional network monitoring, network management, and traffic management services are supported from our Network Management Centers located in Guatemala City, Guatemala and Bucharest, Romania. The network management control centers are constantly online.

Sales and Marketing

PTGi markets its services through a variety of sales channels, as summarized below:

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Trade Shows: We attends industry trade shows around the globe throughout the year. At each trade show, PTGi markets to both existing and potential new customers through prearranged meetings, social gatherings and networking; and

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Business Development: PTGi’s world class sales team focuses on developing our business potential around the globe through ongoing communication and face-to-face meetings.

Management Information and Billing Systems

PTGi operates management information, network and customer billing systems supporting the functions of network and traffic management, customer service and customer billing. For financial reporting, we consolidate information from each of PTGi’s markets into a single database.

We believe that PTGi’s financial reporting and billing systems are generally adequate to meet its business needs. However, in the future, PTGi may determine that it needs to invest additional capital to purchase hardware and software, license more specialized software and increase its capacity.

Competition

Long Distance: PTGi faces significant competition as it attempts to win the business of other telecommunications carriers and resellers. We compete on the basis of price, service quality, financial strength, relationship and presence. Sales of wholesale long-distance voice minutes are generated by connecting one telecommunications operator to another and charging a fee to do so.

Over-the-top ("OTT"): OTT applications, such as WhatsApp, Skype, and FaceTime, continue to impact PTGi’s long distance business model. There can be no assurance that: (1) the current declines in the long-distance business globally driven by OTT application will not increase; or (2) our business will not be impacted by the increased consumer adoption of OTT applications globally.

Government Regulation

PTGi is subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that: (1) future regulatory, judicial and legislative changes will not have a material adverse effect on us; (2) domestic or international regulators or third parties will not raise material issues with regard to its compliance with applicable regulations; or (3) regulatory activities will not have a material adverse effect on it.

Regulation impacting the telecommunications industry continues to change rapidly in many jurisdictions. Privacy-related laws and regulations, such as the EU’s GDPR, as well as privatization, deregulation, changes in regulation, consolidation, and technological change have had, and will continue to have, significant effects on the industry. Although we believe that continuing deregulation with respect to portions of the telecommunications industry will create opportunities for firms such as us, there can be no assurance that deregulation and changes in regulation will be implemented in a manner that would benefit us.

The regulatory frameworks in certain jurisdictions in which we provide services as of December 31, 2020 are described below:

United States

In the United States, PTGi’s services are subject to the provisions of the Communications Act of 1934, as amended (the "Communications Act"), and other federal laws, rules, and orders of the Federal Communications Commission ("FCC") regulations, and the applicable laws and regulations of the various states.

International Service Regulation

The FCC has jurisdiction over common carrier services linking points in the U.S. to points in other countries, and PTGi provides such services. Providers of such international common carrier services must obtain authority from the FCC under Section 214 of the Communications Act. We have obtained the authorizations required to use, on a facilities-based and resale basis, various transmission media for the provision of international switched services and international private line services on a non-dominant carrier basis. The FCC is considering a number of possible changes to its rules governing international common carriers. We cannot predict how the FCC will resolve those issues or how its decisions will affect our international business. FCC rules permit non-dominant carriers such as PTGi to offer some services on a detariffed basis, where competition can provide consumers with lower rates and choices among carriers and services.

Domestic Service Regulation

With respect to PTGi's domestic U.S. telecommunications services, PTGi is considered a non-dominant interstate carrier subject to regulation by the FCC. FCC rules provide us significant authority to initiate or expand its domestic interstate operations, but we are required to obtain FCC approval to assume control of another telecommunications carrier or its assets, to transfer control of PTGi’s operations to another entity, or to discontinue service. PTGi is also required to file various reports and pay various fees and assessments to the FCC and various state commissions. Among other things, interstate common carriers must offer service on a nondiscriminatory basis at just and reasonable rates. The FCC has jurisdiction to hear complaints regarding PTGi’s compliance or non-compliance with these and other requirements of the Communications Act and the FCC’s rules. Among other regulations, PTGi is subject to the Communications Assistance for Law Enforcement Act ("CALEA") and associated FCC regulations which require telecommunications carriers to configure their networks to facilitate law enforcement authorities to perform electronic surveillance.

In April 2019, FCC rules relating to the completion of calls to rural areas became effective. These rules require certain providers of retail long distance voice service to generate and retain various records regarding completion of calls to rural areas. Specifically, the rules require those providers to collect and retain information on long-distance call attempts such as, but not limited to, the called number, the date and time of the call, and the use of an intermediate provider. The rules also prohibit false audible ringing (the premature triggering of audible ring tones to the caller before the call setup request has reached the terminating service provider). While PTGi is not directly subject to these rules, PTGi may function as an intermediate provider within the meaning of these rules, which may require PTGi to provide information to its customers regarding calls that it carries on their behalf. In addition, under Section 262 to the Communications Act of 1934, intermediate providers (such as PTGi) must register with the FCC and meet certain quality standards (now embodied in the FCC’s rules).

Interstate and international telecommunications carriers are required to contribute to the federal Universal Service Fund ("USF"). Carriers providing wholesale telecommunications services are not required to contribute with respect to services sold to customers that provide a written certification that the customers themselves will make the required contributions. If the FCC or the USF Administrator were to determine that the USF reporting for the Company, including PTGi, is not accurate or in compliance with FCC rules, PTGi could be subject to additional contributions, as well as to monetary fines and penalties. In addition, the FCC may revise its USF contribution mechanisms and the services considered when calculating the contribution. PTGi cannot predict the outcome of any such revisions or their potential effect on PTGi's contribution obligations. Some changes to the USF under consideration by the FCC may affect certain entities more than others, and PTGi may be disadvantaged as compared to its competitors as a result of FCC decisions regarding USF. In addition, the FCC may extend the obligation to contribute to the USF to certain services that PTGi offers but that are not currently assessed USF contributions.

FCC rules require providers that originate interstate or intrastate traffic on or destined for the public switched telephone network ("PSTN") to transmit the telephone number associated with the calling party to the next provider in the call path. Intermediate providers, such as PTGi, must pass calling party number ("CPN") or charge number ("CN") signaling information they receive from other providers unaltered, to subsequent providers in the call path. While PTGi believes that it is in compliance with this rule, to the extent that it passes traffic that does not have appropriate CPN or CN information, PTGi could be subject to fines, cease and desist orders, or other penalties.

Infrastructure Division

Our Infrastructure Division is based upon the services offered by our wholly-owned subsidiary, GetCharged, Inc. (“GetCharged”), which was acquired in October 2020. Specifically, on September 25, 2020, we entered into a stock acquisition agreement with the shareholders of GetCharged, pursuant to which we agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of our common stock. The closing of the GetCharged acquisition occurred on October 12, 2020.

Business of Charge Infrastructure

Charge Infrastructure is focused on building the largest global network of EV charging, storage, and service stations for electric mopeds and e-scooter. Charge Infrastructure is a software-enabled "e-micro-mobility infrastructure as a service" play to provide a universal parking, charging and safety diagnostic solution for electric vehicles (scooters, bikes, drones, mopeds, etc). Its physical and digital product suite is designed to solve key issues cities have with the current situations created by scooter share operators. We have secured some of the most sought after real estate locations world-wide. Our vision is to become the de facto clean electric fueling network of the future, whether it is stations, containers, batteries or other.

At Charge Infrastructure, we are focused on building the largest global network of electric charging, storage and service stations for micro-mobility devices. We provide vital infrastructure for riders and micro mobility operators by offering a convenient place to charge and store e-vehicles, helping to protect the integrity of city streets while keeping pedestrians and residents safe.

Charge Infrastructure began deploying docks and charging stations in Paris in June 2020 and intends to expand that presence, with the goal of deploying GetCharged's unique docking and charging stations in more than 100 locations over the next 18 months. Charge plans to roll out its newly evolved stations, which are powered from the existing electrical grid and require no battery swapping.

Charge Infrastructure has entered into a manufacturing and supply agreement with Quebec-based Poitras Industries to produce and manufacture its micro-mobility charging and docking stations.

GetCharged has a partnership with Reef Technologies and several smaller operators.

Our charging stations and Smart Hub containers keep e-scooters organized, charged, and city sidewalks clear. As the world struggles to harness the potential of micro-mobility while addressing issues of accessibility, safety, and battery life, Charge is dedicated to empowering cities to welcome a more responsible model of micro-mobility.

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Charging Stations - Our charging stations keep e-scooters organized and charged, safeguarding pedestrians and other road users.

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Smart Hub containers - Strategically located near city centers, juicers utilize smart hub containers to create a quick e-scooter turnover.

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Digital-parking stations - Our digital parking stations are well-suited for dense areas in major cities that need rides to end in one specific location, and not scattered all over the streets.

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Charge Services, LLC - Our own network of juicers are dedicated to creating efficient turnover for operators. They quickly pump out fully charged e-scooters, all the while making sure to send damaged e-scooters back to the respective warehouse for repairs. It is authorized to do business in California, and is now operating in Los Angeles.

Charge Infrastructure has a very simple business model – every time an e-scooter is plugged into one of our charging and docking stations we get paid. We run at a global of 50% gross profit margin and can recoup the full investment cost including installation after twelve months at 80% utilization. Recurring revenue streams will include charging, parking, sponsorship, diagnostics and data.

GetCharged made an investment into Naki Power for a minority equity stake and has further executed a term sheet for the exclusive rights to North America.

Naki Power is the largest power-sharing system in Europe operating in five countries with 1,500 active power stations where consumers can rent portable chargers. The company is changing the way people charge their electronic devices, offering powerbank rentals in bars, restaurants, airports, public transport hubs, etc., that offer freedom and convenience for people in cities, just like other sharing economy services such as electric bike and scooter rental. Naki Power has solidified itself in the European market as a viable means to charge the many different electronics used in today's world, including cell phones, wearables, or other products such as portable speakers. Users are not required to supply their own charging cable and, with multiple outputs, the portable chargers are compatible with almost every electronic device available today.

GetCharged’s vision is to bring more power-sharing options to its customers by launching Naki Power stations across North America with service beginning in the third quarter 2021. After solidifying our presence in North America, Naki Power and Charge plans include expanding the service to other countries.

Sales and Marketing

Charge Infrastructure markets its services through a variety of sales channels, as summarized below:

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Trade Shows: We attend industry trade shows around the globe throughout the year. At each trade show, Charge Infrastructure markets to both existing and potential new customers through meetings, social gatherings and networking.

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Business Development: Charge Infrastructure sales team focuses on developing our business potential around the globe through ongoing communication and digital meetings.

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Inbound: Charge Infrastructure receives a large amount of inbound inquiries from cities around the world with requests to deploy charging and docking stations in cities and private property.

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Press: Due to the nature of the business and the interest in micro-mobility in the press we market our charging stations and services through press releases and opportunistic interviews in the media.

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Physical stations: The charging and docking stations are positioned in prominent locations in cities around the world and therefore receive a large amount of attention as this new street furniture is solving a serious problem of scooter clutter in cities.

Competition

Charge Infrastructure faces competition from other charging and docking suppliers as it attempts to win the business of cities, private landlords and resellers. We compete on the basis of price, service quality, relationship, presence and the quality of our charging and docking stations.

Government Regulation

Charge Infrastructure is subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that: (1) future regulatory, judicial and legislative changes will not have a material adverse effect on us; (2) domestic or international regulators or third parties will not raise material issues with regard to its compliance with applicable regulations; or (3) regulatory activities will not have a material adverse effect on it.

Regulation impacting the micro mobility industry continues to change rapidly in many jurisdictions which may affect the businesses advantageously or adversely depending on the decisions made.

Transportation Division

Our Transportation Division is intended to be based upon the services offered by companies that we are seeking to acquire.

On August 10, 2020, Transworld Enterprises entered into an asset purchase agreement with Romolos Corp (“Romolos”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of Romolos for an aggregate purchase price of $900,000 (the “Romolos Acquisition”). Romolos is a privately-held transportation company that operates Federal Express (“FedEx”) home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the Romolos Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx..

On August 27, 2020, Transworld Enterprises entered into an asset purchase agreement with APS Transportation, Inc. (“APS”) pursuant to which Transworld Enterprises agreed to acquire substantially all of the assets of APS for an aggregate purchase price of $525,000 (the “APS Acquisition”). APS is a privately-held transportation company that operates FedEx home and ground routes in the NYC area. The obligation of Transworld Enterprises to consummate the APS Acquisition will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, approval by FedEx.

As of the date of this prospectus, the Romolos and APS Acquisition did not close by the date set forth in the respective agreement and the Company has decided to no longer pursue these transactions. We will continue to seek out other opportunities that provide instant delivery or last mile services in the transportation sector.

Investments Division

In addition to investing in marketable securities, under the advisory of KORR Acquisition Group, Inc. (a related party and shareholder), Charge Investments invests in limited private investments in certain businesses that it finds to be oportunistic. In the fourth quarter, Charge invested in Oblong, Inc., a provider of patented multi-stream collaboration technologies and managed services for video collaboration and network applications, through a private placement.

Employees

As of February 1, 2021, we had 1 employee. Many of our activities are outsourced to consultants who provide services to us on a project basis. As business activities require and capital resources permit, we will hire additional employees to fulfill our company’s needs.

Properties

Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017. We lease our virtual office for approximately $140.00 per month pursuant to a lease which terminates on February 29, 2022, provided if either party does not terminate the agreement within (30) days prior to the end of the initial term, the lease shall automatically renew for successive one (1) month periods on the same terms. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

Corporate History and Information

We were incorporated in the State of Colorado on December 27, 2017. In early 2018 we had sought to engage in ventures related to the Internet of Value, or IoV, and then in late 2018 had abandoned the IoV business model and decided to pursue a business opportunity in the CBD market. Thereafter, in early 2019 management determined that the CBD opportunity postpone the CBD opportunity and turned its attention to an opportunity in the emerging cannabis sector. Since the completion of the acquisitions of TransWorld, PTGi and GetCharged, described below, we have determined not to pursue any of these proposed earlier opportunities or businesses.

On April 30, 2020, the Company entered into an agreement to acquire 100% of the outstanding equity interests of Transworld Enterprises pursuant to a Share Exchange Agreement, dated April 30, 2020, by and among the Company, Transworld Enterprises and the shareholders of Transworld Enterprises. The transactions contemplated by the Share Exchange Agreement closed on May 8, 2020. In accordance with the Share Exchange Agreement, the Company acquired all of the outstanding shares of Transworld Enterprises in exchange for 1,000,000 shares of each of the Company’s Series D and Series F preferred stock. The series D preferred stock was convertible into 80% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and voted on an as-converted basis. The series F preferred stock is convertible into 80% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as-converted basis.

On July 13, 2020, the Board of Directors of the Company approved, subject to shareholder approval, (i) a Plan of Conversion, pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware, and such approval includes the adoption of the Certificate of Incorporation and the Bylaws for the Company under the laws of the State of Delaware, and a change in the name of the Company from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”, each of which became effective concurrently with the effectiveness of the Reincorporation and (ii) a reverse stock split of our outstanding common stock in a ratio of one-for-five hundred (1:500), which became effective immediately prior to the effectiveness of the Reincorporation. On October 1, 2020, we filed articles of amendment with the Colorado Secretary of State to effectuate the Reverse Stock Split. Immediately thereafter, we completed the Reincorporation by filing our new Certificate of Incorporation with the State of Delaware.

On September 25, 2020, we entered into a stock acquisition agreement with the shareholders of GetCharged pursuant to which we agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of our common stock. The closing of the GetCharged acquisition occurred on October 12, 2020.

On October 2, 2020, we entered into a stock purchase agreement with the shareholders of PTGi pursuant to which we agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $1,000,000. The closing of the PTGi acquisition occurred on October 31, 2020.

On January 26, 2021, following its acquisitions of of PTGi and GetCharged,, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation or removal. Our executive officers are elected annually by our board of directors and serve a one year term until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Position
Andrew Fox	48	Chief Executive Officer and Director
Craig Denson	59	Interim Chief Financial Officer, Chief Operating Officer and Director
Kenneth Orr	54	Executive Chairman
Phil Scala	70	Secretary and Director
Justin Deutsch	44	Director
Jim Murphy	77	Director

Andrew Fox has been the Chief Executive Officer and a Director since October 2020. Mr. Fox has been the founder and Chief Executive Officer of GetCharged, Inc. since its formation in 2018 Mr. Fox is a serial entrepreneur with over two decades of experience in executing disruptive approaches to a wide range of industries including media, transportation, real estate, insurance, and consumer staples.

Craig Denson has been the Chief Operating Officer and a Director since October 2020, and the Interim Chief Financial Officer and Chief Financial Officer since January 2021. Mr. Denson has been the Presient & CEO of PTGi since May 2012. Mr. Denson joined PTGi in 2009 as Vice President, responsible for the Wholesale and Pre-Paid Telecom divisions in North America. In May 2012 Mr. Denson was promoted to President and CEO of PTGi. Prior to joining the company, Mr. Denson was President and COO of Sigma Software Solutions, an OSS and BSS software company providing billing and CRM software to the telecom industry globally. Prior to Sigma Software, Mr. Denson was Vice President and General Manager of ACS Canada, whereby he led the Telecom ASP software services division. Mr. Denson started his career with PepsiCo in 1986, progressing through the organization and ending as National Sales Manager of two operating divisions before entering the telecom industry in 1999. Mr. Denson holds a business degree from Humber College, is a strategic planner and conceptual thinker, excels at bringing clarity to complex issues by creating practical solutions to organizational challenges.

Kenneth Orr has been Executive Chairman since May 2020. He is the founder and CEO of KORR Acquisitions Group, Inc. a registered investment adviser since 2017, where he has initiated numerous activist investments and have provided Ken with specific skills and knowledge that can only be gained through experience. Mr. Orr acquired Herold Securities in 1994 and renamed the firm First Cambridge Securities. FCS established offices in New York City and Los Angeles. Mr. Orr is a graduate of Tufts University (‘88 – Bachelor of Science), Columbia Business School (Value Investing) and Harvard Business School (Leading with Finance).

Philip P. Scala was our interim chief executive officer from May 2020 until October 2020 and has been our secretary and director since May 2020. Prior to forming Pathfinder Consultants International, Philip Scala served the United States both as a Commissioned Officer in the US Army for five years (from 1974 through 1979) followed by his 29 years of service with the Federal Bureau of Investigations (FBI). He graduated from the Airborne, Ranger, and Pathfinder Schools (Honor Graduate) at the Fort Benning Infantry School, and served with the First of the Sixth Infantry, First Armored Division, in the Federal Republic of Germany (1974-1977). During his service, he was promoted to the rank of Captain. Upon acceptance in to the FBI academy, Captain Scala resigned his commission, and entered the FBI Academy located on the United States Marine Corps Base at Quantico, Virginia; graduating and being appointed as a Special Agent of the FBI, in April of 1979. Mr. Scala served 15 years in the New York SWAT team, including the leadership of the Brooklyn-Queens team and Senior team leader for the New York Division from 1990-1995. His training included certifications as Rappel-Master, Tactical Instructor, Sniper, and Firearms instructor. He has participated in numerous SWAT operations, arrests, skyjackings and raids, including the Hell’s Angels HQ, the Atlanta Prison uprising, and the rescue of a mutinied oil tanker (Liberian-flagged, “Ypapanti”), in the Atlantic Ocean. In 1993, he led the raid on the Al-Qaeda bomb factory, where five terror operatives were arrested, and seized five explosive drums intended to destroy the United Nations, Federal Plaza, and the city’s tunnels. On May 10, 1998, Mr. Scala was selected as a Supervisory Special Agent for the Gambino La Cosa Nostra Squad (C-16). During his tenure, the squad successfully investigated and prosecuted the Mob infiltration of Wall Street, the New York Waterfront investigation, “Murder Incorporated,” labor racketeering, the NY Construction Industry, dismantlement of the Gambino family in NY and Sicily, the NBA referee case, and the largest consumers’ fraud ($1 billion) in US history, which involved the mob’s infiltration of the internet, telecommunications, and banking industries. From 2003-2008, Mr. Scala developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University; he also earned a Master of Arts degree in Psychology from New York University.

Justin Deutsch has been a director of the Company since May 2020. Mr. Deutsch joined Weybosset Research & Management, LLC in October 2014 as a portfolio manager. Prior to joining the firm, he was an equity analyst and trader at Bay Crest Partners for five years, specializing in large cap companies. Justin has been instrumental in helping build portfolios at Weybosset – think, trains, truck engines, beer, industrial gasses, and retailing. Before Bay Crest, Justin worked as head trader and portfolio manager for Horn Capital Management, a hedge fund based in New York City. Justin received his BA from New York University and most recently attended the Harvard Kennedy Schools program, Investment Decisions and Behavioral Finance. He currently splits his time between New York and Providence.

James Murphy has been a director of the Company since June 2020. Mr. Murphy brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI's administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Board Committees, Compensation Committee Interlocks and Insider Participation

Due to the small number of directors, at the present time the duties of an Audit Committee, Nominating and Governance Committee and Compensation Committee (including with respect to setting executive officer compensation) are performed by the Board as a whole. At such time as we have more directors on our Board, these committees will be formed. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee.

Family Relationships

None

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

Except as set forth herein, we are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

While the events underlying the actions and/or settlements described below were over 20 years ago, and the final settlements of such matters were over 15 years ago, investors may wish to consider the above information prior to making an investment in the Company. For further details on the above, go to www.sec.gov, or contact the Company.

Kenneth Orr, our Executive Chairman, was a registered principal and president of First Cambridge Securities Corporation (“First Cambridge”) from March 1994 until May 23, 1997. First Cambridge was registered with the Securities and Exchange Commission (the “Commission”) as a broker dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended, during the period of Mr. Orr’s employment. On May 9, 1997, the Alabama Securities Commission (the “ASC”) issued an order of suspension against Mr. Orr and First Cambridge for failure to respond to a visitation letter from the commission directing the production of documents relevant to an investigation being conducted by the ASC. On December 10, 1999, the Securities and Exchange Commission (the “Commission”) filed a civil action in federal district court against Mr. Orr and sixteen other defendants. In connection therewith, a Final Judgment of Permanent Injunction and Other Relief was entered by the Court, on September 13, 2002, as to Mr. Orr, with respect to which Mr. Orr consented without admitting or denying the allegations in the Commission's Complaint, permanently enjoining him from future violations of Section 17(a) of the Securities Act, and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, ordering him to disgorge $55,000 in ill-gotten gains, approximately $44,000 in prejudgment interest, and post-judgment interest, and ordering Orr to pay a civil penalty of $55,000. Mr. Orr consented to the entry of the final judgment without admitting or denying the allegations in the Commission's Complaint. Regarding the same allegations in the SEC complaint, on January 3, 2002, in a settlement with the US Attorney, Mr. Orr pleaded guilty to one count of indirect conspiracy, and, on May 21, 2002, a judgment was entered against Mr. Orr by the Court pursuant to which Mr. Orr ordered to pay a $3,000 fine. In addition and as part of the above, in December 2004, Mr. Orr consented to the entry of an Order Making Findings and Imposing Remedial Sanctions pursuant to Section 15(b) of the Securities Exchange Act of 1934. In connection therewith, Mr. Orr was barred from association with any broker or dealer. Any reapplication for association by Mr. Orr will be subject to the applicable laws and regulations governing the reentry process. Mr. Orr has determined not to reapply or seek reentry.

Code of Ethics and Code of Conduct

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers for the fiscal year ended December 31, 2020 (collectively, the “Named Executive Officers”) were as follows:

●	Isaac H. Sutton, our former Chief Executive Officer who resigned from the Company on April 30, 2020.
●	Phil Scala, our former Interim Chief Executive Officer who was appointed on May 8, 2020 and resigned on October 12, 2020.
●	Andrew Fox, our Chief Executive Officer who was appointed on October 12, 2020.

No other executive officers received total annual compensation during the fiscal year ended December 31, 2020 in excess of $100,000.

As of December 31, 2020, we did not pay any compensation to our Named Executive Officers.

We currently do not have any employment agreements or agreements with any of our executive officers.

Outstanding Equity Awards at Fiscal Year End

Except as described below, as of December 31, 2020, there were no unexercised options, unvested stock awards or outstanding equity incentive plan awards held by our Named Executive Officers.

Andrew Fox was granted an option to purchase 9,400,000 shares of common stock at an exercise price of $0.29 per share. The option shall vest in 4 equal installments beginning on the date of grant and on each of the 1st, 2nd and 3rd anniversary of the date of grant.

Long-Term Incentive Plans, Retirement or Similar Benefit Plans

As of December 31, 2020, there were no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our Named Executive Officers set forth above to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Director Compensation

As of December 31, 2020, we did not pay any compensation to our directors.

2020 Omnibus Equity Incentive Plan

Summary

On January 11, 2021, our Board of Directors and a majority of our stockholders adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”).

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of our common stock under the 2020 Plan. It is anticipated that the 2020 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2020 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements. The following table sets forth, as of February 5, 2021, the approximate number of each class of participants eligible to participate in the 2020 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	1
Directors	6(1)
Independent Contractors	0

(1)	Two of the six directors is an employee of the Company.

Description of 2020 Plan

Types of Awards. The 2020 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2020 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2020 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2020 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2020 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2020 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2020 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2020 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2020 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2020 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2020 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2020 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2020 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2020 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2020 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2020 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2020 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2020 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2020 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board of Directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2020 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2020 Plan

The 2020 Plan provides our Board of Directors with authority to amend, alter or terminate the 2020 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2020 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback. If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

New Plan Benefits

Future grants under the 2020 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2020 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 1, 2021, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock that are currently exercisable or convertible within 60 days of February 1, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o Charge Enterprises, Inc. at 125 Park Avenue, 25th Floor, New York, NY 10017.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Outstanding (1)	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Class Outstanding (2)
Security Ownership of Certain Beneficial Owners:
Korr Acquisitions Group, Inc. (3)	42,474,540	28.56%	1,000,000	100%
KORR Value, LP (4)	12,184,683	8.11%	--	--
Mt. Whitney Securities LLC (5)	15,560,298	9.69%	--	--
Arena Structured Private Investments LLC (6)	16,422,782	9.99%	--	--
Andrew Fox (7)	15,751,855	10.38%	--	--
P&G Gershon LLC (8)	13,279,307	8.93%	--	--
Security Ownership of Management and Directors:
Kenneth Orr (9)	56,782,934	37.78%	1,000,000	100%
Andrew Fox (7)	15,751,855	10.38%	--	--
Craig Denson	--	-	--	--
Phil Scala(10)	1,111,887	*	--	--
Justin Deutsch(10)	474,768	*	--	--
James Murphy(10)	50,000	-	--	--
Executive officers and directors as a group — 6 persons	74,171,444		1,000,000	100%

* less than 1%

(1)
The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of February 1, 2021, through the exercise of any stock option or other right.

(2)
Our series A Preferred Stock shall vote together with the common stock on an as converted basis. The series A preferred stock is convertible into 80% of our fully-diluted shares of common stock at any time at the option of the Holder.

(3)
Mr. Orr is the principal operating officer of KORR Acquisitions Group, Inc., which is the general partner of KORR Value LP. Mr. Orr has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc. and KORR Value LP. The address of KORR Acquisition Group, Inc. is 1400 Old Country Road, Westbury, NY 11590.

(4)
Includes (i) 1,044,000 shares of common stock issuable upon conversion of outstanding promissory notes and (ii) warrants to purchase 522,000 shares of common stock. Mr. Orr is the principal operating officer of KORR Acquisitions Group, Inc., which is the general partner of KORR Value LP. Mr. Orr has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc. and KORR Value LP. The address of KORR Value, LP is 1400 Old Country Road, Westbury, NY 11590.

(5)
Includes (i) 7,231,488 shares of common stock issuable upon conversion of outstanding promissory notes and (ii) warrants to purchase
 4,579,943 shares of common stock. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by this entity (the “Investment Advisor”). Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. Each of the Investment Advisor and either the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(6)
Includes 15,555,556 shares of common stock issuable upon conversion of outstanding promissory notes. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by this entity (the “Investment Advisor”). Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. Each of the Investment Advisor and either the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(7)
Includes (i) 2,350,000 shares of common stock issuable upon outstanding options, (ii) 440,000 shares of common stock issuable upon conversion of outstanding promissory notes and (iii) warrants to purchase 220,000 shares of common stock. Does not include 1,159,588 shares of common stock purchased by Mr. Fox from an unaffiliated third party which has not be transferred into his name.

(8)	Dan Waldman has sole voting and dispositive power over the shares held by this entity. The address for this entity is 100 Riverside Drive, New York, NY 10024.
(9)
Includes (i) 2,123,711 shares of common stock held by Cori Orr, his wife, (ii) 42,474,540 shares of common stock held by KORR Acquisition Group, Inc. (iii) 10,618,683 shares of common stock held by KORR Value, LP, (iv) 1,044,000 shares of common stock issuable upon conversion of outstanding promissory notes held by KORR Value, LP and (v) warrants to purchase 522,000 shares of common stock held by KORR Value, LP. Does not include 80,000 shares of common stock purchased by Mr. Orr from an unaffiliated third party which has not be transferred into his name. Mr. Orr has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc. and KORR Value LP.

(10	Includes 50,000 shares of common stock issuable upon exercise of options

SELLING STOCKHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon conversion of the Notes and/or exercise of the Warrants.

We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the securities by the selling shareholders that were issued in the May 2020 private placement and the November 2020 private placement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of our common stock, the Notes and Warrants, as of February 1, 2021, assuming conversion of the Notes and/or exercise of Warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of the registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders upon conversion of the series G preferred stock, (ii) the maximum number of shares of common stock issuable upon conversion of the notes, determined as if the outstanding notes were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC and (iii) the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants or conversion of the notes. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Notes and Warrants, a selling shareholder may not exercise the notes and/or exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion and/or exercise. The number of shares in the second column does not reflect this limitation.

The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

			Shares of Common Stock Beneficially Owned after the Offering
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares Owned After the Offering	Percentage of Class
Mt. Whitney Securities, LLC (1)(2)	15,560,298	15,560,298	--	--
Arena Originating Co., LLC (1)(3)	1,437,878	1,437,878	--	--
Arena Special Opportunities Fund, LP (1)(4)	5,482,450	5,482,450	--	--
Arena Special Opportunities Partners I, LP (1)(5)	3,418,776	3,418,776	--	--
Arena Structured Private Investments LLC (1)(6)	16,422,472	16,458,472	36,000	*

* Less than 1%

(1) Consists of shares of common stock, Notes and Warrants held by Arena Origination Co., LLC (“Originating Fund”), Arena Special Opportunities Fund, LP (“Opportunities Fund”), Arena Structured Private Investments LLC (“Investments Fund”) and Arena Special Opportunities Partners I, LP (“Partners Fund” and together with the Originating Fund, Opportunities Fund and Investments Fund, the “Arena Funds”), respectively. In addition, includes common stock, Notes and Warrants held by Mt. Whitney Securities LLC (“Managed Account,” and together with the Arena Funds, the “Arena Entities”). Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by the Arena Entities (the “Investment Advisor”). Westaim Origination Holdings, Inc is the managing member of, and may be deemed to beneficially own securities owned by, Originating Fund. Arena Special Opportunities Fund (Onshore) GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Opportunities Fund. Arena Special Opportunities Partners (Onshore) GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Partners Fund. The Managed Account is an account separately managed by the Investment Advisor. Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. Each of the Investment Advisor and either the managing member or the general partner of the respective Arena Fund share voting and disposal power over the shares held by each Arena Fund described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(2) Includes (a) 7,231,488 shares of common stock issuable upon conversion of the May 2020 Notes, (b) 4,579,943 shares of common stock issuable upon exercise of the Warrants.

(3) Includes (a) 664,368 shares of common stock issuable upon conversion of the May 2020 Notes and (b) 420,766 shares of common stock issuable upon exercise of the Warrants.

(4) Includes (a) 2,543,752 shares of common stock issuable upon conversion of the May 2020 Notes, (b) 1,611,043 shares of common stock issuable upon exercise of the Warrants.

(5) Includes (a) 1,560,392 shares of common stock issuable upon conversion of the May 2020 Notes and (b) 988,248 shares of common stock issuable upon exercise of the Warrants.

(6) Includes 15,555,556 shares of common stock issuable upon conversion of the November 2020 Notes.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at $2.75 per share until our shares are quoted on the OTCQX, OTCQB or listed on a national securities exchange, and thereafter, at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 10, 2021, there were 148,718,385 shares of our common stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

Preferred Stock

Our Board is authorized, without action by the stockholders, to designate and issue up to 10.0 million shares of preferred stock in one or more series. Our Board can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

●	decreasing the market price of our common stock;

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

Our Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series A Preferred Stock

Each share of the Series A Preferred Stock shall convert, on one occasion, at the sole option of the Holder into 80% of our fully-diluted shares of common stock on the date of conversion. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. The Series A Preferred Stock shall rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and all other shares of capital stock of the Company shall be junior in rank to all Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Blank Check Preferred. The Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

 The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Manhattan Transfer Registrar Company, whose address is 38B Sheep Pasture Road, Port Jefferson, New York 11777.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

The balance in related party payables amounted to $302,031 and $401,517 for the years ended December 31, 2019 and 2018, respectively. The Company had an oral agreement with the Company’s former CEO (Isaac H. Sutton), who provided management services through a private entity that he owns. On April 30, 2020 Isaac H. Sutton stepped down as CEO of the Company and is no longer a related party. The related party payable was converted to a convertible note payable in the amount of $300,000. The balance of that convertible note payable as of September 30, 2020 was $228,751.

During the year ended December 31, 2019, the Company’s former CEO converted $100,000 of accrued management services into 375,000,000 shares of common stock.

In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC.

Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes. On September 2, 2020, Andrew Fox, our CEO, purchased a Subordinated Creditor Note with an aggregate principal amount of $110,000 and a Subordinated Creditor Warrant to purchase 220,000 shares of common stock for an aggregate purchase price of $100,000.

On September 30, 2020, KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman advanced the Company $75,000. There is no advance due on this advance and it is payable on demand.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements of Charge Enterprises, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by Accell Audit & Compliance, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of PTGi International Carrier Services, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by Seligson & Giannattasio, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of GetCharged, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by K.K. Mehta CPA Associates, PLLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission's website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission's public reference room, and the website of the Securities and Exchange Commission referred to above.

Charge Enterprises, Inc.
(Formerly TransWorld Holdings, Inc.
And GoIP Global, Inc.)
 and Subsidiary

CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended

September 30, 2020

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.)
 AND SUBSIDIARY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Charge Enterprises, Inc.

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheets of Charge Enterprises, Inc. and subsidiary (the Company) as of September 30, 2020 and December 21, 2019, and the related consolidated statements of operations for the three-month and nine-month periods ended September 30, 2020 and 2019, and the consolidated statements of stockholders equity (deficit) for the nine-month periods ended September 30, 2020 and 2019 and the consolidated statements of cash flows for the nine month periods then ended, and the related notes (collectively referred to as the interim consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Basis for Review Results

These interim consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

     \s\ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP
White Plains, New York
February 9, 2021

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,415,102	$31
Deposits and prepaids	143,875	-
Notes receivable and accrued interest	755,061	-
Total current assets	3,314,038	31

Goodwill	3,057,907	-
Total assets	$6,371,945	$31

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$331,592	$33,952
Accrued liabilities	75,397	-
Accrued liabilities, related party	1,946	-
Convertible notes payable, net of discount	3,673,529	-
Related party payable	75,000	302,031
Derivative liabilities	2,530	-
Total current liabilities	4,159,994	335,983

Convertible notes payable, related party, net of discount	243,303	-
Total liabilities	4,403,297	335,983

Commitments and contingencies

Stockholder's equity (deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series A: 100,000 authorized; 0 shares issued and outstanding	-	-
Series B: 1,000,000 shares authorized; 0 and 200,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	200
Series C: 5,000,000 authorized; 0 and 2,000,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	2,000
Series D: 1,000,000 authorized; 1,000,000 and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,000	-
Series E: 1,000,000 authorized; 543,251 and 418,251 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	543	418
Series F: 1,000,000 authorized; 1,000,000 and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,000	-
Series G: 8 authorized; 8 and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.001 par value; 6,800,000,000 shares authorized 12,741,278 issued and outstanding at September 30, 2020 and December 31, 2019	12,741	9,516
Additional paid in capital	20,463,845	17,150,994
Common stock to be issued	-	3,225
Accumulated deficit	(18,510,481)	(17,502,305)
Total stockholders' equity (deficit)	1,968,648	(335,952)
Total liabilities and stockholders' equity (deficit)	$6,371,945	$31

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019

Revenues	$-	$-	$-	$-

Operating expenses
Professional fees	400,286	33,925	592,146	146,469
General and administrative	34,266	3,114	39,990	30,442
Total operating expenses	434,552	37,039	632,136	176,911

Net operating loss	(434,552)	(37,039)	(632,136)	(176,911)

Other income (expenses):
Interest expense	(73,836)	(14,146)	(118,831)	(22,422)
Interest expense, related party	(15,086)	-	(15,086)	-
Interest income	16,333	-	20,061	-
Amortization of debt discount	(118,271)	-	(157,028)	(52,450)
Amortization of debt discount, related party	(4,385)	-	(4,385)	-
Amortization of debt issue costs	(7,562)	-	(11,999)	-
Change in fair value of derivative liabilities	291	(370,935)	(537)	(294,690)
Loss on modification of debt	-	-	(98,825)	-
Gain on settlement of accounts payable	-	-	10,590	-
Total other expenses	(202,516)	(385,081)	(376,040)	(369,562)

Net income (loss)	$(637,068)	$(422,120)	$(1,008,176)	$(546,473)

Basic and diluted loss per share	$(0.05)	$(0.05)	$(0.08)	$(0.06)

Weighted average number of shares outstanding, basic and diluted	12,491,278	8,695,413	12,491,278	9,169,808

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 (UNAUDITED)

	Preferred Stock		Common Stock			Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	To Be Issued	Capital	Deficit	Total
Balance, January 1, 2020	2,618,251	$2,618	12,741,278	$9,516	$3,225	$17,150,994	$(17,502,305)	$(335,952)

Sale of common stock	-	-	-	3,225	(3,225)	-	-	-

Sale of Series E Preferred Stock	125,000	125	-	-	-	12,375	-	12,500

Series D Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	-	-	-	1,527,159	-	1,528,159

Series F Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	-	-	-	1,528,953	-	1,529,953

Series G Preferred stock issued in connection with Convertible Notes	8	-	-	-	-	143,339	-	143,339

Series B Preferred stock cancelled	(200,000)	(200)	-	-	-	200	-	-

Series C Preferred stock cancelled	(2,000,000)	(2,000)	-	-	-	2,000	-	-

Loss on modification of debt	-	-	-	-	-	98,825	-	98,825

Net loss	-	-	-	-	-	-	(1,008,176)	(1,008,176)

Balance, September 30, 2020	2,543,259	$2,543	12,741,278	$12,741	$-	$20,463,845	$(18,510,481)	$1,968,648

	Preferred Stock
	Shares	Amount
Series D Preferred Stock	1,000,000	$1,000
Series E Preferred Stock	543,251	543
Series F Preferred Stock	1,000,000	1,000
Series G Preferred Stock	8	-
Balance, September 30, 2020	2,543,259	$2,543

The accompanying notes are an integral part of these unaudited consolidated financial statements

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED)

	Preferred Stock		Common Stock			Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	To Be Issued	Capital	Deficit	Total
Balance, January 1, 2019	2,300,000	$2,300	8,286,329	$8,286	$20	$12,110,640	$(17,209,889)	$(5,088,643)

Sale of common stock	-	-	880,000	880	(20)	(350,000)	-	(349,140)

Net loss	-	-	-	-	-	-	(546,473)	(546,473)

Balance, September 30, 2019	2,300,000	$2,300	9,166,329	$9,166	$-	$11,760,640	$(17,756,362)	$(5,984,256)

*Detail of Preferred Stock as of September 30, 2019

	Preferred Stock
	Shares	Amount
Series B Preferred Stock	200,000	$200
Series A Preferred Stock	100,000	100
Series C Preferred Stock	2,000,000	2,000
Series D Preferred Stock	-	-
Series E Preferred Stock	-	-
Series F Preferred Stock	-	-
Series G Preferred Stock	-	-
Balance, September 30, 2019	2,300,000	$2,300

The accompanying notes are an integral part of these unaudited consolidated financial statements

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,008,176)	$(546,473)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	537	294,690
Amortization of debt discount	157,028	52,450
Amortization of debt discount, related party	4,385	-
Amortization of debt issue costs	11,999	-
Loss on modification of debt	98,825	-
Gain on settlement on accounts payable	(10,590)	-
Changes in working capital requirements:
Deposits	(142,500)	-
Prepaid expenses	(1,375)	-
Accounts payable	308,230	(1,075)
Accrued interest	75,397	(8,465)
Accrued interest, related party	1,946	-
Interest receivable	(20,061)	-
Related party advances	(28,074)	(17,496)
Net cash used in operating activities	(552,429)	(226,369)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash issuance for notes receivable	(735,000)	-
Net cash (used in) provided by investing activities	(735,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	89,990
Cash receipts from sale of Series E Preferred Stock	12,500	-
Cash receipts from issuance of notes payable	-	27,500
Cash receipts from issuance of convertible notes payable	3,195,000	108,500
Cash receipts from issuance of convertible notes payable, related party	495,000	-
Net cash provided by financing activities	3,702,500	225,990

NET INCREASE IN CASH	2,415,071	(379)
CASH, BEGINNING OF PERIOD	31	379
CASH, END OF PERIOD	$2,415,102	$-

Supplemental disclosure of cash flow information
Cash paid for interest expense	$49,183	$-
Cash paid for income taxes	$-	$-

Non-cash operating and financing activities:
Goodwill acquired in a business combination through the issuance of stock	$3,057,907	$-
Debt discount associated with convertible notes	$499,669	$-
Series G Preferred Stock issued in connection with convertible notes financing	$143,339	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HODLINGS, INC.
AND GOIP GLOBAL, INC.) AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Charge Enterprises, Inc. (“Charge Enterprises” (formerly known as “Transworld Holdings, Inc.” “GoIP Global, Inc.”, “GoIP”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company’s name was changed to GoIP Global, Inc. On December 28, 2017, the Company was redomiciled in Colorado. On October 1, 2020, the Company was redomiciled to Delaware and the name was changed to TransWorld Holdings, Inc. On January 26, 2021, following its acquisitions of PTGI and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation. As part of the exchange the Company has agreed to issue 1,000,000 share of Series D Preferred Stock and 1,000,000 shares of Series F Preferred Stock in exchange for all the equity interest of TW. TW, as a holding company, will focus on acquiring controlling interests in profitable basic businesses.  Initially, TW will focus on acquiring transportation companies and simple manufacturing and or consumer products businesses.

On July 13, 2020, the Board of Directors of the Company approved, subject to shareholder approval, (i) a Plan of Conversion, pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware (the “Reincorporation”), and such approval includes the adoption of the Certificate of Incorporation (the “Delaware Certificate”) and the Bylaws (the “Delaware Bylaws”) for the Company under the laws of the State of Delaware, and a change in the name of the Company from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”, each to become effective concurrently with the effectiveness of the Reincorporation and (ii) a reverse stock split of our outstanding common stock in a ratio of one-for-five hundred (1:500), provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share (the “Reverse Split”), to become effective immediately prior to the effectiveness of the Reincorporation. On August 7, 2020, shareholder approval for these actions was obtained. The Reincorporation was effective October 1, 2020 and the reverse split was effective on October 6, 2020.

2.	Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated unaudited financial statements include the accounts of Transworld Holdings, Inc. (formerly known as GoIP Global, Inc.) and its wholly owned subsidiary TransWorld Enterprises, Inc., collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation. These consolidated financial statements should be read in conjunction with the company’s latest annual financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of September 30, 2020 and December 31, 2019, there were no options outstanding.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. The Company does not have any BCFs.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. There were no advertising expenses for the nine months ended September 30, 2020 and 2019, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. Accordingly, we did not include 99,205,163 and 1,915,590 of potentially dilutive warrants, convertible notes and convertible preferred stock at September 30, 2020 and 2019 respectively.

	For The Nine Months Ended
	September 30,
	2020	2019
Potentially dilutive warrants	9,844,402	0
Potentially dilutive convertible notes	17,360,063	1,915,590
Potentially dilutive convertible preferred stock	72,000,698	0
	99,205,163	1,915,590

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has no leases.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. At September 30, 2020, the Company had $2,090,102 in excess of FDIC insurance.

4.	Going Concern

The Company's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2020 and December 31, 2019, the Company had $2,415,102 and $31 in cash and $845,956 and $335,952 in negative working capital, respectively.  For the nine months ended September 30, 2020 and 2019, the Company had a net loss of $1,008,176 and $546,473, respectively. Continued losses may adversely affect the liquidity of the Company in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has operating costs and expenses at the present time for development of its business activities. The Company, however, will be required to raise additional capital over the next twelve months to meet its current administrative expenses, and it may do so in connection with or in anticipation of possible acquisition transactions. This financing may take the form of additional sales of its equity securities loans from its directors and or convertible notes. There is no assurance that additional financing will be available, if required, or on terms favorable to the Company.

5.	Asset purchase

TransWorld Enterprises, Inc.

Effective April 30, 2020, the Company entered into an agreement to acquire 100% of the outstanding equity interests of TransWorld, pursuant to that certain Share Exchange Agreement (referred to as the “Exchange Agreement”), by and among the Company, TransWorld and the shareholders of TransWorld. The transactions contemplated by the Exchange Agreement closed on May 8, 2020. In accordance with the Exchange Agreement, the Company acquired all of the outstanding shares of TransWorld in exchange for 1,000,000 shares of each of the Company’s series D and series F preferred stock. The series D preferred stock is currently convertible into 12.5% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis. The series F preferred stock is currently convertible into 12.5% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.

TransWorld did not meet the definition of a business under ASC 805, Business Combinations. As such the transaction was treated as an asset purchase. According to ASC 805-50-30-2 if the consideration given is not in the form of cash, measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. In this case, TransWorld did not have any assets. As such the value of the consideration was valued at $3,057,907, which was the value of the Series D and Series F Preferred stock. The entire value was recoded as goodwill.

Romolos Corp.

On August 10, 2020, the Company entered into an Asset Purchase Agreement with Romolos Corp. The agreement provides for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $900,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the nine months ended September 30, 2020, the Company paid a $90,000 deposit towards the purchase.

APS Transportation Inc.

On August 27, 2020, the Company entered into an Asset Purchase Agreement with APS Transportation, Inc. The agreement provides for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $525,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the nine months ended September 30, 2020, the Company paid a $52,500 deposit towards the purchase.

GetCharged, Inc.

On August 27, 2020, the Company entered into a stock purchase agreement with GetCharged, Inc. (“GetCharged”). In connection with the agreement, the Company will purchase the outstanding shares of GetCharged in exchange for $17,500,000 in consideration. The consideration will be paid in common stock. The Closing on the acquisition is scheduled for October 12, 2020. In connection with the closing, the Company will owe a success fee of 3%, or $525,000, to TransWorld’s CEO.

6.	Note receivable

On June 9, 2020, the Company issued $405,000 for a promissory note to Root Protocols Corp. The note has an interest rate of 16% and a maturity date of 120 days. As of the maturity date and as of September 30, 2020, this note remained unpaid and is still outstanding. During the nine months ended September 30, 2020, the Company recorded $20,016 in interest receivable.

In connection with the GetCharged acquisition, the Company gave $330,000 as a loan with no interest. After the date of the closing, this loan will be an intercompany loan.

7.	Related party payables

 As of December 31, 2019, the balance in related party payables amounted to $302,031. The Company had an oral agreement with the Company’s former CEO (Isaac H. Sutton), who provided management services through a private entity that he owns. On April 30, 2020 Isaac H. Sutton stepped down as CEO of the Company and is no longer a related party. The related party payable was converted to a convertible note payable in the amount of $300,000. The balance of that convertible note payable as of September 30, 2020 was $228,751. See Note 8.

On September 30, 2020, KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman advanced the Company $75,000. There is no advance due on this advance and it is payable on demand.

8.	Convertible notes payable

The carrying value of convertible notes payable, net of discount, as of September 30, 2020 was $3,673,529 as summarized below:

September 30,
Convertible Notes Payable	2020
Convertible notes payable issued April 30, 2020 (8% interest)	$228,751
Convertible notes payable issued May 8, 2020 (8% interest)	3,000,000
Convertible notes payable issued August 25, 2020 (8% interest)	386,667
Convertible notes payable issued August 27, 2020 (8% interest)	288,889
Convertible notes payable issued September 2, 2020 (8% interest)	110,000
Convertible notes payable issued September 14, 2020 (8% interest)	49,777
Total face value	4,064,084
Less: unamortized discount	(390,555)
Carrying value	$3,673,529

Sutton Global Note

On April 30, 2020, the former CEO converted his payable into a convertible note with a face value of $300,000. The note has a coupon rate of 6% and a maturity date of December 31, 2021. The note is convertible at a rate of $.0005 per share. Since the note added a conversion option, it resulted in a debt modification requiring the Company to record a loss on modification of debt in the amount of $98,825. The Company recorded interest expense related to this note in the amount of $4,751 for the nine months ended September 30, 2020. As of September 30, 2020 the balance of the note was $228,751 and is recorded on the balance sheet as a non-current liability.

May 2020 Financing

On May 8, 2020, the Company entered into a securities purchase agreement with certain institutional investors (collectively, the “May 2020 Investors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (collectively, the “Notes”). In connection with the issuance of the Notes, the Company issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants) and 7.5 shares of series G convertible preferred stock (the“Series G Preferred Stock). The Notes each have a term of twelve months and mature on May 8, 2021, unless earlier converted. The Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on September 30, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%) and subject to a decrease in the conversion price to the greater of (i) $0.01 or (ii) 75% of the average VWAP of the Common Stock for the immediately preceding five (5) Trading Days on the date of conversion. The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The May 2020 Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the May 2020 Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock have no voting rights and shall convert into 7.5% of our issued and outstanding shares of common stock upon consummation of a reverse stock split of our Common Stock.

The Notes rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the Notes, the Warrants and the Preferred Stock. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rue 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the May 2020 Investors may under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the May 2020 Investors an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied.

Based on the previous conclusions, the Company allocated the face value as follows:

Allocation
Compound embedded derivative	$66
Derivative warrants	975
Series G convertible preferred stock	143,339
Original issue discount	300,000
Convertible promissory note	2,555,620
$3,000,000

Notes issued between August 25, 2020 and September 14, 2020

Between August 25, 2020 and September 14, 2020, the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000. In connection with the issuance of the Notes, the Company issued warrants to purchase an aggregate of 1,092,887 shares of Common Stock.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the embedded conversion option and a buy-in put. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.

Based on the previous conclusions, the Company allocated the face value as follows:

Allocation
Compound embedded derivative	$279
Derivative warrants	384
Original issue discount	51,444
Convertible promissory note	494,337
$546,444

Amortization of debt discount and accrued interest

For the nine months ended September 30, 2020, the Company recorded $118,271 in amortization of debt discount. The amount of unamortized discount as of September 30, 2020 was $390,555. As of September 30, 2020, the Company recorded $71,002 in accrued interest related to the notes, which is included within accounts payable and accrued interest on the consolidated balance sheets. In connection with the financing, the Company paid $30,000 in debt issue costs. These costs were recorded as a contra-liability and will be amortized over the life of the loan. For the nine months ended September 30, 2020 the Company recorded $11,999 in amortization of debt issue costs. On July 23, 2020, the Company paid $36,000 in interest on certain notes.

9.	Convertible notes payable, related parties

The carrying value of convertible notes payable related party, net of discount, as of September 30, 2020 was $243,303 as summarized below:

September 30,
Convertible Notes Payable	2020
Convertible notes payable issued April 30, 2020 (8% interest)	$261,111
Total face value	261,111
Less: unamortized discount	(17,808)
Carrying value	$243,303

KORR Value Financing

In May and June 2020, the Company entered into a securities purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $495,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, the Company issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the Selling Shareholders except that the KORR Notes are subordinated to the Notes.

The Company has accounted for this Note as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the embedded conversion option and a buy-in put. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.

Based on the previous conclusions, the Company allocated the face value as follows:
Allocation
Compound embedded derivative	$17
Derivative warrants	272
Original issue discount	55,000
Convertible promissory note	494,711
$550,000

On August 27, 2020, the Company repaid $13,183 in interest to the holder.

On August 27, 2020, the holder reassigned $288,889 in principal to an unrelated party. The assigned amount has been recategorized to Convertible notes payable.

For the nine months ended September 30, 2020, the Company recorded $4,385 in amortization of debt discount. The amount of unamortized discount as of September 30, 2020 was $17,808. As of September 30, 2020, the Company recorded $15,086 in accrued interest related to the note.

10.	Derivative financial instruments

The following tables summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the nine months ended September 30, 2020 and 2019:

The financings giving rise to derivative financial instruments and the income effects:
	Nine Months Ended
	September 30, 2020	September 30, 2019
Compound embedded derivative	$44	$294,690
Derivative warrants	(581)	-
Total gain (loss)	$(537)	$294,690

The Company’s Convertible Notes issued between January 16, 2018 and September 14, 2020 gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from the Convertible Notes and classified in liabilities:

	Inception	September 30, 2020
Quoted market price on valuation date	$0.00035 - $0.00080	$0.00070
Contractual conversion rate	$0.25	$0.25
Range of effective contractual conversion rates	--	--
Contractual term to maturity	1.00 Year	0.85 – 0.93 Years
Market volatility:
Volatility	81.08% - 265.47%	76.48% - 292.12%
Contractual interest rate	8.0%	8.0%

The following table reflects the issuances of compound embedded derivatives and changes in fair value inputs and assumptions related to the compound embedded derivatives during the nine months ended September 30, 2020.

September 30, 2020
Balances at January 1	$-
Issuances:
Convertible Note Financing	362
Derivative Warrants	1,631
Changes in fair value inputs and assumptions reflected in income	537
Balances at September 30	$2,530

The fair value of the compound embedded derivative is significantly influenced by the Company’s trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

11.	Equity

Preferred Stock

The Company has 10,000,000 Shares of Preferred Stock authorized with a par value of $.001. The Company has allocated 100,000 Shares for Series A Preferred, 1,000,000 Shares for Series B Preferred, 5,000,000 Shares for Series C Preferred, 1,000,000 for Series D Preferred, 1,000,000 for Series E Preferred, 1,000,000 for Series F Preferred and 7.5 for Series G Preferred.

Series A —The Series A Preferred has the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 100 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to elect the majority of the members of the Board of Directors.

Series B —As of September 30, 2020 and December 31, 2019 there were 0 and 200,000 shares issued and outstanding to the Company’s officer and CEO. The Series B Preferred has the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
100,000 preferred shares are convertible to 9.9% common shares.
●
The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
●
Voting: The Series B holders are entitled to vote together with the common holders as a single class.

In 2017, 200,000 shares of Series B Preferred Stock were issued to the Company’s CEO in exchange for a conversion of $200,000 of related party advances. On May 8, 2020, the 200,000 shares were cancelled.

Series C — As of September 30, 2020 and December 31, 2019 there were 0 and 2,000,000 shares issued and outstanding to the Company’s officer and CEO. The Series C Preferred has the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 10 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote 1 Preferred Shares for 5,000 votes.

On May 8, 2020, the 2,000,000 shares were cancelled.

Series D — As of September 30, 2020 and December 31, 2019 there were 1,000,000 and 0 shares issued and outstanding. The Series D Preferred has the following designations:
●
Convertible into common upon the Company completing a 500 to 1 reverse stock split upon which the amount converted will equal 80% of the issued and outstanding common per the reverse split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote and shall in aggregate represent 80% of the votes.

On May 8, 2020, in connection with the Share Exchange (See Note 5), the Company issued 1,000,000 shares of Series D Preferred Stock.

Series E — As of September 30, 2020 and December 31, 2019 there were 543,251 and 418,251 shares issued and outstanding, respectively. On January 15, 2020, the Company sold 125,000 shares of Series E Preferred for $12,500. On December 31, 2019, the holder of the Series of Preferred converted $38,100 face value plus $3,725 in accrued interest into 418,251 shares of Series E preferred stock. The Series E Preferred has the following designations:
●
Convertible at option of holder any time after March 30, 2020; 1 preferred share is convertible into 1,000 common shares
●
Automatically convertible into common upon the Company completing a 500 to 1 reverse stock split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

Series F — As of September 30, 2020 and December 31, 2019 there were 1,000,000 and 0 shares issued and outstanding, respectively. On May 8, 2020, in connection with the Share Exchange (See Footnote 5), the Company issued 1,000,000 shares of Series F Preferred Stock.
The Series F Preferred has the following designations:
●
Convertible into 80% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred are entitled to whole number of votes equal to the number of shares of common stock.

Series G — As of September 30, 2020 and December 31, 2019 there were 8 and 0 shares issued and outstanding, respectively. In connection with the May 8, 2020 financing, the Company issued 8 of Series G Preferred Stock. The Series G Preferred has the following designations:
●
Convertible into 1% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.
●
The shares will automatically convert to common shares once the 500 to 1 reverse split is effective.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

The Company has evaluated each series of the Preferred Stock for proper classification under ASC 480 - Distinguishing Liabilities from Equity and ASC 815 - Derivatives and Hedging.

ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. The Company concluded that each series of Preferred Stock was not within the scope of ASC 480 because none of the three conditions for liability classification was present.

ASC 815 generally requires an analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. However, in order to perform this analysis, the Company was first required to evaluate the economic risks and characteristics of each series of the Preferred Stock in its entirety as being either akin to equity or akin to debt. The Company’s evaluation concluded that each series of Preferred Stock was more akin to an equity-like contract largely due to the fact the financial instrument is not mandatorily redeemable for cash and the holders are not entitled to any dividends. Other features of the Preferred Stock that operate like equity, such as the conversion option and voting feature, afforded more evidence, in the Company’s view, that the instrument is more akin to equity. As a result, the embedded conversion features are clearly and closely related to their equity host instruments. Therefore, the embedded conversion features do not require bifurcation and classification as derivative liabilities.

12.	Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2020 and December 31, 2019, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

13.	Subsequent events

Reverse stock split

The Company effected a 500:1 reverse stock split on October 6, 2020. Share amounts are reflected giving effect to the reverse stock split on a retroactive basis.

PTGI stock purchase agreement

On October 2, 2020, the Company entered into an stock purchase agreement with the shareholders of PTGI International Carrier Services Inc. (“PTGI”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $1,000,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020. PTGI is a global wholesale telecommunications provider offering both international and U.S. domestic voice termination.

Get Charged acquisition agreement

The Get Charged acquisition agreement detailed on Note 5 closed on October 12, 2020. On December 21, 2020, the Company issued 55,274,252 shares in connection with the acquisition.

Redomiciliation and name change

On October 1, 2020, the Company filed a Certificate of Amendment with the Colorado Secretary of State reflecting the 500:1 reverse stock split which was previously announced as well as the conversion of the Company from a Colorado corporation to a Delaware corporation. In connection with the corporate conversion, (i) the Company changed its name from “GoIP Global, Inc.” to “Transworld Holdings, Inc.” (ii) all issued and outstanding preferred stock in the Colorado corporation other than the Series F Preferred Stock was converted into shares of the Company’s common stock and (iii) the Company’s Series F Preferred Stock became the Series A Preferred Stock of the Delaware corporation. The transactions described above were approved by FINRA on October 2, 2020 and became effective on the OTC Pink trading market at the open of trading on October 6, 2020.

Private Placement

On December 8, 2020, the Company entered into a Private Placement Agreement for the purchase of up to an aggregate $2,500,000 at $0.25 per share. In connection with the Private Placement, the Company sold 8,700,00 shares for an aggregate $2,175,000. The shares were issued on January 15, 2021.

Securities purchase agreement

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”) The notes have a coupon rate of 8% and a maturity date of November 3, 2023. The notes have a conversion price of $0.25. In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock.

Romolus Corp Acquisition

The Romolus Acquisition did not close by the date set forth in the agreement and the Company has decided to no longer pursue this transaction.

APS Transportation Inc.

The APS Acquisition did not close by the date set forth in the agreement and the Company has decided to no longer pursue this transaction.

2020 Omnibus Equity Incentive Plan

On January 11, 2021, our Board of Directors and a majority of our stockholders adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of GoIP Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GoIP Global, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019.
Tampa, Florida
June 4, 2020

4806 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380

GOIP GLOBAL, INC.
BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash	$31	$-
Total assets	$31	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	33,952	38,100
Related party payable	302,031	401,517
Convertible notes payable, net of unamortized discount		27,578
Derivative liabilities	-	476,566
Total current liabilities	335,983	943,761

Commitments and contingencies (Note 9)

Stockholder's deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series B: 1,000,000 shares authorized; 200,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	200	200
Series A: 10,000 authorized; 0 and 100,000 shares issued and outstanding at December 31, 2019 and 2018, respectively		100
Series C: 5,000,000 authorized; 2,000,000 shares issued and outstanding at December 31, 2019 and 2018 respectively	2,000	2,000
Series E: 1,000,000 authorized; 418,251 and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	418	-
Common stock, $0.001 par value; 6,800,000,000 shares authorized 4,758,164,306 and 4,143,164,306 issued and outstanding at December 31, 2019 and 2018, respectively	4,758,168	4,143,168
Additional paid in capital	10,793,092	12,110,660
Shares to be issued	1,612,475	10,000
Accumulated deficit	(17,502,305)	(17,209,889)
Total stockholders' deficit	(335,952)	(943,761)

Total liabilities and stockholders' deficit	$31	$0

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31,

	2019	2018
Revenues	$-	$-

Operating expenses
Personnel expenses	131,970	159,500
General and administrative	50,028	41,057
Total operating expenses	181,998	200,557

Net operating loss	(181,998)	(200,557)

Other income (expenses):
Interest expense	(28,124)	(5,489)
Amortization of debt discount	(138,922)	(27,578)
Change in fair value of derivative liabilities	56,628	(412,566)
Total other expenses	(110,418)	(445,633)

Net income (loss)	$(292,416)	$(646,190)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding, basic and diluted	4,439,520,470	4,138,972,525

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Preferred Stock
	Series B		Series A		Series C		Series E		Common Stock			Additional
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	To Be Issued	Paid-In Capital	Accumulated Deficit	Total
Balance, December 31, 2017	200,000	$200	100,000	$100	2,000,000	$2,000	-	$1	4,113,164,306	$4,113,168	$-	$12,116,660	$(16,563,699)	$(331,571)
Subscribed shares to be issued	-	-	-	-	-	-	-	-	-	-	10,000	-	-	10,000

Shares issued for services	-	-	-	-	-	-	-	-	30,000,000	30,000	-	(6,000)	-	24,000

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(646,190)	(646,190)

Balance, December 31, 2018	200,000	200	100,000	100	2,000,000	2,000	-	-	4,143,164,306	4,143,168	10,000	12,110,660	(17,209,889)	(943,761)

Sale of common stock	-	-	-	-	-	-	-	-	465,000,000	465,000	(10,000)	(370,000)	-	85,000

Conversion of debt to common stock	-	-	-	-	-	-	-	-	1,227,474,719	-	1,227,475	(735,943)	-	491,532

Conversion of liabilities to common stock	-	-	-	-	-	-	-	-	150,000,000	150,000	-	(121,788)	-	28,212

Conversion of debt into Series E	-	-	-	-	-	-	418,25	418		-	-	167,563	-	167,981
Preferred stock							1

Conversion of accrued payroll to common stock	-	-	-	-	-	-	-	-	375,000,000	-	375,000	(275,000)	-	100,000

Conversion of Series A Preferred stock to common stock	-	-	(100,000)	(100)	-	-	-	-	10,000,000	-	10,000	(9,900)	-	-

Beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	27,500	-	27,500

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(292,416)	(292,416)
Balance, December 31, 2019	200,000	$200	-	$-	2,000,00	$2,000	418,251	$418	6,370,639,025	4,758,168	1,612,475	$10,793,092	$(17,502,305)	$(335,952)

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(292,416)	$(646,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	24,000
Change in fair value of derivative liabilities	(56,628)	412,566
Amortization of debt discount	138,922	27,578
Changes in working capital requirements:
Accounts payable and accrued liabilities	(4,148)	14,051
Related party advances	5,811	93,995
Net cash used in operating activities	(208,459)	(74,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from subscribed common stock (to be issued)	-	10,000
Cash receipts from sale of common stock	94,990	-
Cash receipts from issuance of convertible notes payable	113,500	64,000
Net cash provided by financing activities	208,490	74,000

NET INCREASE IN CASH	31	-
CASH, BEGINNING OF PERIOD	-	-
CASH, END OF PERIOD	$31	$-

Supplemental disclosure of cash flow information
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

Non-cash operating and financing activities:
Conversion of liabilities to common stock	$787,725	$-

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
NOTES TO FINANCIAL STATEMENTS

1.Nature of operations

GoIP Global. Inc. ("GoIP or the "Company”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company’s name was changed to GoIP Global, Inc. On December 28, 2017 the company was redomiciled in Colorado and is now a Colorado corporation.

GoIP business operations deals with The Internet of Value (IoV) which enables the instant exchange of value transactions like currencies, stocks, votes, securities, intellectual property, music, scientific discoveries, and more without intermediaries. Similar to how information is exchanged across the internet today. This is powerful because it enables a future for everyone to share in the transfer of value. The Internet of Value is poised to reshape and transform e-Commerce and the global economy. But for it to become reality and adopted, it must ensure trust.

2.Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“ FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation Expense

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of December 31, 2019 and 2018, there were no options outstanding, respectively. For the year ended December 31, 2018, the Company issued 30,000,000 shares to non-employees for services and recorded $24,000 in expense related to the shares.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company recorded advertising expenses in the amount of $3,000 and $0 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has no leases.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606. The new revenue recognition standard supersedes all existing revenue recognition guidance. Under this ASU, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14, issued in August 2015, deferred the effective date of ASU 2014-09 to the first quarter of 2018, with early adoption permitted in the first quarter of 2017. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update addresses a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at December 31, 2019 and 2018.

4.Going Concern

The Company's financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2019 and 2018, the Company had $31 and $0 in cash and $335,952 and $943,761 in negative working capital, respectively. For the years ended December 31, 2019 and 2018, the Company had a net loss of $292,416 and $646,190, respectively. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has operating costs and expenses at the present time for development of its business activities. The Company, however, will be required to raise additional capital over the next twelve months to meet its current administrative expenses, and it may do so in connection with or in anticipation of possible acquisition transactions. This financing may take the form of additional sales of its equity securities loans from its directors and or convertible notes. There is no assurance that additional financing will be available, if required, or on terms favorable to the Company.

5.Related party transactions

The balance in related party payables amounted to $302,031 and $401,517 for the years ended December 31, 2019 and 2018, respectively. The Company has an oral agreement with the CEO, who provides management services through a private entity that he owns. The expenses are classified in the statements of operations as general and administrative expenses. For the years ended December 31, 2019 and 2018, the Company accrued $90,000 and $120,000 in management service fees to the Company’s CEO, respectively.

During the year ended December 31, 2019, the Company’s CEO converted $100,000 of accrued management services into 375,000,000 shares of common stock.

6.Convertible promissory notes

The Company issued multiple convertible notes. The Company has accounted for these Notes as financing transactions, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the embedded conversion option and a buy-in put. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.
Seacor Note

On January 30, 2018, the Company entered into a convertible promissory note agreement (the “Seacor Note”) with a lender for a face value of $12,500. The coupon rate is 12% per annum and the maturity date is January 31, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in three tranches: (i) $5,000 on January 30, 2018, (ii) $5,000 on February 23, 2018 and (iii) $2,500 on March 23, 2018.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$78,082
Day-one derivative loss	(65,582)
$12,500

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $12,500 over the life of the Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $3,697 and

$8,803, respectively. On December 31, 2019, the holder converted the $12,500 face value plus $2,795 in accrued interest into 152,945,205 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $8,803, respectively.

Oscaleta Notes

On February 12, 2018, the Company entered into a convertible promissory note agreement (the “Oscaleta Note 1”) with a lender for a face value of $5,000. The coupon rate is 12% per annum and the maturity date is February 12, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. On March 9, 2018, the Company entered into a convertible promissory note agreement (the “Oscaleta Note 2”) with a lender for a face value of $10,000. The coupon rate is 12% per annum and the maturity date is March 9, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$62,649
Day-one derivative loss	(47,649)
$15,000

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $15,000 over the life of Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $8,634 and $6,366, respectively. On December 31, 2019, the holder converted $15,000 face value plus $3,309 in accrued interest into 183,090,500 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $6,366, respectively.

Sky Direct Note 1

On January 16, 2018, the Company entered into a convertible promissory note agreement (the “Sky Direct Note 1”) with a lender for a face value of $49,400. The coupon rate is 12% per annum and the maturity date is January 17, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in thirteen tranches: (1) $5,000 on January 16, 2018, (2)

$1,000 on July 17, 2018, (3) $2,500 on October 22, 2018, (4) $5,000 on October 29, 2018, (5) $7,500 on November 7, 2018, (6) $2,500
on November 9, 2018, (7) $5,000 on November 13, 2018, (8) $3,000 on November 20, 2018, (9) $3,000 on November 28, 2018 (10),
$2,000 on November 30, 2018, (11) $6,000 on January 9, 2019, (12) $1,400 on January 17, 2019 and (13) $5,500 on February 8, 2019.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$388,631
Day-one derivative loss	(339,231)
$49,400

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $49,400 over the life of Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $36,992 and $12,408, respectively. On December 31, 2019, the holder converted $49,400 face value plus $6,381 in accrued interest into 557,806,137 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $12,408, respectively.

Sky Direct Note 2

On February 15, 2019, the Company entered into a convertible promissory note agreement (the “Sky Direct Note 2”) with a lender for a face value of $38,100. The coupon rate is 12% per annum and the maturity date is February 16, 2020. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in seven tranches: (1) $4,000 on February 15, 2019, (2) $7,000 on February 27, 2019, (3) $13,000 on March 1, 2019, (4) $6,600 on March 6, 2019, (5) $2,500 on March 27, 2019, (6) $2,000 on April 11, 2019 and (7) $3,000 on April 30, 2019.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$263,418
Day-one derivative loss	(225,318)
$38,100

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $38,100 over the life of Note based on an effective interest rate. Amortization expense for the year ended December 31, 2019 amounted to $38,100. On December 31, 2019, the holder converted $38,100 face value plus $3,725 in accrued interest into 4,182,510 shares of Series D preferred stock. The carrying value of the Note as of December 31, 2019 amounted to $0.

Schaeffer Note

On January 24, 2019, the Company entered into a convertible promissory note agreement (the “Schaeffer Note”) with a lender for a face value of $30,000. The coupon rate is 12% per annum and the maturity date is July 15, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$179,548
Day-one derivative loss	(149,548)
$30,000

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $30,000 over the life of Note based on an effective interest rate. Amortization expense for the year ended December 31, 2019 amounted to $30,000. On December 31, 2019, the holder converted $30,000 face value plus $3,363 in accrued interest into 333,632,877 shares of common stock. The carrying value of the Note as of December 31, 2019 amounted to $0.

7.Derivative financial instruments

As of December 31, 2019, the convertible notes were converted in full and as a result the derivative liabilities at December 31, 2019 amounted to $0. The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of December 31, 2018 and the amounts that were reflected in income related to derivatives for the year then ended:

	December 31, 2018
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Compound embedded derivative	679,414,247	$(476,566)

The following tables summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended December 31, 2019 and 2018:

Year Ended
The financings giving rise to derivative financial instruments and the income effects:	December 31, 2019
Compound embedded derivative	$498,225
Day-one derivative loss	(441,597)
Total gain (loss)	$56,628

Year Ended
The financings giving rise to derivative financial instruments and the income effects:	December 31, 2018
Compound embedded derivative	$(20,835)
Day-one derivative loss	(391,731)
Total gain (loss)	$(412,566)

The Company’s face value $172,500 Convertible Promissory Notes issued between January 16, 2018 and November 30, 2018 gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from the Convertible Notes and classified in liabilities:

	Inception	December 31, 2018	December 31, 2019
Quoted market price on valuation date	$0.0003 - 0.0014	$0.0008	$0.0004
Contractual conversion rate	$0.0001	$0.0001	$0.0001
Range of effective contractual conversion rates	--	--	--
Contractual term to maturity	0.13 - 1.00 Year	0.05 - .18 Years	0.13 Years
Market volatility:
Volatility	170.00%	170.00%	170.00%
Contractual interest rate	12.0%	12.0%	12.0%

The following table reflects the issuances of compound embedded derivatives and changes in fair value inputs and assumptions related to the compound embedded derivatives during the years ended December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Balances at January 1	$476,566	$-
Issuances:
Convertible Note Financing	516,597	455,731
Changes in fair value inputs and assumptions reflected in income	(498,225)	20,835
Conversions	(494,938)	-
Balances at December 31	$-	$476,566

The fair value of the compound embedded derivative is significantly influenced by the Company’s trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

8.Equity

Preferred Stock

The Company has 10,000,000 Shares of Preferred Stock authorized with a par value of $.001. The Company has allocated 100,000 Shares for Series A Preferred, 1,000,000 Shares for Series B Preferred, 5,000,000 Shares for Series C Preferred, 1,000,000 Series D Preferred and 1,000,000 Series E Preferred.

Series A —As of December 31, 2019 and 2018 there were 0 and 100,000 shares issued and outstanding, respectively. The 100,000 was originally issued to the Company 's officer and CEO. These Series A Shares were converted into 10,000,000 shares of common stock during the year ended December 31, 2019. The Series A Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	1 Preferred share is convertible to 100 common shares.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to elect the majority of the members of the Board of Directors.

Series B —As of December 31, 2019 and 2018 there were 200,000 shares issued and outstanding to the Company’s officer and CEO. The Series B Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	100,000 preferred shares are convertible to 9.9% common shares.

●	The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.

●	Voting: The Series B holders are entitled to vote together with the common holders as a single class.

In 2017, 200,000 shares of Series B Preferred Stock were issued to the Company’s CEO in exchange for a conversion of $200,000 of related party advances.

Series C — As of December 31, 2019 and 2018 there were 2,000,000 shares issued and outstanding to the Company’s officer and CEO. The Series C Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	1 Preferred share is convertible to 10 common shares.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to vote 1 Preferred Shares for 5,000 votes.

Series D — As of December 31, 2019 and 2018 there were 0 and 0 shares issued and outstanding, respectively. The Series D Preferred has the following designations:

●	Convertible into common upon the Company completing a 500 to 1 reverse stock split upon which the amount converted will equal 80% of the issued and outstanding common per the reverse split.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to vote and shall in aggregate represent 80% of the votes.

Series E — As of December 31, 2019 and 2018 there were 418,251 and 0 shares issued and outstanding. On December 31, 2019, the holder of the Series of Preferred converted $38,100 face value plus $3,725 in accrued interest into 418,251 shares of Series E preferred stock. The Series E Preferred has the following designations:

●	Convertible at option of holder any time after March 30, 2020; 1 preferred share is convertible into 1,000 common shares

●	Automatically convertible into common upon the Company completing a 500 to 1 reverse stock split.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall not be entitled to vote.

The Company has evaluated each series of the Preferred Stock for proper classification under ASC 480 - Distinguishing Liabilities from Equity and ASC 815 - Derivatives and Hedging.

ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. The Company concluded that each series of Preferred Stock was not within the scope of ASC 480 because none of the three conditions for liability classification was present.

ASC 815 generally requires an analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. However, in order to perform this analysis, the Company was first required to evaluate the economic risks and characteristics of each series of the Preferred Stock in its entirety as being either akin to equity or akin to debt. The Company’s evaluation concluded that each series of Preferred Stock was more akin to an equity-like contract largely due to the fact the financial instrument is not mandatorily redeemable for cash and the holders are not entitled to any dividends. Other features of the Preferred Stock that operate like equity, such as the conversion option and voting feature, afforded more evidence, in the Company’s view, that the instrument is more akin to equity. As a result, the embedded conversion features are clearly and closely related to their equity host instruments. Therefore, the embedded conversion features do not require bifurcation and classification as derivative liabilities.

9. Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019 and 2018, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

10. Income taxes

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of December 31, 2019 the Company had net operating loss carry forwards of approximately $17,502,305 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2019 was $3,675,484. The net changes in valuation allowance during the years ended December 31, 2019 and 2018 was $61,407 and $135,700, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The components of the net deferred tax asset (liability) at December 31, 2019 and, 2018 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31,	December 31,
	2019	2018
Net operating loss carry-forward	$(17,502,305)	$(17,209,889)
Effective tax rate	21%	21%
	3,675,484	3,614,077
Valuation allowance	(3,675,484)	(3,614,077)
Deferred tax asset	$-	$-

Income tax benefit resulting from applying statutory rates in jurisdictions in which we are taxed (Federal and State of New York) differs from the income tax provision (benefit) in our financial statements. The following table reflects the reconciliation for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Benefit at federal and statutory rate	(21)%	(21)%
Change in valuation allowance	21%	21%
Effective tax rate	0%	0%

11. Subsequent events

Share exchange

On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation. As part of the exchange the Company has agreed to issue 1,000,000 share of Series D Preferred Stock and 1,000,000 shares of Series F Preferred Stock in exchange for all the equity interest of TW. TW, as a holding company, will focus on acquiring controlling interests in profitable basic businesses. Initially, TW will focus on acquiring transportation companies and simple manufacturing and or consumer products businesses.

Sale of Series E Preferred Stock

On January 15, 2020, the Company sold 125,000 shares of Series E Preferred Stock for $12,500, or $10 per share.

Convertible notes payable

On May 8, 2020, the Company issued an aggregate $3,000,000 in convertible notes payable to an investment group with an original issue discount of $300,000. The notes have a coupon rate of 8% and a maturity date of May 8, 2021. The notes have a conversion price of the lower of (i) $0.25 or (ii) the average VWAP of the Common Stock for the immediately preceding twenty (20) Trading Days on the Trading Market on the date of completion. In connection with the notes, the Company issued warrants to purchase 7,600,000 shares of common stock with an exercise price of $0.50 and expiration date of 2 years. The Holders will also receive 7.5 shares of the Company’s Series G Preferred Stock to be issued to the Purchaser at Closing, which shall be convertible into 7.5% of the Company’s issued and outstanding common stock upon consummation of the Reverse Stock Split.

On May 8, 2020, the Company issued $500,000 in convertible notes payable to an investor with an original issue discount of $45,000. The notes have a coupon rate of 8% and a maturity date of May 8, 2021. The notes have a conversion price of the lower of (i) $0.25 or

(ii) the average VWAP of the Common Stock for the immediately preceding twenty (20) Trading Days on the Trading Market on the date of completion. In connection with the notes, the Company issued warrants to purchase 1,151,515 shares of common stock with an exercise price of $0.50 and expiration date of 2 years.

PTGI International Carrier Services, Inc and Subsidiaries

REVIEW OF FINANCIAL STATEMENTS

Periods Ended September 30, 2020 and September 30, 2019

PTGI INTERNATIONAL CARRIER SERVICES INC
 AND SUBSIDIARIES

PERIODS ENDED SEPTEMBER 30, 2020 and 2019

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To Management
PTGI International Carrier Services, Inc.
New York, NY

We have reviewed the accompanying financial statements of PTGI International Carrier Services, Inc. and subsidiaries, which comprise the consolidated balance sheets as of September 30, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows for the nine months ended September 30, 2020 and 2019, and the related notes to the consolidated financial statements (the “financial statements”). A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company had significant net losses for the period ended December 31, 2019 and received subsequent funding from its parent. Management’s evaluation of the events and conditions and management’s plans regarding the matter also are described in Note 4. The realization of a major portion of its assets is dependent upon the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seligson & Giannattasio, LLP
White Plains, New York
February 8, 2021

PTGI INTERNATIONAL CARRIER SERVICES INC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of September 30, 2020	As of September 30, 2019
Assets
Current assets
Cash and cash equivalents	$11,288,565	$41,112,864
Accounts receivable, net	50,741,380	61,076,381
Investments in futures contracts	10,958,540	-
Other current assets net	2,022,986	1,851,229
Total current assets	75,011,471	104,040,474

Property, plant and equipment, net	508,372	839,522
Non-current assets	3,452	22,717
Goodwill	-	2,998,752
Total Assets	$75,523,295	$107,901,465

Liabilities & Stockholder’s Equity (Deficit)
Current liabilities
Accounts payable	$19,231,745	$47,383,680
Accrued liabilities	43,476,625	51,278,860
Futures contract liabilities	10,957,340	-
Notes payable-current maturities	109,164	242,486
Related party payable	-	20,549
Total current liabilities	73,774,874	98,925,575
Other liabilities
Notes payable less current maturities	-	109,164

Total Liabilities	73,774,874	99,034,739

Stockholders' Equity (Deficit)
Common stock, $1 par value; 100 shares authorized; 100 shares issued and outstanding	100	100
Additional paid in capital	191,227,944	199,121,632
Accumulated Other Comprehensive Income(loss) Currency Translation Adjustment	(8,013,161)	(8,084,044)
Accumulated deficit	(181,466,462)	(182,170,962)
Total Stockholders' Equity	1,748,421	8,866,726
Total Liabilities and Stockholders' Equity (Deficit)	$75,523,295	$107,901,465

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Periods Ended
	September 30,	September 30,
	2020	2019

Net Revenues	$430,101,704	$506,972,842
Cost of goods sold	424,434,212	498,461,018
Gross margin	5,667,492	8,511,824

Operating expenses
Professional fees	327,552	744,781
General and administrative	4,527,315	5,683,005
Depreciation expense	251,212	259,643
Total operating expenses	5,106,079	6,687,429

Net operating income	561,413	1,824,395

Other income (expense)
Loss on goodwill impairment	-	(1,376,718)
Other income (expense)	2,072,220	(13,079)
Interest income	69	-
Contingent consideration (gain) loss	(30,514)	332,586
Derivative FX gain (loss)	331,271	(59,753)
Total other income (expense)	2,373,046	(1,116,964)

Income before provision for income taxes	2,934,459	707,431

Provision for income taxes (Benefit)	-	-

Net income	$2,934,459	$707,431

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Periods Ended
	September 30, 2020	September 30, 2019
Net Income	$2,934,459	$707,431
Other comprehensive income
Foreign currency translation adjustment, Net of tax	(25,321)	(45,986)
Comprehensive income	$2,909,138	$661,445
The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

					Other
			Additional	Accumulated	Comprehensive
	Common Stock		Paid in Capital	Deficit	Income	Total
	Shares	Amount
Balance January 1, 2020	100	$100	$187,121,632	$(184,400,921)	$(7,987,840)	$(5,267,029)

Payment of dividends	-	-	(6.410,713)	-	-	(6,410,713)

Equity adjustment-Intercompany payable forgiven	-	-	17,025	-	-	17,025
Net income	-	-	-	2,934,459	-	2,934,459
Contribution by parent (HC2)	-	-	10,500,000	-	-	10,500,000
Other comprehensive income					(25,321)	(25,321)
Balance September 30, 2020	100	100	191,227,944	(181,466,462)	(8,013,161)	1,748,421
Balance January 1, 2019	100	$100	$203,421,632	$(182,878,393)	$(8,038,058)	$12,505,281
Payment of dividends	-	-	(4,300,000)	-	-	(4,300,000)

Other comprehensive income	-	-	-	-	(45,986)	(45,986)

Net income	-	-	-	707,431	-	707,431

Balance September 30, 2019	100	$100	$199,121,632	$(182,170,962)	$(8,084,044)	$8,866,726

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,	September 30,
	2020	2019

Cash Flows from Operating Activities
Net income	$2,934,459	$707,431
Adjustments to reconcile net income to net
cash used by operating activities:
Depreciation and amortization	251,212	259,643
Loss on impairment of goodwill	-	1,376,718
Provision for doubtful accounts receivable	(15,666)	24,893
(Gain) loss on contingent consideration	30,514	(332,586)
(Gain) loss on foreign currency exchange	(331,271)	59,753
Changes in operating assets & liabilities
Accounts receivable	1,675,164	56,451,670
Intercompany receivable, net	20,008	(22,164)
Other assets	44,574	(70,857)
Accounts payable and other current liabilities	(32,238,339)	(27,910,183)
Other liabilities	(107,624)	6,541
Net cash provided by (used by) operating activities	(27,736,969)	30,550,859

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(4,091)	(7,566)
Net investments in Futures Contracts	(1,200)	-
Net cash used by investing activities	(5,291)	(7,566)

Cash Flows from Financing Activities Contribution from HC2 Holdings, Inc	10,500,000	-
Payment of dividends to HC2 Holdings, Inc	(6,410,713)	(4,300,000)
Cash paid for contingent liability	(74,952)	(119,886)
Net cash (used by) provided by financing activities	4,014,335	(4,419,886)

Effects of exchange rate changes on cash and cash equivalents	455,371	(34,574)

Increase (decrease) in cash and cash equivalents	(23,272,554)	26,088,833

Cash and cash equivalents at beginning of period	34,561,119	15,024,031

Cash and cash equivalents at end of period	$11,288,565	$41,112,864

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

PTGI INTERNATIONAL CARRIER SERVICES INC (PTGI) was incorporated on December 13, 2007 as Arbinet Carrier Services, Inc. under the laws of the State of Delaware. On February 25, 2013, the Company’s name was changed to PTGI International Carrier Services, Inc. PTGI is a global wholesale telecommunications provider offering a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. PTGI provides a quality service via direct routes and by forming strong relationships with carefully selected partners.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of PTGI International Carrier Services, Inc. and its wholly owned subsidiaries Go2Tel.com, Inc., a company organized under the laws of the State of Florida, GU2TEL Spain, SLU, a Spanish entity, PTGI International Carrier Services, Ltd, a United Kingdom entity and PTGI-ICS OPSRO S.R.L, a Romanian entity, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation. PTGI-ICS OPSRO S.R.L, a company organized under the laws of Romania was deregistered effective September 30, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

 The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from the provision of telecommunications services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. Customers may have a bilateral relationship with PTGI, meaning they have both a customer and vendor relationship with PTGI. In these cases, PTGI sells the customer access to the PTGI supplier routes but also purchases access to the customer’s supplier routes. Net revenue is derived from the long-distance data and transit traffic. Net revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Completed calls are billable activity while incomplete calls are non-billable. Incomplete calls may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. Customized billing software has been implemented to track the information from the switch and analyze the call detail records against stored detailed information about revenue rates. This software provides PTGI with the ability to perform a timely and accurate analysis of revenue earned in a period. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Accounts Receivable
Trade accounts receivable are recorded at the net invoice value and are not interest bearing. The Company considers receivables past due based on the payment terms. The Company reviews its exposure to accounts receivable and reserves specific amounts if collectability is no longer reasonably assured. The Company also reserves a percentage of its trade receivable balance based on collection history and current economic trends that might impact the level of future credit losses. The Company re-evaluates such reserves on a regular basis and adjusts its reserves as needed. The Company also has credit insurance on certain of its receivables to lessen the risk of uncollectible accounts. Based on the Company’s operating history and customer base, bad debts to date have not been material.

Forward contracts
PTGI enters into forward contracts for the purchase and sale of currency futures.  Open positions are recorded at market value, with related unrealized gains and losses, included in income.  Market value has been determined based on published prices.  Unrealized gains and losses are included in investments in futures contracts and futures contract liabilities , respectively, on the accompanying balance sheet.  The contractual amounts of these purchases and sales, amounting to approximately $10,958,540 and $10,957,340 at September 30, 2020.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Long-Lived Assets

Our long-lived assets include property, plant and equipment and other indefinite lived intangible assets. We evaluate our long-lived assets for impairment, other than indefinite lived intangible assets, in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

Impairment of Goodwill

The Company evaluates indefinite lived intangible assets for impairment at least annually and whenever impairment indicators are present in accordance with ASC 350. When necessary, the Company records an impairment loss for the amount by which the fair value is less than the carrying value of these assets. The fair value of intangible assets other than goodwill is typically determined using the “relief from royalty method”, specifically the discounted cash flow method utilizing Level 3 fair value inputs. Some of the more significant estimates and assumptions inherent in this approach include: the amount and timing of the projected net cash flows, which includes the expected impact of competitive, legal and/or regulatory forces on the projections, as well as the selection of a long-term growth rate; the discount rate, which seeks to reflect the various risks inherent in the projected cash flows; and the tax rate, which seeks to incorporate the geographic diversity of the projected cash flows.

The Company performs impairment testing for all other long-lived assets whenever impairment indicators are present. When necessary, the Company calculates the undiscounted value of the projected cash flows associated with the asset, or asset group, and compares this estimated amount to the carrying amount. If the carrying amount is found to be greater, we record an impairment loss for the excess of book value over fair value. During the period ended September 30, 2019, the Company determined that the existing goodwill should be impaired and reported an impairment charge totaling $1,376,718.

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally calculated on a straight-line method and amortization of leasehold improvements is provided for on the straight-line method over the estimated useful lives of the various assets as follows:

Telco equipment	7 years
Computer hardware	3 years
Computer software	3 years
Furniture and fixtures	5 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. There were no advertising expenses for the reporting periods.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For all periods presented, PTGI was included in the consolidated income tax returns of its Parent, HC2 Holdings, Inc. (“HC2”). All losses incurred by PTGI were utilized by PTGI or by HC2 in the consolidated tax filings.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“Topic 842”). Topic 842 requires the entity to recognize the assets and liabilities for the rights and obligations created by leased assets. Leases will be classified as either finance or operating, with classification affecting expense recognition in the income statement.

On January 1, 2019, the Company adopted Topic 842 applying the optional transition method, which allows an entity to apply the new standard at the adoption date with a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of adopting Topic 842, the Company recognized assets and liabilities for the rights and obligations created by operating leases totaling approximately $3,926.

The Company determines if a contract contains a lease at inception based on whether it conveys the right to control the use of an identified asset. Substantially all of the Company’s leases are classified as operating leases. The Company records operating lease right-of-use assets within “Other assets” and lease liabilities are recorded within “current and noncurrent liabilities” in the consolidated balance sheets. Lease expenses are recorded within “General and administrative expenses” in the consolidated statements of operations. Operating lease payments are presented within “Operating cash flows” in the consolidated statements of cash flows.

Operating lease right-of-use assets and lease liabilities are recognized based on the net present value of future minimum lease payments over the lease term starting on the commencement date. The Company generally is not able to determine the rate implicit in its leases and, as such, applies an incremental borrowing rate based on the Company’s cost of borrowing for the relevant terms of each lease. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Lease terms may include an option to extend or terminate a lease if it is reasonably certain that the Company will exercise such options. The Company has elected the practical expedient to not separate lease components from non-lease components, and also has elected not to record a right-of-use asset or lease liability for leases which, at inception, have a term of twelve months or less. Variable lease payments are recognized in the period in which the obligation for those payments is incurred.

NOTE 3 – CONCENTRATION OF CREDIT RISKS

The Company's cash and cash equivalents, marketable securities and accounts receivable are monitored for exposure to concentrations of credit risk. The Company maintains substantially all of its cash balances in a limited number of financial institutions. The balances are each insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had balances in excess of this limit at September 30, 2020 and 2019 totaling $10,788,565 and $40,612,864, respectively.

NOTE 4 – GOING CONCERN

PTGI's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2020, PTGI had $11,288,565 in cash and $1,236,597 in working capital, respectively. Losses may adversely affect the liquidity of PTGI in the future. During 2020, PTGI received a total of $10,500,000 in capital contributions from HC2. Had these contributions not been received, PTGI would have had negative working capital and stockholder’s equity at September 30,2020. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should PTGI be unable to continue as a going concern.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2020 and 2019:

	September 30,	September 30,
	2020	2019

Telco equipment	$2,271,955	$2,270,449
Computer hardware	137,604	132,991
Computer software	27,751	27,751
Furniture & fixtures	824	824
	2,438,134	2,432,015
Less: Accumulated depreciation	(1,929,762)	(1,592,493)
Property Plant and Equipment	$508,372	$839,522

Depreciation expense was $251,212 and $259,643 for the nine months ended September 30, 2020 and 2019, respectively.

NOTE 6 – ACCRUED LIABILITIES

In the normal course of business PTGI incurs costs that can be billed by the suppler in a subsequent period. To ensure proper presentation the unbilled costs are accrued at each month end. As invoices are received the accrued payable is relieved and the correct payable reflected in the accounts payable account. During 2020, PTGI renegotiated several contracts with vendors. As a result, the Company entered settlements that resulted in a $2 million reduction in the amounts due. This is included in the income statement in other income.

NOTE 7 – ACQUISITION OF G02TEL.COM

In November 2018, PTGI entered into a purchase agreement to acquire the stock of GO2Tel.com and its subsidiary. Pursuant to the agreement, PTGI paid $200,000 and is required to pay 20% of the gross margin for the following 24 months (Earnout Provision) in exchange for all the outstanding shares of GO2Tel.com common stock. Payment of the earnout provision is made quarterly but no less than $30,000. The company reported the original purchase price based on 20% of the estimated gross margin for the following 24 months plus the initial cash payment. Remeasurement of the expected payout at period end resulted in a gain adjustment to the Contingent Consideration due of $30,514. The original amount of these earnout provision was $797,580. As of September 30, 2020, $109,164 remains on the earnout provision.

NOTE 8 – RELATED PARTY PAYABLE

PTGI uses shares facilities and corporate services provided by HC2. The facilities include shared IT platforms. Corporate services include IT and tax-related support. For use of the HC2 provided services, cost allocations are transferred and paid monthly.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019, and 2018, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

NOTE 10 – SUBSEQUENT EVENTS

PTGI Stock Purchase Agreement

On October 2, 2020, the Shareholder of the Company, ICS Group Holdings, Inc., entered into a Stock Purchase Agreement with TransWorld Holdings, Inc (TRW). pursuant to which TRW agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $1,000,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020.

PTGI International Services, Ltd transfer

On October 10, 2020, the Shares of PTGI International Services, Ltd (PTGI Ltd) were transferred to the Company’s Shareholder, ICS Group Holdings, Inc for nominal consideration. Under the terms of the PTGI Stock Purchase Agreement with TRW, PTGI Ltd would continue to provide sales support services to PTGI through February 28, 2021.

PTGI International Carrier Services, Inc and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2019 and December 31, 2018

PTGI INTERNATIONAL CARRIER SERVICES INC
 AND SUBSIDIARIES

FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder’s of
PTGI International Carrier Services, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of PTGI International Carrier Services, Inc. and subsidiaries (the "Company") as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholder’s deficit, comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred significant recurring losses. The realization of a major portion of its assets is dependent upon its ability to meet its future financing needs and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

  Seligson & Giannattasio, LLP

We have served as the Company’s auditor since 2020.

White Plains, New York
February 3, 2021

PTGI INTERNATIONAL CARRIER SERVICES INC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2019	As of December 31, 2018
Assets
Current assets
Cash and cash equivalents	$34,561,119	$15,024,031
Accounts receivable, net	51,849,911	117,561,914
Other current assets net	2,143,501	1,829,886
Total current assets	88,554,531	134,415,831

Property, plant and equipment, net	755,516	1,091,623
Non-current assets	15,494	19,440
Goodwill	-	4,375,470
Total Assets	$89,325,541	$139,902,364

Liabilities & Stockholder’s Equity (Deficit)
Current liabilities
Accounts payable	$49,467,157	$21,538,208
Accrued liabilities	44,846,707	105,018,582
Notes payable-current maturities	261,226	398,790
Related party payable	17,480	42,713
Total current liabilities	94,592,570	126,998,293
Other liabilities
Notes payable less current maturities	-	398,790

Total Liabilities	94,592,570	127,397,083

Stockholders' Equity (Deficit)
Common stock, $1 par value; 100 shares authorized; 100 shares issued and outstanding	100	100
Additional paid in capital	187,121,632	203,421,632
Accumulated Other Comprehensive Income(loss) Currency Translation Adjustment	(7,987,840)	(8,038,058)
Accumulated deficit	(184,400,921)	(182,878,393)
Total Stockholders' Equity (Deficit)	(5,267,029)	12,505,281
Total Liabilities and Stockholders' Equity (Deficit)	$89,325,541	$139,902,364

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,	December 31,
	2019	2018

Net Revenues	$696,119,986	$793,466,665
Cost of goods sold	684,877,653	778,988,522
Gross margin	11,242,333	14,478,143

Operating expenses
Professional fees	1,017,247	941,124
General and administrative	7,277,222	8,520,763
Depreciation expense	345,215	347,608
Total operating expenses	8,639,684	9,809,495

Net operating income	2,602,649	4,668,648

Other income (expense)
Loss on goodwill impairment	(4,463,720)	-
Other income (expense)	(25,356)	(34,573)
Interest expense	-	(372)
Interest income	1,233	-
Contingent consideration (gain) loss	377,446	-
Derivative FX gain (loss)	(20,193)	(24,434)
Total other income (expense)	(4,130,590)	(59,379)

Income (loss) before provision for income taxes	(1,527,941)	4,609,269

Provision for income taxes (Benefit)	(5,413)	22,745

Net income (loss)	$(1,522,528)	$4,586,524

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended
	2019	2018
Net Income (loss)	$(1,522,528)	$4,586,524
Other comprehensive income
Foreign currency translation adjustment, net of tax	50,218	(2,371,397)
Comprehensive income (loss)	$(1,472,310)	$2,215,127

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

					Other
			Additional	Accumulated	Comprehensive
	Common Stock		Paid in Capital	Deficit	Income	Total
	Shares	Amount
Balance January 1, 2018	100	$100	$15,528,220	$(187,464,917)	$(5,666,661)	$(177,603,258)

Payment of dividends	-	-	(2,500,000)	-	-	(2,500,000)

Equity adjustment in reorganization	-	-	190,393,412	-	-	190,393,412
Net income	-	-	-	4,586,524	-	4,586,524
Other comprehensive income	-	-	-	-	(2,371,397)	(2,371,397)

Balance December 31, 2018	100	100	203,421,632	(182,878,393)	(8,038,058)	12,505,281

Payment of dividends	-	-	(16,300,000)	-	-	(16,300,000)

Other comprehensive income	-	-	-	-	50,218	50,218

Net loss	-	-	-	(1,522,528)	-	(1,522,528)

Balance December 31, 2019	100	$100	$187,121,632	$(184,400,921)	$(7,987,840)	$(5,267,029)

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,	December 31,
	2019	2018

Cash Flows from Operating Activities
Net income (loss)	$(1,522,528)	$4,586,524
Adjustments to reconcile net income(loss) to net
cash used by operating activities:
Depreciation and amortization	345,215	347,608
Loss on impairment of goodwill	4,463,720	-
Provision for doubtful accounts receivable	119,264	313,396
(Gain) loss on contingent consideration	(377,446)	-
(Gain) loss on foreign currency exchange	20,193	24,434
Changes in operating assets & liabilities
Accounts receivable	65,589,041	(24,143,797)
Intercompany receivable, net	(25,231)	(165,644)
Other assets	(346,092)	698,993
Accounts payable and other current liabilities	(32,259,846)	19,575,614
Other liabilities	14,093	-
Net cash provided by operating activities	36,020,383	1,237,128

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(9,073)	(120,192)
Acquisition of subsidiary	-	158,722
Net cash (used by) provided by investing activities	(9,073)	38,530

Cash Flows from Financing Activities
Payment of dividends to HC2 Holdings, Inc	(16,300,000)	(2,500,000)
Cash paid for contingent liability	(173,002)	-
Net cash used by financing activities	(16,473,002)	(2,500,000)

Effects of exchange rate changes on cash and cash equivalents	(1,220)	(27,561)

Increase in cash and cash equivalents	19,537,088	(1,251,903)

Cash and cash equivalents at beginning of period	15,024,031	16,275,934

Cash and cash equivalents at end of period	$34,561,119	$15,024,031

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

PTGI INTERNATIONAL CARRIER SERVICES INC (PTGI) was incorporated on December 13, 2007 as Arbinet Carrier Services, Inc. under the laws of the State of Delaware. On February 25, 2013, the Company’s name was changed to PTGI International Carrier Services, Inc. PTGI is a global wholesale telecommunications provider offering a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. PTGI provides a quality service via direct routes and by forming strong relationships with carefully selected partners.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of PTGI International Carrier Services, Inc. and its wholly owned subsidiaries Go2Tel.com, Inc., a company organized under the laws of the State of Florida, GU2TEL Spain, SLU, a Spanish entity, PTGI International Carrier Services, Ltd, a United Kingdom entity and PTGI-ICS OPSRO S.R.L, a Romanian entity, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from the provision of telecommunications services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. Customers may have a bilateral relationship with PTGI, meaning they have both a customer and vendor relationship with PTGI. In these cases, PTGI sells the customer access to the PTGI supplier routes but also purchases access to the customer’s supplier routes. Net revenue is derived from the long-distance data and transit traffic. Net revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Completed calls are billable activity while incomplete calls are non-billable. Incomplete calls may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. Customized billing software has been implemented to track the information from the switch and analyze the call detail records against stored detailed information about revenue rates. This software provides PTGI with the ability to perform a timely and accurate analysis of revenue earned in a period. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Accounts Receivable
Trade accounts receivable are recorded at the net invoice value and are not interest bearing. The Company considers receivables past due based on the payment terms. The Company reviews its exposure to accounts receivable and reserves specific amounts if collectability is no longer reasonably assured. The Company also reserves a percentage of its trade receivable balance based on collection history and current economic trends that might impact the level of future credit losses. The Company re-evaluates such reserves on a regular basis and adjusts its reserves as needed. The Company also has credit insurance on certain of its receivables to lessen the risk of uncollectible accounts. Based on the Company’s operating history and customer base, bad debts to date have not been material.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Long-Lived Assets

Our long-lived assets include property, plant and equipment and other indefinite lived intangible assets. We evaluate our long-lived assets for impairment, other than indefinite lived intangible assets, in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

Impairment of Goodwill

The Company evaluates indefinite lived intangible assets for impairment at least annually and whenever impairment indicators are present in accordance with ASC 350. When necessary, the Company records an impairment loss for the amount by which the fair value is less than the carrying value of these assets. The fair value of intangible assets other than goodwill is typically determined using the “relief from royalty method”, specifically the discounted cash flow method utilizing Level 3 fair value inputs. Some of the more significant estimates and assumptions inherent in this approach include: the amount and timing of the projected net cash flows, which includes the expected impact of competitive, legal and/or regulatory forces on the projections, as well as the selection of a long-term growth rate; the discount rate, which seeks to reflect the various risks inherent in the projected cash flows; and the tax rate, which seeks to incorporate the geographic diversity of the projected cash flows.

The Company performs impairment testing for all other long-lived assets whenever impairment indicators are present. When necessary, the Company calculates the undiscounted value of the projected cash flows associated with the asset, or asset group, and compares this estimated amount to the carrying amount. If the carrying amount is found to be greater, we record an impairment loss for the excess of book value over fair value. During the year ended December 31, 2019, the Company determined that the existing goodwill should be entirely impaired and reported an impairment charge totaling $4,463,720.

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally calculated on a straight-line method and amortization of leasehold improvements is provided for on the straight-line method over the estimated useful lives of the various assets as follows:

Telco equipment	7 years
Computer hardware	3 years
Computer software	3 years
Furniture and fixtures	5 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. There were no advertising expenses for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For all periods presented, PTGI was included in the consolidated income tax returns of its Parent, HC2 Holdings, Inc. (“HC2”). All losses incurred by PTGI were utilized by PTGI or by HC2 in the consolidated tax filings. As of December 31, 2019, PTGI does not have any unused net operating losses or other credits available for use against future earnings.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“Topic 842”). Topic 842 requires the entity to recognize the assets and liabilities for the rights and obligations created by leased assets. Leases will be classified as either finance or operating, with classification affecting expense recognition in the income statement.

On January 1, 2019, the Company adopted Topic 842 applying the optional transition method, which allows an entity to apply the new standard at the adoption date with a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of adopting Topic 842, the Company recognized assets and liabilities for the rights and obligations created by operating leases totaling approximately $3,926.

The Company determines if a contract contains a lease at inception based on whether it conveys the right to control the use of an identified asset. Substantially all of the Company’s leases are classified as operating leases. The Company records operating lease right-of-use assets within “Other assets” and lease liabilities are recorded within “current and noncurrent liabilities” in the consolidated balance sheets. Lease expenses are recorded within “General and administrative expenses” in the consolidated statements of operations. Operating lease payments are presented within “Operating cash flows” in the consolidated statements of cash flows.

Operating lease right-of-use assets and lease liabilities are recognized based on the net present value of future minimum lease payments over the lease term starting on the commencement date. The Company generally is not able to determine the rate implicit in its leases and, as such, applies an incremental borrowing rate based on the Company’s cost of borrowing for the relevant terms of each lease. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Lease terms may include an option to extend or terminate a lease if it is reasonably certain that the Company will exercise such options. The Company has elected the practical expedient to not separate lease components from non-lease components, and also has elected not to record a right-of-use asset or lease liability for leases which, at inception, have a term of twelve months or less. Variable lease payments are recognized in the period in which the obligation for those payments is incurred.

NOTE 3 – CONCENTRATION OF CREDIT RISKS

The Company's cash and cash equivalents, marketable securities and accounts receivable are monitored for exposure to concentrations of credit risk. The Company maintains substantially all of its cash balances in a limited number of financial institutions. The balances are each insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had balances in excess of this limit at December 31, 2019 and 2018 totaling $34,061,119 and $14,620,689, respectively.

NOTE 4 – GOING CONCERN

PTGI's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2019 and December 31, 2018, PTGI had $34,561,119 and $15,024,031 in cash and ($6,038,039) and ($7,417,538) in working capital, respectively. Losses may adversely affect the liquidity of PTGI in the future. In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations, which in turn is dependent upon PTGI's ability to obtain financing from its parent, HC2 and to succeed in its future operations and to execute on planned expansion acquisitions. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should PTGI be unable to continue as a going concern.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2019 and 2018:

	December 31,	December 31,
	2019	2018

Telco equipment	$2,271,955	$2,269,945
Computer hardware	122,150	117,429
Computer software	27,751	27,751
Furniture & fixtures	824	824
	2,422,680	2,415,949
Less: Accumulated depreciation	(1,667,164)	(1,324,326)
Property Plant and Equipment	$755,516	$1,091,623

Depreciation expense was $342,215 and $347,608 for the twelve months ended December 31, 2019 and 2018, respectively.

NOTE 6 – ACCRUED LIABILITIES

In the normal course of business PTGI incurs costs that can be billed by the suppler in a subsequent period. To ensure proper presentation the unbilled costs are accrued at each month end. As invoices are received the accrued payable is relieved and the correct payable reflected in the accounts payable account.

NOTE 7 – ACQUISITION OF G02TEL.COM

In November 2018, PTGI entered into a purchase agreement to acquire the stock of GO2Tel.com and its subsidiary. Pursuant to the agreement, PTGI paid $200,000 and is required to pay 20% of the gross margin for the following 24 months (Earnout Provision) in exchange for all the outstanding shares of GO2Tel.com common stock. Payment of the earnout provision is made quarterly but no less than $30,000. The company reported the original purchase price based on 20% of the estimated gross margin for the following 24 months plus the initial cash payment. Remeasurement of the expected payout at year end resulted in a gain adjustment to the Contingent Consideration due of $377,446. The original amount of these earnout provision was $797,580. As of December 31, 2019, $261,226 remains on the earnout provision.

NOTE 8 – RELATED PARTY PAYABLE

PTGI uses shares facilities and corporate services provided by HC2. The facilities include shared IT platforms. Corporate services include IT and tax-related support. For use of the HC2 provided services, cost allocations are transferred and paid monthly.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019, and 2018, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

NOTE 10 – SUBSEQUENT EVENTS

PTGI Stock Purchase Agreement

On October 2, 2020, the Shareholder of the Company, ICS Group Holdings, Inc., entered into a Stock Purchase Agreement with TransWorld Holdings, Inc (TRW). pursuant to which TRW agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $1,000,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020.

PTGI International Services, Ltd transfer

On October 10, 2020, the Shares of PTGI International Services, Ltd (PTGI Ltd) were transferred to the Company’s Shareholder, ICS Group Holdings, Inc for nominal consideration. Under the terms of the PTGI Stock Purchase Agreement with TRW, PTGI Ltd would continue to provide sales support services to PTGI through February 28, 2021.

Liquidation of PTGI-ICS OPSRO S.R.L

PTGI-ICS OPSRO S.R.L, a company organized under the laws of Romania was deregistered effective September 30, 2020.

GETCHARGED, INC.
________________________________________________________

REVIEW OF FINANCIAL STATEMENTS

Period Ended September 30, 2020

Reviewed Financial Statements

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Director(s) of
GetCharged, Inc.
New York, New York

We have reviewed the accompanying financial statements of Get Charged Inc., which comprise the balance sheets as of September 30, 2020, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

K. K. Mehta CPA Associates PLLC
Garden City, New York
January 11, 2021

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2020

BALANCE SHEET

	As of September 30, 2020	As of September 30, 2020
ASSETS
Current Assets:
Cash	32,374	730,244
Total Current Assets	32,374	730,244
Property, Equipment and Leasehold Improvements, Net	1,098,361	300,739
Other Assets	224,826	5,000
TOTAL ASSETS	$1,355,562	$1,035,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	312,967	70,060
Total Current Liabilities	312,967	70,060
Long- Term Notes Payable	3,875,000	2,050,000
Total Liabilities	4,187,967	2,120,060
Stockholders' Equity:
Common Stock , $0.00001 par value:
Authorized shares- 10,000,000
Issued and Outstanding shares- 200	-	-
Accumulated Surplus (Deficit)	(2,832,405)	(1,084,077)
Total Equity	(2,832,405)	(1,084,077)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,355,562	$1,035,983

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019

	As of Sept 30, 2020	As of Sept 30, 2019
REVENUE	60,483	35
COST OF GOODS SOLD	-	-
GROSS PROFIT	$60,483	$35
OPERATING EXPENSES
Advertising	-	5,000
Salaries and related benefits	51,058	-
Selling, Office and Administration	685,901	1,009,051
TOTAL OPERATING EXPENSES	736,958	1,014,051
INCOME (LOSS) FROM OPERATIONS
INCOME (LOSS) FROM OPERATIONS	$(676,476)	$(1,014,017)
OTHER INCOME (EXPENSES)
Interest Income	-	-
Interest Expense	(192,054)	(56,560)
TOTAL OTHER INCOME	(192,054)	(56,560)
NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(868,530)	(1,070,577)
Provision for Income Taxes	-	-
NET INCOME ATTRIBUTABLE TO SHAREHOLDER	$(868,530)	$(1,070,577)

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Nine Months ended Sept 30, 2020
	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2020	200	-	-	(1,963,876)	(1,963,876)

Issuance of Common Stock		-	-	-	-

Net Income		-	-	(868,530)	(868,530)

Balance September 30, 2020	200	-	-	(2,832,406)	(2,832,405)

Nine Months Ended Sept 30, 2019
	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2019		200	-	-	-
Issuance of Common Stock		-	-	-	-
Prior Period Adjustment					(13,500)
Net Income	-	-	-	-	(1,070,577)
Balance Sept 30, 2019	200	-	-	-	(1,084,077)

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019

 STATEMENT OF CASH FLOW

	As of September 30, 2020	As of September 30, 2019
Cash flows from Operating Activities
Net Profit/(Loss)	(868,530)	(1,070,577)
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Accounts payable and accrued expenses	184,361	70,060
Net cash provided from (used in) Operating activities	(684,169)	(1,000,517)

Cash flows from Investing activities
Acquisition of PP&E	(173,007)	(301,452)
Investment in Subsidiary	(211,517)	(17,788)
Net cash provided from (used in) Investing activities	(384,525)	(319,240)

Cash flows from Financing activities
Issuance of Common Stock	-	-
Issuance of Notes Payable	770,000	2,050,000
Net cash provided from (used in) Financing activities	770,000	2,050,000
Net Change in cash	(298,694)	730,243
Net Change in cash classified within current assets held for sale
Cash at beginning of period	331,066	-
Cash at end of period	32,374	730,244

GETCHARGED, INC.
NOTES TO FINANCIAL STATEMENTS
PERIOD ENDED SEPTEMBER 30, 2020

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

It is the Company’s policy that revenues from sale of service are recognized in accordance with ASC 605, “Revenue Recognition.” Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) is based on management’s judgments regarding fixed nature in selling prices of the services rendered and the collectability of those amounts.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended December 31, 2019.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities - Fair values for investment securities are based on quoted market prices, where available.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows;

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Other Assets

Other assets comprises of overpayment to the financial institutions and security deposits for rental properties.

Income Taxes

Income Taxes Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (I) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended September 30, 2020 was $5,000.

NOTE 4: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through January 11, 2021, the date these financial statements were issued.

GETCHARGED, INC.
REPORT ON AUDITS OF FINANCIAL STATEMENTS

Years Ended December 31, 2019

Audited Financial Statements

INDEPENDENT AUDITOR’S REPORT

To the Board of Director(s) of

GetCharged, Inc.

New York, New York

Report on Financial Statements

We have audited the accompanying financial statements of GetCharged, Inc., which comprise the balance sheet as of December 31, 2019 and the related statement of income, change in stockholders’ equity, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2018 financial statements referred to above present fairly, in all material respects, the financial position of GetCharged, Inc. as of December 31, 2019, and the results of its operations and cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has sustained significant net loss for the year ended December 31, 2019. Management’s evaluation of the events and conditions and management’s plans regarding the matter also are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Garden City, New York

July 27, 2020

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

BALANCE SHEET

As of December 31,	2019
ASSETS
Current Assets:
Cash	331,066
Total Current Assets	331,066

Property, Equipment and Leasehold Improvements, NetOther Assets	926,06712,596
TOTAL ASSETS	$1,269,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	128,506
Total Current Liabilities	128,506

Long-Term Notes Payable	3,105,000
Total Liabilities	3,233,506

Stockholders’ Equity:
Common Stock, $0.0001 par value:
Authorized shares – 18,000,000
Issue and Outstanding shares – 10,000,000	100
Accumulated Surplus (Deficit)	(1,963,876)
Total Equity	(1,963,776)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,269,729

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENT OF INCOME

Year Ended December 31,	2019

REVENUE	6,819

COSTS OF GOODS SOLD	-

GROSS PROFIT	$6,819

OPERATING EXPENSES
Advertising	5,000
Selling, Office and Administration	1,848,453
TOTAL OPERATING EXPENSES	1,853,453

INCOME (LOSS) FROM OPERATIONS	$(1,846,634)

OTHER INCOME (EXPENSES)
Interest Income	14
Interest Expense	(117,257)
TOTAL OTHER INCOME	(117,243)

NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(1,963,876)

Provision for Income Taxes	-

NET INCOME ATTRIBUTABLE TO SHAREHOLDER	$(1,963,876)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Year Ended December 31, 2019

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 2, 2019	-	-	-	-	-
Purchase of Treasury Stock
Issuance of Common Stock	10,000	100	-	-	100
Net Income	-	-	-	(1,963,876)	(1,963,876)
Balance, December 31, 2019	10,000,000	100	-	(1,963,876)	(1,963,776)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENTS OF CASH FLOWS

Year Ended December 31,	2019

Cash flows from Operating Activities
Net Profit/(Loss)	(1,963,876)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Other Receivable	(12,596)
Accounts payable and accrued expenses	128,506
Net cash provided from (used in) Operating activities	(1,847,967)

Cash flows from Investing activities
Acquisition of PP&E	(926,067)
Net cash provided from (used in) Investing activities	(926,067)

Cash flows from Financing activities
Loan received from related Party	100
Issuance of Notes Payable	3,105,000
Net cash provided from (used in) Financing activities	3,105,100

Net Change in cash	331,066
Net Change in cash classified within current assets held for sale
Cash at beginning of period	-
Cash at end of period	$331,066

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities.

GETCHARGED, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended December 31, 2019.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities – Fair values for investment securities are based on quoted market prices, where available.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows;

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Other Assets

Other assets comprises of overpayment to the financial institutions and security deposits for rental properties.

Income Taxes

Income Taxes Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (I) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2019 was $5,000.

NOTE 4: STOCK OPTION

Performance Incentive Plan

On May 2019, the shareholders approved the Company's 2019 Performance Stock Option, (the "Stock Option"). Under the terms of the Incentive Plan, up to 1,000,000 shares of common stock may be granted. The Stock Option is administered by the Compensation Committee which is appointed by the Board of Directors. The Committee determines which key employee, officer or director on the regular payroll of the Company, or outside consultants shall receive stock options. Granted options are exercisable after the date of grant in accordance with the terms of the grant up to five years after the date of the grant. The exercise price of any incentive stock option or nonqualified option granted under the Incentive Plan may not be less than 100% of the fair market value of the shares of common stock of the Company at the time of the grant.

Options:

The following options were issued to employees and non-employee Board of Directors and consultants in accordance with the Company's Performance Incentive Plan. However, they may not be outstanding at each year end.

Grant Date	Number of Options	Exercise Price	Expiration Term
1-May-19	697,500	$0.00	5 years

At December 31, 2019, the Company has shares of common stock reserved for issuance of these options and for options granted previously.

Activity in stock options, including those outside the Performance Incentive Plan, for year-end December 31, 2019, is summarized as follows:

	Shares Under Options	Average Exercise Price
Balance, December 31, 2018	-	-
Options Granted	697,500	$-
Options Exercised	-	-
Options Cancelled/Expired	-	-
Balance, December 31, 2019	697,500	$-

All of the options listed in the above table have no intrinsic value, as their exercise prices are all in excess of the market value of the Company's common stock as of December 31, 2019.

NOTE 5: ACCOUNT PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

December 31,	2019
Accounts Payable and Accrued Expenses	11,249
Interest Payable	117,257
$128,506

The accounts payable and accrued expenses consists of trade payables arising from company’s normal course of business.

NOTE 6: PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

December 31,	2019
Furniture and Equipment	956,667
Subtotal	956,667

Accumulated Depreciation	-
Net Total	$956,667

The above fixed assets have not been placed in service at the end of December 31, 2019, thus no depreciation expenses have been booked. Accordingly, depreciation expense for the year ended December 31, 2019 was $0.

NOTE 7: CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time to time exceed the federal depository insurance coverage and commercial accounts receivable. The Company has cash investment policies that restrict placement of these investments to financial institutions evaluated as highly creditworthy. Cash and cash equivalents held in a bank exceed federally insured limits at year end and at various points during the year.

NOTE 8: BUSINESS RISK

The Company's primary business deals with building electric charging service station. While the Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change, the Company’s operations and financial results could be negatively affected if the federal or state regulator relax the laws on the use of fossils fuel.

NOTE 9: CONVERTIBLE NOTE

The carrying value of the convertible notes, as of December 31, 2019 is $3,105,000. The company accrued interest of $117,257 for year 2019 at the rate of 8% per annum on the outstanding convertible notes.

The convertible notes are issued as series notes. As of December 2019, Series 1, 2 and 3A notes has been issued. At December 31, 2019, a total of $ 450,000, $ 1,550,000 and $ 1,105,000 has been used under series note1, 2 and 3 respectively.

The series 1 note will be converted to common shares at a discount of 20% whenever the company’s capitalization will reach $ 10 M. Similarly, notes 2 & 3 will be converted to common shares at a discount of 20% whenever the company’s capitalization value reaches $ 17.5M.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Uncertain Tax Position

The Company follows the FASB Accounting Standards Codification, which provides guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the Company’s financial statements. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the financial statements. No interest and penalties were recorded during the years ended December 31, 2019.

Litigation

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. The company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. Based upon present information, the company determined that there was no matters that required an accrual as of December 31, 2019 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

NOTE 11: GOING CONCERN

The Company sustained net operating losses of $(1,963,876) for the years ended December 31, 2019, indicating an adverse effect in the Company’s ability to continue as a going concern.

Managements plans to address the going concern is to seek out additional investors, provide additional loans and capital contributions to the Company from current stockholders, and open service charge stations to increase gross profit margins. Management launched service charge stations subsequent to balance sheet date, please see note 14.

The ability to continue as a going concern is dependent upon the success of these actions as well as continued favorable treatment as it relates to federal laws and regulations. There can be no assurance the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 12: RELATED PARTY TRANSACTION

During the year 2019 there has been the following issuance of convertible notes payables to the related parties.

Related Parties	2019
Daniel Waldman	$245,000.00
Andrew Fox	$350,000.00
Total	$595,000.00

Further during the year 2019, the company paid $ 129,945.70 as a reimbursement of contracting fees to 9 Madison Inc. owned by related parties. The amount has been charged as an expense to statement of income under consulting fees. Also during 2019 per the consulting agreement reached between company and Daniel Waldman in 2018 the company awarded an stock option which will grant him 420,000 shares of company’s common stock with a vesting period of five years from the date of issuance.

NOTE 13: RECENT ACCOUNTING GUIDANCE

In December 2019, the FASB issued an accounting standard updates that eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In June 2016, the FASB issued Accounting Standard Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model which will result in earlier recognition of credit losses. The standard will be effective for us in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

NOTE 14: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through July 27, 2020, the date these financial statements were issued.

Subsequent to the year-end, in February 2020 the company launched service charge station in Los Angles, California and the second one in Paris, France in July of 2020.

GETCHARGED, INC.
REPORT ON AUDITS OF FINANCIAL STATEMENTS

Years Ended December 31, 2018

Audited Financial Statements

INDEPENDENT AUDITOR’S REPORT

To the Board of Director(s) of

GetCharged, Inc.

New York, New York

Report on Financial Statements

We have audited the accompanying financial statements of GetCharged, Inc., which comprise the balance sheet as of December 31, 2018 and the related statement of income, change in stockholders’ equity, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2018 financial statements referred to above present fairly, in all material respects, the financial position of GetCharged, Inc. as of December 31, 2018, and the results of its operations and cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Garden City, New York

January 11, 2021

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

BALANCE SHEET

As of December 31,	2018
ASSETS
Current Assets:
Cash
Total Current Assets

Property, Equipment and Leasehold Improvements, NetOther Assets
TOTAL ASSETS	$

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Due to related parties, net	13,500
Total Current Liabilities	13,500

Long-Term Notes Payable	-
Total Liabilities	13,500

Stockholders’ Equity:
Common Stock, $0.0001 par value:
Authorized shares – 10,000,000
Issue and Outstanding shares – 200	0
Accumulated Surplus (Deficit)	(13,500)
Total Equity	(13,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

STATEMENT OF INCOME

Year Ended December 31,	2018

REVENUE

COSTS OF GOODS SOLD

GROSS PROFIT	$

OPERATING EXPENSES
Advertising	-
Selling, Office and Administration	13,500
TOTAL OPERATING EXPENSES	13,500

INCOME (LOSS) FROM OPERATIONS	$(13,500)

OTHER INCOME (EXPENSES)
Interest Income	-
Interest Expense
TOTAL OTHER INCOME

NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(13,500)

Provision for Income Taxes	-

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$(13,500)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 2, 2018	-	-	-	-	-
Issuance of Common Stock	200	0	-	-	-
Net Income	-	-	-	(13,500	(13,500)
Balance, December 31, 2018	200	0	-	(13,500	(13,500)

STATEMENTS OF CASH FLOWS

Year Ended December 31,	2018

Cash flows from Operating Activities
Net Profit/(Loss)	(13,500)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Other Receivable	-
Accounts payable and accrued expenses	-
Net cash provided from (used in) Operating activities	(13,500)

Cash flows from Investing activities
Acquisition of PP&E	-
Net cash provided from (used in) Investing activities	-

Cash flows from Financing activities
Loan received from related Party	13,500
Issuance of Notes Payable	-
Net cash provided from (used in) Financing activities	13,500

Net Change in cash	-
Net Change in cash classified within current assets held for sale
Cash at beginning of period	-
Cash at end of period	$-

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

NOTE 3: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through January 11, 2021, the date these financial statements were issued.

Since December 31, 2019, the spread of COVID-19 has severely impacted many local economies around the globe. In many countries, businesses are being forced to cease or limit operations for long or indefinite periods of time. Measures taken to contain the spread of the virus, including travel bans, quarantines, social distancing, and closures of non-essential services have triggered significant disruptions to businesses worldwide, resulting in an economic slowdown. Global stock markets have also experienced great volatility and a significant weakening. Governments and central banks have responded with monetary and fiscal interventions to stabilize economic conditions.

Subsequent to the year-end, in February 2020 the company launched service charge station in Los Angles, California and the second one in Paris, France in July of 2020.

On September 25, 2020, GetCharged Inc. (the “Company”) each of the transferor and Andrew Fox, in his capacity as the Transferor’s Representative entered into stock acquisition agreement with Transworld Enterprises Inc. (“Acquiror”), a wholly owned subsidiary of GoIP Global , Inc. whereby the transferors shall exchange, transfer and deliver the shares to Acquiror at the purchase price of $17,500,000, and the company transfers the shares to the acquirer free and clear of encumbrances. The shareholder record of GetCharged Inc. shall receive prorate shares of parents payable in respect of the purchase price. For avoidance of doubt, the Purchase price shall be paid in Parent Shares (and not in cash).

On October 9, 2020 the above mentioned agreement was amendment to reflect the change in manner of payment to the company. As per agreement, parent shall issue to each Transferor a stock certificate evidencing such Transferor’s Pro Rata Share of the number of Parent Shares equal to the Purchase Price minus the Holdback Shares (each, a closing Parent Share Certificate”) and deliver a closing Parent Share Certificate to each Transferor at or as soon as practicable following the Closing. Further, the parties agreed that the aggregate number of Parent Shares equal to the Purchase Price shall be 60,000,000 Parent Shares.

As of December 31, 2020, the company issued total convertible Notes Payable worth $5,965,000 with an interest rate of 8% per annum. The Note shall automatically and without any action on the part of Holder convey into that number of Class A Voting Common Stock of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which, except for the SEC registration fee, are estimated.

SEC registration fee	$*
Miscellaneous expenses	*
Legal	*
Accounting fees and expenses	*
Total	*

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these certificate of incorporation provisions, bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company made the following issuances of its unregistered securities pursuant exemptions contained in Section 4(a)(2) or 3(a)(9) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder:

●	In February 2018, the Company issued an aggregate of 30,000,000 shares of common stock to 3 consultants for services rendered.

●	In April 2019, the Company issued 40,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $10,000.

●	In May 2019, the Company issued an aggregate of 275,000,000 shares of common stock to 3 accredited investors for aggregate gross proceeds of $55,000.

●	In June 2019, the Company issued 125,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $25,000.

●	In September 2019, the Company issued an aggregate of 50,000,000 shares of common stock to 2 accredited investors for aggregate gross proceeds of $7,500.

●	In November 2019, the Company issued an aggregate of 125,000,000 shares of common stock to an accredited investor upon conversion of an outstanding promissory note.

●	In December 2019, the Company issued an aggregate of 41,825 shares of series E preferred stock to an accredited investor upon conversion of an outstanding promissory note.

●	In January 2020, the Company issued an aggregate of 1,602,474,719 shares of common stock to 3 accredited investors upon conversion of an outstanding promissory notes.

●	In January 2020, the Company issued an aggregate of 10,000,000 shares of common stock to an accredited investor upon conversion of outstanding convertible preferred stock.

●	In January 2020, the Company issued an aggregate of 125,000 shares of shares of series E preferred stock to an accredited investor for aggregate gross proceeds of $12,500.

●
In April 2020, the Company issued a convertible note with an aggregate principal amount of $300,000 to Issac Sutton, the Company’s former chief executive officer and director, for aggregate gross proceeds of $300,000

●
In May 2020, the Company issued to the shareholders of Transworld Enterprises, Inc. an aggregate of 1,000,000 shares of series D preferred stock and 1,000,000 shares of Series F preferred stock in exchange for all outstanding shares of Transworld Enterprises, Inc.

●
In May 2020, the Company issued convertible notes with an aggregate principal amount of $3,000,000, warrants to purchase an aggregate of 7,600,000 shares of common stock and 7.5 series G preferred stock for aggregate gross proceeds of $2,700,000.

●
In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC..

●
Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes.

●
On September 25, 2020, the Company entered into a stock acquisition agreement with the shareholders of GetCharged, Inc. (“GetCharged”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of the Company’s common stock (the “Charge Acquisition”). The closing of the Charge Acquisition occurred on October 12, 2020.

●
On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of Common Stock.

●
On December 8, 2020, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company sold 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
2.1	Share Exchange Agreement, dated May 8, 2020, by and among the Company, Transworld Enterprises, Inc. and the shareholders of Transworld
2.2
Stock Acquisition Agreement, dated September 25, 2020 by and among the Company, Transworld Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of Company, GetCharged, Inc., a Delaware corporation, each of the parties set forth on Exhibit A thereto and Andrew Fox, in his capacity as the Transferors’ Representative

2.3
First Amendment to the Stock Acquisition Agreement, effective October 9, 2020, by and among the Company, Transworld Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of Company, GetCharged, Inc., a Delaware corporation, each of the parties set forth on Exhibit A and Andrew Fox, in his capacity as the Transferors’ Representative

2.4
Stock Purchase Agreement, dated October 2, 2020, by and between the Company, ICS Group Holdings Inc., a Delaware corporation (the “Shareholder”), solely for the purpose of Article 8 and Article 10, HC2 Holdings Inc., a Delaware corporation, and PTGI International Carrier Services Inc., a Delaware corporation.

3.1	Certificate of Incorporation of GoIP Global, Inc., dated October 1, 2020
3.2	Certificate of Designations of the Series A Preferred Stock, dated October 6, 2020
3.3	Certificate of Amendment to the Certificate of Incorporation, dated December 11, 2020
3.4	Certificate of Amendment to the Certificate of Incorporation, dated January 26, 2021
3.5	Bylaws
4.1	Form of Senior Secured Note, dated May 8, 2020
4.2	Form of Subordinated Note issued to KORR Value
4.3	Form of Warrant, dated May 8, 2020
4.4	Form of Warrant issued to Subordinated Note Holders
4.5	Form of Senior Secured Note issued to the November 2020 Investors
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*
10.1	Securities Purchase Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.2	Registration Rights Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.3	Security Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.4	Subordination Agreement, dated May 8, 2020 by and between the Company, KORR Value LP and the investors signatory thereto
10.5	Securities Purchase Agreement, dated May 8, 2020, by and between the Company and KORR Value LP
10.6	Form of Securities Purchase Agreement entered into with the Subordinated Note Holders
10.7	Subordination Agreement entered into between the May 2020 Investors and Subordinated Note Holders
10.8	Securities Purchase Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.9	Registration Rights Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.10	Amended and Restated Security Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.11	Amended and Restated Subordination Agreement, dated November 3, 2020 by and between the Company, KORR Value LP and the investors signatory thereto
10.12	Form of Subsidiary Guaranty Agreement, dated November 3, 2020
10.13	First Amendment and Waiver to May 2020 Financing, dated December 8, 2020
10.14	Second Amendment and Waiver to May 2020 Financing, dated December 8, 2020
10.15	First Amendment and Waiver to November 2020 Financing, dated December 8, 2020
10.16	Securities Purchase Agreement, dated December 3, 2020 related to the December 2020 private placement
10.17*	2020 Omnibus Incentive Equity Plan
23.1	Consent of Accell Audit & Compliance, P.A
23.2	Consent of Seligson & Giannattasio, LLP
23.3	Consent of K.K. Mehta CPA Associates, PLLC
23.4	Consent of Sheppard, Mullin, Richter & Hampton LLP (including in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page to this registration statement)
__________

*	To be filed by amendment.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement ( or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee ” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 12, 2021.

CHARGE ENTERPRISES, INC.

By:	/s/ Andrew Fox
Andrew Fox
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of Charge Enterprises Inc. hereby constitutes and appoints Kenneth Orr and Andrew Fox, and each of them any of whom may act without joinder of the other, the individual's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement of Charge Enterprises, Inc. on Form S-1, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrew Fox	Chief Executive Officer and Director	February 12, 2021
Andrew Fox	(Principal Executive Officer)

/s/ Craig Denson	Interim Chief Financial Officer,	February 12, 2021
Craig Denson	Chief Operating Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Orr	Executive Chairman	February 12, 2021
Kenneth Orr

/s/ Phil Scala	Secretary and Director	February 12, 2021
Phil Scala

/s/ Justin Deutsch	Director	February 12, 2021
Justin Deutsch

/s/ James Murphy	Director	February 12, 2021
James Murphy